Exhibit 10.1
CREDIT AGREEMENT,
Dated as of September 26, 2024,
among
THE AZEK GROUP LLC,
as the Borrower,
THE AZEK COMPANY INC.,
as Holdings
THE LENDERS PARTY HERETO,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION.,
as Administrative Agent
JPMORGAN CHASE BANK, N.A.,
WELLS FARGO SECURITIES, LLC, AND
as Joint Lead Arrangers and Bookrunners
BOFA SECURITIES, INC.,
as Joint Lead Arranger
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent
BANK OF AMERICA, N.A.
PNC BANK NATIONAL ASSOCIATION
TRUIST BANK, AND
U.S. BANK NATIONAL ASSOCATION,
as Documentation Agents
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TABLE OF CONTENTS
Page
Article I.
Definitions

Section 1.01	Defined Terms .....................................................................................................	1
Section 1.02	Terms Generally ..................................................................................................	69
Section 1.03	Accounting Terms; GAAP ..................................................................................	70
Section 1.04	Effectuation of Transfers .....................................................................................	70
Section 1.05	Currencies ............................................................................................................	70
Section 1.06	Rounding .............................................................................................................	70
Section 1.07	Times of Day .......................................................................................................	70
Section 1.08	Available Amount Transactions ..........................................................................	70
Section 1.09	Pro Forma Calculations; Limited Condition Event; Basket and Ratio Compliance ..........................................................................................................	71
Section 1.10	Benchmark Replacement Setting ........................................................................	75
Section 1.11	Classification of Loans and Borrowings .............................................................	76
Article II.
The Credits

Section 2.01	Commitments ......................................................................................................	77
Section 2.02	Loans and Borrowings .........................................................................................	77
Section 2.03	Request for Borrowing ........................................................................................	78
Section 2.04	Funding of Borrowings .......................................................................................	78
Section 2.05	Interest Elections .................................................................................................	79
Section 2.06	Promise to Pay; Evidence of Debt .......................................................................	80
Section 2.07	Repayment of Term Loans and Revolving Facility Loans; Termination or Reduction of Commitments .................................................................................	81
Section 2.08	Optional Prepayment of Loans ............................................................................	82
Section 2.09	Mandatory Prepayment of Loans ........................................................................	83
Section 2.10	Fees ......................................................................................................................	87
Section 2.11	Interest .................................................................................................................	88
Section 2.12	Alternate Rate of Interest ....................................................................................	89
Section 2.13	Increased Costs ....................................................................................................	89
Section 2.14	Break Funding Payments .....................................................................................	91
Section 2.15	Taxes ...................................................................................................................	91
Section 2.16	Payments Generally; Pro Rata Treatment; Sharing of Set-offs ...........................	95
Section 2.17	Mitigation Obligations; Replacement of Lenders ...............................................	97
Section 2.18	Illegality ...............................................................................................................	98
Section 2.19	Incremental Facilities ..........................................................................................	99
Section 2.20	Refinancing Amendments ...................................................................................	104
Section 2.21	Extensions of Loans and Commitments ..............................................................	105
Section 2.22	Letters of Credit ...................................................................................................	107
Section 2.23	Swingline Loans ..................................................................................................	113
Section 2.24	Defaulting Lender ................................................................................................	114
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Article III.
Representations and Warranties
Article IV.
Conditions of Lending

Section 4.01	Conditions Precedent ...........................................................................................	124
Section 4.02	Subsequent Borrowings .......................................................................................	126
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Article V.
Affirmative Covenants
Article VI.
Negative Covenants

Section 6.01	Indebtedness ........................................................................................................	133
Section 6.02	Liens ....................................................................................................................	138
Section 6.03	Sale and Lease-Back Transactions ......................................................................	142
Section 6.04	Investments, Loans and Advances ......................................................................	142
Section 6.05	Mergers, Consolidations, Sales of Assets and Acquisition .................................	146
Section 6.06	Restricted Payments ............................................................................................	150
Section 6.07	Transactions with Affiliates ................................................................................	152
Section 6.08	Business of Borrower ..........................................................................................	154
Section 6.09	Limitation on Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc ........	154
Section 6.10	Financial Covenants ............................................................................................	157
Section 6.11	Unrestricted Subsidiaries .....................................................................................	158
Article VII.
Events of Default

Section 7.01	Events of Default .................................................................................................	158
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Article VIII.
The Administrative Agent
Article IX.
Miscellaneous
v

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C	Form of Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	[Reserved.]
Exhibit F	Form of Promissory Note
Exhibit G	Form of Letter of Credit Request
Exhibit H	Form of Swingline Borrowing Request

Schedule 1.01	Guarantors
Schedule 2.01	Closing Date Commitments
Schedule 3.04	Environmental Filings; Governmental Approvals
Schedule 3.08	Subsidiaries
Schedule 3.09(a)	Litigation/Compliance with Laws
Schedule 3.13	Taxes
Schedule 3.16	Environmental Matters
Schedule 3.23	Intellectual Property
Schedule 5.02	Insurance
Schedule 5.13	Post-Closing Matters
Schedule 6.01(a)	Indebtedness
Schedule 6.02(a)	Liens
Schedule 6.04(h)	Investments
Schedule 6.06(k)	Restricted Payments
Schedule 9.01	Notice Information

CREDIT AGREEMENT, dated as of September 26, 2024 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among The AZEK
Group LLC, a Delaware limited liability company (the “Borrower”), The AZEK Company Inc., a
Delaware corporation (“Holdings”), the Lenders party hereto from time to time, and Wells Fargo Bank,
National Association, as administrative agent and collateral agent.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:
“ABR” shall mean, for any day, the highest of (a) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus ½ of 1.00%, (b) the Prime Rate as in effect on such day and (c) the one (1)-month Term SOFR plus 1.00% per annum; provided that, (i) in the case of Revolving
Facility Loans, the ABR shall not be less than 1.00% per annum and (ii) in the case of Term Loans, the
ABR shall not be less than 1.50% per annum.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loans” shall mean any ABR Term Loan or ABR Revolving Loan.
“ABR Revolving Facility Borrowing” shall mean a Borrowing comprised of ABR
Revolving Loans.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“ABR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article II.
“Accounting Change” shall have the meaning assigned to such term in Section 1.03.
“Acquisition Consideration” shall mean, with respect to any Permitted Business
Acquisition, the aggregate fair market value of cash and non-cash consideration for such Permitted
Business Acquisition (including Indebtedness that is permitted hereunder to be assumed by Holdings or its Restricted Subsidiaries in connection such Permitted Business Acquisition and the good faith estimate by the Borrower of the maximum amount of any deferred purchase price obligations (including contingent consideration payments) incurred in connection with such Permitted Business Acquisition).
“Additional Lender” shall mean any person that makes an Incremental Term Loan, an
Incremental Revolving Loan, an Other Term Loan, an Extended Term Loans or an Other Revolving Loan.
“Administrative Agent” shall mean Wells Fargo Bank, National Association, in its capacity as administrative agent for itself and the Lenders hereunder, and as collateral agent for itself and the other Secured Parties and any duly appointed successor in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any
UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agent Parties” shall have the meaning assigned to such term in Section 9.01.
“Agreement” shall have the meaning assigned to such term in the introductory paragraphs hereof.
“Annual Financial Statements” shall have the meaning assigned to such term in Section
5.04(a).
“Anti-Corruption Laws” shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and other similar and applicable laws and regulations related to anti-bribery and anti-corruption.
“Applicable Commitment Fee” shall mean for any day (i) with respect to any Revolving
Facility Commitments relating to Initial Revolving Loans, (x) initially, 0.20% per annum and (y) from and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, for the first full fiscal quarter of the Borrower completed after the Closing Date, the applicable percentage per annum set forth under the heading “Commitment Fee Rate” in the grid in the definition of “Applicable Margin,” as determined by reference to the First Lien Net Leverage Ratio set forth in the certificate received by the Administrative
Agent pursuant to Section 5.04(c) prior to such day (and subject to the final two paragraphs of the definition of Applicable Margin); or (ii) with respect to any Incremental Revolving Facility Commitment constituting a separate Class, Extended Revolving Commitments or Other Revolving Facility
Commitments, the rate set forth in the Incremental Facility Amendment, Extension Amendment or
Refinancing Amendment establishing the terms thereof.
“applicable decimal place” shall have the meaning assigned to such term in Section
1.06.
“Applicable Margin” shall mean
(a)with respect to any Closing Date Term Loans 2.00% per annum in the case of any Term SOFR Loan and 1.00% per annum in the case of any ABR Loan,
(b)with respect to any Initial Revolving Loan, (x) initially, 1.50% per annum in the case of any Term SOFR Loan and 0.50% per annum in the case of any ABR Loan and (y) from and after the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements required to be delivered pursuant to Section 5.04(a) or (b), as applicable, for the first full fiscal quarter of the
Borrower completed after the Closing Date, the applicable percentage per annum set forth below under the heading “Term SOFR Loan for Initial Revolving Loans” or “ABR Loan Margin for Initial Revolving

Loans,” as applicable, as determined by reference to the First Lien Net Leverage Ratio set forth in the certificate received by the Administrative Agent pursuant to Section 5.04(c);

Pricing Level	First Lien Net Leverage Ratio	Term SOFR Loan for Initial Revolving Loans	ABR Loan Margin for Initial Revolving Loans	Commitment Fee Rate
I	less than 1.00:1.00	1.50%	0.50%	0.20%
II	equal to or greater than 1.00:1.00 but less than 2.00:1.00	1.75%	0.75%	0.25%
III	equal to or greater than 2.00:1.00 but less than 3.00:1.00	2.00%	1.00%	0.30%
IV	equal to or greater than 3.00:1.00	2.25%	1.25%	0.35%
(c)with respect to any Incremental Term Loans or Incremental Revolving Loans, the
“Applicable Margin” set forth in the Incremental Facility Amendment establishing the terms thereof,
(d)with respect to any Other Term Loans or Replacement Revolving Commitments,
the “Applicable Margin” set forth in the Refinancing Amendment establishing the terms thereof and
(e)with respect to any Extended Term Loans or Extended Revolving Loans, the
“Applicable Margin” set forth in the Extension Amendment establishing the terms thereof.
Any increase or decrease in the Applicable Margin or Commitment Fee resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date on which the Borrower delivers the certificate pursuant to
Section 5.04(c); provided, however, that the Applicable Margin and Commitment Fee corresponding to pricing level IV set forth in clause (b) above shall apply without regard to the First Lien Net Leverage
Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 5.04(a) or Section 5.04(b) but was not (or the certificate related to such financial statements was required to have been delivered pursuant to Section 5.04(c) but was not)
delivered, commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statement (or, if later, such certificate related to such financial statement) is delivered, or (y) at all times if an Event of Default shall have occurred and be continuing.
If, as a result of any restatement of or other adjustment to the financial statements of the
Borrower or for any other reason, the Borrower or the Lenders determine that (i) the First Lien Net
Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the First Lien Net Leverage Ratio would have resulted in a higher pricing level for such period, the Borrower shall promptly (but in any event within three (3) Business Days) and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable
Issuing Bank, as the case may be, on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any Issuing Bank),
an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.
“Applicable Prepayment Percentage” shall have the meaning assigned to such term in
Section 2.08(b).
“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).
“Asset Sale” shall mean any sale, transfer or other disposition (including any Sale and
Lease-Back Transaction) to any person of any asset or assets of the Borrower or any other Restricted
Subsidiary; provided that (a) the granting of Liens and (b) the issuance of Equity Interests of (i) the
Borrower or Holdings or (ii) any Subsidiary of the Borrower to the Borrower, any Wholly-Owned
Subsidiary of the Borrower or on a pro rata basis to holders of Equity Interests of such Subsidiary, shall not, in each case, constitute an “Asset Sale”.
“Asset Sale Prepayment Percentage” shall mean, in each case, calculated without netting the cash proceeds of such Asset Sale or disposition
(a)100%, if the Borrower’s First Lien Net Leverage Ratio at the end of the
immediately preceding fiscal year equals or exceeds 3.75 to 1.00;
(b)50%, if such First Lien Net Leverage Ratio is less than 3.75 to 1.00, but equals or exceeds 3.00 to 1.00; and
(c)0%, if such First Lien Net Leverage Ratio is less than 3.00 to 1.00.
“Assignee” shall have the meaning assigned to such term in Section 9.04(b).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by
Section 9.04), substantially in the form of Exhibit A or such other form as may be agreed between the
Borrower and the Administrative Agent.
“Assignor” shall have the meaning assigned to such term in Section 9.04(b).
“Auto Renewal Letter of Credit” shall have the meaning assigned to such term in
Section 2.22(c).
“Availability Period” shall mean, with respect to any Class of Revolving Facility
Commitments, the period from and including the Closing Date (or, if later, the effective date for such
Class of Revolving Facility Commitments) to but excluding the earlier of the Revolving Facility Maturity
Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility
Borrowings, Swingline Loans, Swingline Borrowings and Letters of Credit, the date of termination of the
Revolving Facility Commitments of the Class pursuant to which they are or are to be borrowed or issued.
“Available Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis, equal to (without duplication):

the sum of:
(a)the greater of (i) $351.0 million and (ii) 15.0% of Consolidated Total Assets; plus
(b)50% of Consolidated Net Income for the period (treated as one accounting period) commencing on October 1, 2024 to the end of the most recent fiscal quarter ending prior to such date for which internal consolidated financial statements of Holdings are available; provided that when measuring such amount (A) Consolidated Net Income will be deemed not to be less than zero in any fiscal quarter and (B) Consolidated Net Income for any fiscal quarter will be deemed to be zero until the financial statements required to be delivered pursuant to Section 5.04(a) or 5.04(b), as applicable, for such period, and the related Compliance Certificate required to be delivered pursuant to Section 5.04(c)
for such period, have been received by the Administrative Agent; plus
(c)the cumulative amount of proceeds (including cash and the fair market value of property other than cash) from the sale of Equity Interests of the Borrower or any Parent Entity after the
Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of the Borrower; provided that this clause (c) shall exclude issuances of Disqualified Stock, sales of Equity Interests financed as contemplated by Section 6.04(e), any amounts used to finance the payments or distributions in respect of any Junior Financing pursuant to Section 6.09(b)(i) and Equity Interests issued in connection with the incurrence of Indebtedness pursuant to Section 6.01(aa), sales of Equity Interests as contemplated by
Section 6.06(d) and amounts used to fund charges, expenses, accruals or reserves in accordance with clause (l) of the definition of “Consolidated Net Income”; plus
(d)100% of the aggregate amount of contributions (other than any such contributions received from Holdings or any Restricted Subsidiary) to the equity capital of the Borrower received in cash (and the fair market value of property other than cash) after the Closing Date (subject to the same exclusions as are applicable to clause (c) above); plus
(e)100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock)
of Holdings or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness issued to a Restricted Subsidiary), which has been converted into or exchanged for Equity Interests (other than
Disqualified Stock) in Holdings; provided that this clause (e) shall exclude any conversions pursuant to
Section 6.09(b)(i)(4); plus
(f)100% of the aggregate amount received by the Borrower or any Restricted
Subsidiary in cash (and the fair market value of property other than cash) after the Closing Date from (i)
the sale (other than to Holdings or any Restricted Subsidiary) of the Equity Interests of an Unrestricted
Subsidiary or (ii) any dividend or other distribution by an Unrestricted Subsidiary; plus
(g)in the event any Unrestricted Subsidiary has been redesignated as a Restricted
Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any other Restricted Subsidiary, the lesser of (i) fair market value of the Investments of the Borrower or any other Restricted Subsidiary in such Unrestricted
Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) and (ii) the fair market value of the original Investments by the Borrower or any other Restricted Subsidiary, in each case, as determined by the Borrower in good faith; plus

(h)(i) the amount of any mandatory prepayment declined by a Lender under Section
2.09(c) and (ii) without duplication, the amount of mandatory prepayments of Pari Passu Lien Debt, to the extent such amount was required to be applied to offer to repurchase or otherwise prepay such
Indebtedness and the holders of such Indebtedness declined such repurchase or prepayment; plus
(i)an amount equal to any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the
Borrower or any Restricted Subsidiary in cash or cash equivalents in respect of any Investments made pursuant to Section 6.04(j)(ii); plus
(j)any amount of Net Cash Proceeds from Asset Sales or Recovery Events not required to be applied to a mandatory prepayment pursuant to Section 2.09(a) as a result of the leverage based step-downs contained in the definition of Asset Sale Prepayment Percentage;
minus the sum of
(a)the cumulative amount of Investments made pursuant to Section 6.04(j)(ii) prior to such time; plus
(b)the cumulative amount of Restricted Payments made pursuant to Section 6.06(f)
prior to such time; plus
(c)payments or distributions in respect of Junior Financings pursuant to Section
6.09(b)(i)(6).
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such
Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 1.10.
“Available Unused Commitment” shall mean, with respect to a Revolving Facility
Lender under any Class of Revolving Facility Commitments at any time, an amount equal to the amount by which (a) the applicable Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the applicable Revolving Facility Credit Exposure (excluding the Swingline Exposure)
of such Revolving Facility Lender at such time.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the
European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the
United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Below Threshold Asset Sale Proceeds” shall have the meaning assigned to such term in the definition of “Net Cash Proceeds.”
“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that if a
Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-
current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.10.
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition
Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)Daily Simple SOFR plus the Benchmark Replacement Adjustment; or
(b)the sum of: (i) the alternate benchmark rate that has been selected by the
Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant
Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this
Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to
(a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted
Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark
Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition
Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such
Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such
Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof)
announcing that such administrator has ceased or will cease to provide all Available Tenors of such
Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available
Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the
Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely;
provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof)
announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 1.10 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 1.10.

“Beneficial Ownership Regulation” shall have the meaning assigned to such term in
Section 9.20.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United
States of America.
“Borrower” shall have the meaning assigned to such term in the introductory paragraphs hereof.
“Borrower Materials” shall have the meaning assigned to such term in Section 9.17.
“Borrowing” shall mean a group of Loans of a single Type made on a single date under a single Credit Facility and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03(a) and substantially in the form attached hereto as Exhibit C (or such other form as may be agreed by the Borrower and Administrative Agent from time to time, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative
Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the
Administrative Agent’s office is located.
“Cash Collateralize” shall mean to pledge and deposit with or deliver to the
Administrative Agent, for the benefit of one or more of the Issuing Banks or Revolving Facility Lenders, as collateral for Revolving L/C Exposure or obligations of the Revolving Facility Lenders to fund participations in respect of Revolving L/C Exposure, cash or deposit account balances or, if the
Administrative Agent and each Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative
Agent and each applicable Issuing Bank. “Cash Collateral” and “Cash Collateralization” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Captive Insurance Subsidiary” shall mean any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Management Bank” shall mean any provider of Cash Management Services that, at the time such Cash Management Obligations were entered into or, if entered into prior to the Closing
Date, on the Closing Date, was the Administrative Agent, a Lender or an Affiliate of the foregoing, whether or not such person subsequently ceases to be the Administrative Agent, a Lender or an Affiliate
of the foregoing.
“Cash Management Obligations” shall mean obligations owed by any Loan Party to any Cash Management Bank in respect of or in connection with Cash Management Services and designated by the Cash Management Bank and the Borrower in writing to the Administrative Agent as
“Cash Management Obligations”.

“Cash Management Services” shall mean any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management, e-payables and similar services and any automated clearing house transfer of funds.
“CFC” shall mean a controlled foreign corporation under Section 957 of the Code.
“Change in Control” shall be deemed to occur if:
(a)at any time, Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower; and
(b) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the
Exchange Act , as amended and the rules of the SEC thereunder as in effect on the Closing Date, but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) acquires ownership, directly or indirectly, beneficially or of record, of Equity Interests of Holdings representing more than
35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of
Holdings (determined on a fully diluted basis but not giving effect to contingent voting rights), unless
Holdings becomes a direct or indirect wholly-owned Subsidiary of a holding company (i.e., a parent company) and (i) the direct or indirect holders of Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of Holdings’ Equity Interests immediately prior to that event or (ii) immediately following that transaction no person or “group” (other than a company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings.
Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act (as in effect on the Closing Date), a person or “group” shall not be deemed to beneficially own securities (i)
subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement or (ii) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement.
“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the Closing Date, (b) any change in law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any
Governmental Authority, made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all
requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii)
all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the
Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of
America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated, implemented or issued.
“Charges” shall have the meaning assigned to such term in Section 9.09.

“Class” shall mean, with respect to a (x) Term Facility, (a) when used with respect to
Lenders, the Lenders under such Term Facility, (b) when used with respect to Loans or Borrowings,
Loans or Borrowings under such Term Facility and (c) when used with respect to Commitments, the
Commitments with respect to such Term Facility, and (y) Revolving Facility, (a) when used with respect to Lenders, the Lenders under such Revolving Facility, (b) when used with respect to Loans or
Borrowings, the Loans or Borrowing under such Revolving Facility and (c) when used with respect to
Commitments, the Commitments with respect to such Revolving Facility. Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes.  Commitments (and, in each case, the Loans made pursuant to such
Commitments) that have the same terms and conditions shall be construed to be in the same Class.
“Closing” shall mean the satisfaction (or waiver) of the applicable conditions set forth in
Section 4.01.
“Closing Date” shall mean September 26, 2024.
“Closing Date EBITDA” shall mean $398,915,710.
“Closing Date Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.07(a)(i).
“Closing Date Term Loans” shall mean the term loans made to the Borrower on the
Closing Date pursuant to the terms hereto.
“CME” shall mean CME Group Benchmark Administration Limited.
“Code” shall mean the Internal Revenue Code of 1986, as amended, modified, and supplemented.
“Collateral” shall mean the “Collateral” as defined in the Collateral Agreement and shall also include all other property that is subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to any Security Document.
“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the Closing Date, among the Loan Parties and the Administrative Agent, as amended, supplemented or otherwise modified from time to time.
“Collateral and Guarantee Requirement” shall mean the requirement that:
(a)(i) on the Closing Date, the Administrative Agent shall have received a counterpart of the Collateral Agreement duly executed and delivered on behalf of the Borrower, Holdings and each person that was a Subsidiary as of such date (other than any Excluded Subsidiary) and
(ii) on or prior to the Closing Date, the Administrative Agent shall have received the Security Documents required to be delivered pursuant to Section 5.13;
(b)on the Closing Date,
(i) the Administrative Agent (or a designated bailee thereof) shall have received, subject to the exceptions set forth in the Collateral Agreement, (A) a pledge of all the issued and outstanding Equity Interests of the Borrower and of each Subsidiary (other than any
Excluded Subsidiary) owned on the Closing Date directly by any Loan Party and (B) a pledge of
100% of the outstanding non-voting Equity Interests and 65% of the outstanding voting Equity
Interests of each (1) CFC directly owned by any Loan Party and (2) FSHCO directly owned by any Loan Party and
(ii) the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)on the Closing Date (i) all Indebtedness of Holdings, the Borrower and each other Subsidiary of Holdings having, in the case of each instance of Indebtedness, an aggregate principal amount in excess of $10.0 million (other than (A) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of Holdings and its Subsidiaries or
(B) to the extent that a pledge of such promissory note or instrument would violate applicable law) that is owing to any Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Administrative Agent) and (ii) the Administrative Agent (or a designated bailee thereof)
shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;
(d)in the case of any person that becomes a Subsidiary (other than an Excluded
Subsidiary) after the Closing Date (with (i) any Subsidiary Redesignation resulting in an Unrestricted
Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary,
(ii) any Immaterial Subsidiary being designated a Material Subsidiary being deemed to constitute the acquisition of a Subsidiary and (iii) any transaction or event resulting in a Subsidiary ceasing to be an
Excluded Subsidiary being deemed to constitute the acquisition of a Subsidiary), the Administrative
Agent shall have received a supplement to the Collateral Agreement, substantially in the form specified therein, duly executed and delivered on behalf of such Subsidiary within the time period specified in
Section 5.10(c);
(e)after the Closing Date, subject to the exceptions set forth in the Collateral
Agreement,
(i)(A) all the issued and outstanding Equity Interests of any person that becomes a Subsidiary Loan Party after the Closing Date and (B) all the Equity Interests that are acquired by a Loan Party after the Closing Date (with (x) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of the Equity Interests of such redesignated Subsidiary, (y) any Immaterial Subsidiary being designated a Material Subsidiary being deemed to constitute the acquisition of the Equity
Interests of such redesignated Subsidiary, (z) any transaction or event resulting in a Subsidiary ceasing to be an Excluded Subsidiary being deemed to constitute the acquisition of any Equity
Interests of such Subsidiary which will then be required to be pledged pursuant to the Loan
Documents)
and owned directly by such Loan Party, shall have been pledged pursuant to the Collateral
Agreement; provided that in no event shall any Loan Party be required to pledge any Excluded
Equity Interests and

(ii)the Administrative Agent (or a designated bailee thereof) shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, to the extent required by the Collateral Agreement, in the case of each of clauses (i) and (ii), within the time period specified in Section 5.10(c);
(f)except as otherwise contemplated by the Security Documents, all documents and instruments, including Uniform Commercial Code financing statements and all other actions reasonably requested by the Administrative Agent to be filed, registered, recorded or delivered to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been delivered to the Administrative Agent (or a designated bailee thereof) for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document (or supplement thereto, as applicable);
(g)except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and
(h)after the Closing Date, the Administrative Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10 or Section 5.13 and (ii) upon reasonable request by the Administrative Agent, evidence of compliance with any other requirements of Section 5.10.
“Commitment” shall mean, (a) with respect to any Lender, such Lender’s Revolving
Facility Commitment and Term Facility Commitment and (b) with respect to the Swingline Lender, the
Swingline Lender’s Swingline Commitment (it being understood that a Swingline Commitment does not increase the Swingline Lender’s Revolving Facility Commitment).
“Compliance Certificate” shall have the meaning assigned to such term in Section
5.04(c).
“Conforming Changes” shall mean, with respect to either the use or administration of
Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative
Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the
Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures of Holdings and the Restricted Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as “additions to property, plant or equipment” or similar items in the consolidated statement of cash flows of Holdings.
Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include:
(a)the purchase price of assets that would otherwise be included in Consolidated
Capital Expenditures for the relevant period in an amount equal to the proceeds of Asset Sales that are reinvested pursuant to Section 2.09(a),
(b)expenditures made with tenant allowances received by Holdings or any
Restricted Subsidiary from landlords in the ordinary course of business and subsequently capitalized,
(c)expenditures made in connection with the Transactions and Permitted Business
Acquisitions,
(d)expenditures to the extent they are (i) paid for in Equity Interests of any Parent
Entity or (ii) made with proceeds of the issuance of Equity Interests of, or a cash capital contribution to, the Borrower after the Closing Date,
(e)expenditures that are accounted for as capital expenditures by Holdings or any
Restricted Subsidiary and that actually are paid for by a person other than Holdings or any Restricted
Subsidiary to the extent none of Holdings or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such person or any other person
(whether before, during or after such period),
(f)any expenditures which are contractually required to be, and are, advanced or reimbursed to Holdings or any Restricted Subsidiary in cash by a third party (including landlords) during such period of calculation,
(g)the book value of any asset owned by Holdings or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (a) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (b) such book value shall have been included in Consolidated Capital Expenditures when such asset was originally acquired,
(h)that portion of interest on Indebtedness incurred for capital expenditures that is capitalized in accordance with GAAP,
(i)expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, in each case to the extent such expenditures are made within twenty-four (24) months of receipt of such proceeds,

(j)in the event that any equipment is purchased simultaneously with the trade-in of existing equipment in the ordinary course of business, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time, or
(k)expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a person other than the Borrower or any other Restricted Subsidiary during the same fiscal year in which such expenditures were made pursuant to a Sale and Lease-Back Transaction to the extent of the cash proceeds received by the Borrower or any other Restricted Subsidiary pursuant to such Sale and Lease-Back Transaction that are not required to prepay loans under the Credit Facilities.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to
Holdings and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of key money and other intangible assets and deferred financing fees and amortization of unrecognized prior service costs, of Holdings and the Restricted Subsidiaries as set forth on the most recently delivered Required Financial Statements for such period and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, with respect to Holdings and the Restricted
Subsidiaries for any period, the Consolidated Net Income of Holdings and the Restricted Subsidiaries for
such period (without duplication):
(1)increased, in each case, to the extent deducted (and not added back) or, in the case of clause (j) or (l), not already included in Consolidated Net Income and, in each case, without duplication, by:
(a)provision for taxes based on income, profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes of such person paid or accrued, including any penalties and interest relating to any tax examinations; plus
(b)Consolidated Interest Expense of Holdings and the Restricted
Subsidiaries for such period (including (i) net losses on Hedge Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk and (ii) expenses of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated
Interest Expense), together with items excluded from the definition of Consolidated Interest
Expense pursuant to clauses (a)(i) and (a)(ii) thereof as well as all cash dividend payments
(excluding items eliminated in consolidation) on any Disqualified Stock of Holdings and the
Restricted Subsidiaries.; plus
(c)extraordinary, non-recurring or unusual losses, charges and expenses, whether or not classified as such under GAAP (provided that such losses, charges or expenses shall not be of the type that may be added back pursuant to clause (e) or (j) below); plus
(d)all
(1) charges and expenses (including any printer expenses, filing fees, financial advisory fees, accounting fees, auditor fees, legal fees and other advisory and consulting fees and related out-of-pocket expenses and other fees, discounts and commissions, including with respect to underwriting, placement, arranging or syndication) relating to the Transactions,

(2) charges and expenses incurred in connection with (x)
investments in any person, acquisitions of the Equity Interests of any person, acquisitions of all or a material portion of the assets of any person or constituting a line of business of any person, and financings related to any of the foregoing or to the capitalization of any
Loan Party or Restricted Subsidiary or (y) other transactions that are out of the ordinary course of business of such person and its Restricted Subsidiaries (in each case of clauses
(x) and (y), including transactions considered or proposed but not consummated), including issuances of Equity Interests, Investments, acquisitions, dispositions, recapitalizations, mergers, option buyouts and the incurrence, modification or repayment of Indebtedness (including all consent fees, premium and other amounts payable in connection therewith) and
(3) non-operating professional fees, costs and expenses; plus
(e)charges, costs, losses, expenses or reserves related to:
(i) restructuring (including restructuring charges or reserves, whether or not classified as such under GAAP), severance, relocation, consolidation, integration or other similar items,
(ii) business optimization (including consolidation initiatives), initiatives aimed at profitability improvement; strategic initiatives, new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function;
(iii)start-up, opening, transition, consolidation, shut-down, exiting or closing of facilities or businesses;
(iv) personnel relocation, recruiting, restructuring, redundancy, severance, termination, settlement or judgment;
(v) litigation (including threatened litigation), any investigation or proceeding (or any threatened investigation or proceeding) by a regulatory, governmental or law enforcement body (including any attorney general),
(vi) one-time compensation charges and
(vii) signing, retention and completion bonuses; plus
(f)losses, charges and expenses attributable to asset dispositions, casualty events or the sale or other disposition of any Equity Interests of Holdings or any of the Restricted
Subsidiaries, in each case other than in the ordinary course of business, as determined in good faith by a Responsible Officer or Governing Person of Holdings; plus
(g)losses, charges and expenses attributable to abandoned, closed, disposed or discontinued assets, properties or operations and losses, charges and expenses related to the disposal of disposed, abandoned, closed or discontinued assets, properties or operations; plus
(h)[Reserved]; plus

(i)losses, charges and expenses related to internal software development that are expensed but could have been capitalized under alternative accounting policies in accordance with GAAP; plus
(j)the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Holdings in good faith to be realized as a result of actions taken or expected to be taken (which cost savings or cost synergies shall be subject only to certification by an officer of Holdings and shall be calculated on a Pro Forma Basis as though such cost savings or cost synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or cost synergies are reasonably identifiable and factually supportable (it being agreed such determination need not be made in compliance with Regulation S-X or other applicable securities law)  and (B) such actions have been taken or are expected to be taken within twenty-four (24)
months after the date of determination to take such action; provided that the aggregate amount of such “run rate” cost savings, operating expense reductions and cost synergies, taken together with any such pro forma adjustments made pursuant to Section 1.09(c), shall not exceed at any given time 30% of Consolidated EBITDA after giving effect to such adjustments in this clause (j) and such Section 1.09(c); plus
(k)expenses, charges and losses resulting from the payment or accrual of indemnification or refunding provisions, earn-outs and contingent consideration obligations, bonuses and other compensation paid to employees, directors or consultants, and payments in respect of dissenting shares and purchase price adjustments, in each case, made in connection with any Permitted Business Acquisition or other Investment; plus
(l)business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received, so long as Holdings in good faith expects to receive the same within the next four fiscal quarters (it being understood that to the extent not actually received within such four fiscal quarter period, such proceeds shall be deducted in calculating Consolidated EBITDA for the next four fiscal quarter period)); plus
(m)all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Equity Interests held by officers or employees and all losses, charges and expenses related to payments made to holders of options or other derivative Equity
Interests of Holdings or any Parent Entity in connection with, or as a result of, any distribution being made to equity holders of such person or any of its direct or indirect parents, including (A)
payments made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution and (B) all dividend equivalent rights owed pursuant to any compensation or equity arrangement; plus
(n)any other non-cash losses, charges and expenses, including any write offs or write downs, reducing Consolidated Net Income for such period, decreased by all cash payments during such period on account of accruals on or reserves added back to Consolidated
EBITDA pursuant to this clause (n) in prior periods, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus
(o)losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness or any Hedge Agreements or other derivative instruments, in each case entered into in the ordinary course of business (including deferred financing expenses written off and premiums paid); plus
(p)Consolidated Depreciation and Amortization Expense; plus
(q)minority interest expense consisting of income attributable to Equity
Interests held by third parties in any non-wholly owned Restricted Subsidiary; plus
(r)Public Company Costs;
(2)decreased by (without duplication and to the extent increasing Consolidated Net
Income for such period),
(a)non-cash gains, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period; plus
(b)extraordinary, non-recurring, unusual or exceptional income or gains;
plus
(c)any gains attributable to asset dispositions or the sale or other disposition of any Equity Interests of Holdings or any of the Restricted Subsidiaries other than in the ordinary course of business, as determined in good faith by a Responsible Officer or the Governing
Persons of Holdings; plus
(d)gains attributable to abandoned, closed, disposed or discontinued
operations and gains related to the disposal of disposed, abandoned, closed, or discontinued
operations; plus
(e)gains attributable to the early extinguishment or conversion of
Indebtedness or any Hedge Agreements or other derivative instruments, in each case entered into in the ordinary course of business.
For the avoidance of doubt, “losses” shall not include lost revenues or profits.
“Consolidated Interest Expense” shall mean, with respect to Holdings and the
Restricted Subsidiaries for any period, the sum, without duplication, of:
(a)consolidated interest expense of Holdings and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated
Net Income (including amortization of original issue discount, the interest component of Finance Lease
Obligations, and net payments and receipts (if any) pursuant to interest rate Hedge Agreements but excluding (i) additional interest, if any, owing pursuant to a registration rights agreement, (ii)
amortization of deferred financing fees, (iii) debt issuance costs, commissions, fees and expenses and (iv)
non-cash expensing of any bridge, commitment or other financing fees that have been previously paid in cash (but solely to the extent not reducing Consolidated Interest Expense in any prior period) and (v) any original issue discount in respect of the Loans); plus
(b)consolidated capitalized interest of Holdings and the Restricted Subsidiaries for such period, whether paid or accrued; minus

(c)interest income of Holdings and the Restricted Subsidiaries for such period.
For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings (or any Parent Entity on behalf of Holdings)
to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.
“Consolidated Net Income” shall mean with respect to Holdings and the Restricted
Subsidiaries for any period, the aggregate of the Net Income of Holdings and the Restricted Subsidiaries
for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication:
(a)the cumulative effect of a change in accounting principles shall be excluded;
(b)the net after-tax effect of extraordinary, non-recurring and unusual gains, losses, charges and expenses shall be excluded (provided that such losses, charges or expenses shall not be of the type that may be excluded pursuant to clause (d));
(c)the net after-tax effect of any charges and expenses (including any financial advisory fees, accounting fees, auditor fees, legal fees and other advisory and consulting fees and related out-of-pocket expenses and other fees, discounts and commissions, including with respect to underwriting, placement or syndication) related to the Transactions, shall be excluded;
(d)(i) business optimization expenses (including consolidation initiatives), relocation or integration;
(ii) expenses, costs and charges related to consolidation or closing of distribution centers or other facilities or exiting lines of business; acquisitions and mergers after the Closing Date; initiatives aimed at profitability improvement; strategic initiatives; personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment;
(iii) one-time compensation charges and
(iv)the amount of any signing, retention and completion bonuses shall in each case be excluded;
(e)the net after-tax effect of gains, losses, charges and expenses attributable to asset dispositions or the sale or other disposition of any Equity Interests of Holdings or any of the Restricted
Subsidiaries, in each case other than in the ordinary course of business, as determined in good faith by a
Responsible Officer or the Governing Persons of the Borrower or any Parent Entity on behalf of the
Borrower, shall be excluded;
(f)the net after-tax effect of gains, losses, charges and expenses attributable to the early extinguishment or conversion of indebtedness, Hedge Agreements or other derivative instruments, in the case of Hedge Agreements or other derivative instruments entered into in the ordinary course of business (including deferred financing expenses written off and premiums paid) shall be excluded;
(g)the Net Income for such period of any person that is not a Subsidiary, or is an
Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded;
provided that Consolidated Net Income of Holdings shall be increased by the amount of the Net Income of such person that is actually paid to Holdings or any Restricted Subsidiary thereof in respect of such period in cash by way of dividends or distributions;
(h)solely for the purpose of determining the Available Amount, the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net
Income is not at the date of determination permitted without any prior Governmental Approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement to which it is a party (other than any restriction permitted by Section 6.06(a)) or any judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived;
provided that Consolidated Net Income of Holdings will be increased by the amount of the Net Income of such person actually paid in cash by way of dividends or distributions such Restricted Subsidiary to
Holdings or any Restricted Subsidiary not subject to the restrictions contemplated by this clause (h) in respect of such period, to the extent not already included therein;
(i)the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and the other Restricted Subsidiaries) in any line item in Holdings’ consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in connection with the Transactions, any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of taxes, shall be excluded;
(j)impairment charges, asset write offs and write downs, including impairment charges, asset write offs and write downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP shall be excluded;
(k)non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights or equity incentive shall be excluded;
(l)(i) charges and expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement and (ii) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of Equity Interests held by management of Holdings or any of its Restricted
Subsidiaries, in the case of each of clauses (i) and (ii), to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed
(other than from a Restricted Subsidiary) to the capital of Holdings or any direct or indirect parent of
Holdings or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Stock) of
Holdings or (if such Net Cash Proceeds are contributed as common equity to the capital of Holdings) any direct or indirect parent of Holdings shall be excluded, in each case to the extent that such proceeds do not increase the amount pursuant to the definition of Available Amount and without duplication of proceeds applied in accordance with Section 6.01(aa), Section 6.06(d) or Section 6.09(b)(i)(3);
(m)charges, expenses and fees incurred, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any SEC or other filing fees and expenses, public company preparation costs and expenses (including third party legal, auditor, consultant and advisor costs), or any amortization thereof, in connection with any equity offering, acquisition (including a Permitted Business Acquisition), merger, investment, recapitalization, asset disposition, incurrence or repayment of Indebtedness (including deferred financing expenses), refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any transaction undertaken but not completed) and any non-
recurring charges and expenses (including non-recurring merger expenses) incurred as a result of any such transaction shall be excluded;
(n)accruals and reserves that are established or adjusted, in each case within twenty-
four (24) months of the subject transaction, including as a result of the Transactions or any other acquisition, investment, asset disposition, write down or write off (including the related tax benefit) in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or charges as a result of the adoption or modification of accounting policies shall be excluded;
(o)any charge or expense resulting from the application of FAS-141R relating to the incurrence of obligations in respect of an “earn out” or other similar contingent obligations shall be excluded;
(p)to the extent covered by insurance and actually reimbursed, or, so long as
Holdings has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i) such coverage is not denied by the applicable carrier or indemnifying party in writing within two hundred and seventy (270) days and (ii)
such amount is in fact reimbursed within three hundred and sixty-five (365) days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within three hundred and sixty-five (365) days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded;
(q)losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any acquisition, investment or asset disposition, to the extent actually reimbursed, or, so long as Holdings has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within three hundred and sixty-five (365) days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such three hundred and sixty-five (365) days), shall be excluded;
(r)(i) non-cash or unrealized gains or losses in respect of obligations under
Hedge Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under Hedge Agreements entered into in the ordinary course of business, shall be excluded, and
(ii) unrealized gains or losses resulting from currency translation gains or losses related to currency remeasurements of indebtedness (including gains or losses resulting from (A) Hedge Agreements entered into in the ordinary course of business for currency exchange risk and (B) intercompany Indebtedness) and all other unrealized foreign currency translation gains or losses to the extent such gains or losses are non-cash items shall be excluded;

(s)the net after-tax effect of gains, losses, charges and expenses attributable to disposed or discontinued operations and any net after-tax gains, losses, charges and expenses related to the disposal of disposed, abandoned or discontinued operations shall be excluded;
(t)non-cash interest charges on defined benefit plans, defined contribution plans or other pension plans shall be excluded;
(u)deferred tax expenses associated with tax deductions or net operating losses arising as a result of the Transactions or the release of any valuation allowance related to such item, shall be excluded (provided that they shall be deducted in any period in which such tax expense is incurred);
(v)any expenses or charges to the extent paid by a third party on behalf of Holdings or any Restricted Subsidiary shall be excluded; and
(w) costs and expenses in connection with the establishment and integration of enterprise resource planning systems shall be excluded.
“Consolidated Total Assets” shall mean, as of any date of determination, the total amount of all assets of Holdings and the other Restricted Subsidiaries, determined in accordance with
GAAP as of such date.
“Consolidated Total Debt” shall mean, as of any date of determination, without duplication, (i) the aggregate principal amount of funded Indebtedness for borrowed money, Finance
Lease Obligations and debt obligations evidenced by promissory notes or similar instruments of Holdings and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Business
Acquisitions) and (ii) guarantee obligations of Holdings and the Restricted Subsidiaries in respect of
Indebtedness that, if incurred directly by Holdings or any Restricted Subsidiary, would constitute
Indebtedness under clause (i) above; provided that Consolidated Total Debt shall not include (i)
Indebtedness in respect of letters of credit, except to the extent of drawn and unreimbursed amounts thereunder, (ii) Indebtedness of Unrestricted Subsidiaries and (iii) obligations under Hedge Agreements.
“Continuing Letter of Credit” shall have the meaning assigned to such term in
Section 2.22(k).
“Contract Consideration” shall have the meaning assigned to such term in Section
2.09(c).
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Credit Agreement Refinancing Indebtedness” shall mean any (a) Permitted Pari
Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted
Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing
Indebtedness) in exchange for, or to extend, renew, replace or refinance Term Loans and Revolving
Facility Commitments (and extensions of credit thereunder) in whole or part (including any successive

Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”, which, in the case of Revolving
Facility Commitments, shall be deemed to be in the full committed amount thereof whether or not drawn); provided that
(i) such exchanging, extending, renewing, replacing or refinancing Indebtedness is in an original aggregate principal amount not greater than the principal amount of the Refinanced Debt
(plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses and, in the case of Refinanced Debt consisting of revolving commitments, the then undrawn portion thereof);
(ii) the final maturity date of such Indebtedness shall be no earlier than the Maturity
Date for the Refinanced Debt;
(iii) the Weighted Average Life to Maturity of such Indebtedness is not less than the
Weighted Average Life to Maturity of, the Term Loans or the Revolving Facility Commitments, as
applicable, in the Class (or the successive Credit Agreement Refinancing Indebtedness) being prepaid;
(iv) the terms and conditions of such Indebtedness (other than (A) interest rate, fees, funding discounts and other pricing terms, redemption, prepayment or other premiums, optional prepayment terms and redemption terms, and (B) covenants or other provisions applicable only to periods after the then Latest Maturity Date at the time of incurrence of such Indebtedness) are substantially identical to, or, taken as a whole, no more favorable to the lenders or holders providing such
Indebtedness, than those set forth in the Loan Documents are to the Lenders holding such Refinanced
Debt; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative
Agent prior to or substantially concurrently with the incurrence of such Indebtedness, together with copies of substantially final drafts of the definitive credit documentation relating to such Indebtedness (it being understood that the Borrower shall have no obligation to deliver such drafts if it is bound by a confidentiality obligation with respect thereto, in which case a reasonably detailed description of the material terms and conditions of such Indebtedness shall be provided in lieu thereof), stating that the
Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence (absent manifest error) that such terms and conditions satisfy such requirement; and provided, further, that the Borrower and the Administrative Agent shall be permitted to amend the terms of this Agreement and the other Loan Documents to provide for such terms more favorable to the Lenders as may be necessary in order to satisfy the condition set forth in the immediately preceding proviso, without the requirement for the consent of any Lender or any other person (a “Credit Agreement Refinancing Indebtedness Amendment”),
(v) such Indebtedness is not secured by any assets or property of the Loan Parties that does not constitute Collateral (except, in the case of an escrow or similar arrangement with respect to the repayment of any such Indebtedness, for the proceeds thereof and subject to customary exceptions for cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender),
(vi)such Indebtedness is not guaranteed by any person other than the Loan Parties,
(vii) such Refinanced Debt shall be repaid (in the case of Refinanced Debt consisting of Loans), defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid and all commitments in respect thereof shall be terminated, and

(viii) such Indebtedness incurred pursuant to a Refinancing Amendment shall (A) rank pari passu in right of payment with the Obligations, and (B) be secured on a pari passu basis with the
Obligations.
“Credit Agreement Refinancing Indebtedness Amendment” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Credit Facility” shall mean the respective facilities and commitments of a given Class utilized in making Loans and other credit extensions hereunder, and “Credit Facilities” shall mean all of them collectively.
“Credit Party” shall mean any of the Administrative Agent, any Lead Arranger (or any
of its Affiliates), any Lender or any Issuing Bank.
“Current Assets” shall mean, with respect to Holdings and the Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of
Holdings and the Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.
“Current Liabilities” shall mean, with respect to Holdings and the Restricted
Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on the Required Financial Statements as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) accruals of Consolidated Interest
Expense (excluding Consolidated Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the
Transactions, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f)
accruals for addbacks to Consolidated EBITDA included in clauses (d), (e), (j) and (n) of the definition thereof.
“Daily Simple SOFR” shall mean for any day, SOFR, with the conventions for this rate
(which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining
“Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent determines, in consultation with the Borrower, that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Default” shall mean any event or condition which, but for the giving of notice, lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender who meets any part of the definition of
“Lender Default”.
“Derivative Instrument” means with respect to a person, any contract or instrument to which such person is a party (whether or not requiring further performance by such person), the value and/or cash flows of which (or any portion thereof) are based on the value and/or performance of the
Loans and/or any “Deliverable Obligations” or “Obligations” (as defined in the ISDA CDS Definitions)

with respect to the Loan Parties; provided that a “Derivative Instrument” will not include any contract or instrument that is entered into pursuant to bona fide market-making activities.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or any other Restricted Subsidiary in connection with an Asset
Sale that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible
Officer of the Borrower setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
“Disqualified Institution” shall mean
(i) the persons identified in writing to the Administrative Agent on or prior to the
Closing Date as competitors of Holdings, the Borrower or any other Subsidiary (or, after the Closing
Date, that are mutually agreed upon between the Borrower and the Administrative Agent, each party acting reasonably),
(ii) Affiliates of any such competitors clearly identifiable by similarity of name other than any such Affiliate that is a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in fixed-income instruments, commercial loans, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to the investors in such fund or vehicle,
(iii) certain banks, financial institutions and other institutional lenders and investors that have been specifically identified in writing to the Administrative Agent on or prior to the Closing
Date and any Affiliates of any of the foregoing persons clearly identifiable by similarity of name,
(iv) Affiliates of the Lead Arrangers engaged as principals primarily in private equity or venture capital (other than bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in fixed-income instruments, commercial loans, bonds and similar extensions of credit in the ordinary course of business with separate fiduciary duties to the investors in such funds or vehicles),
(v) at any time, or with respect to any action (or proposed action) in connection with which, a Net Short Representation is required to be made (or deemed made) hereunder, any Lender (or prospective Lender) that has breached its Net Short Representation at such time or in connection with such action (or proposed action) and the Borrower has identified such Lender (or prospective Lender) to the Administrative Agent in writing or
(vi) such other persons identified in writing to the Administrative Agent on or prior to the Closing Date
(other than, in each case, such persons engaged by the Borrower as part of the Transactions or persons identified in writing by the Borrower to the Administrative Agent that are to be no longer considered
Disqualified Institutions);
provided that any person that is a Lender and subsequently becomes a Disqualified Institution (but was not a Disqualified Institution at the time it became a Lender (including pursuant to clauses (v) and (vi)
above)) shall not retroactively be deemed to be a Disqualified Institution hereunder; provided, further, any person that is a Lender that is designated as a Disqualified Institution after the date it became a

Lender, once so designated, shall not be entitled to acquire any additional assignments of, or participations in, Commitments or Loans from any other Lender.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are redeemable or exchangeable), or upon the happening of any event or condition
(a)mature or are mandatorily redeemable (other than solely for Qualified Equity
Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale, condemnation or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale, condemnation or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the
Commitments),
(b)are redeemable at the option of the holder thereof (other than solely for Qualified
Equity Interests), in whole or in part,
(c)provide for the scheduled payments of dividends in cash or
(d)either mandatorily or at the option of the holders thereof, are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute
Disqualified Stock,
in each case, prior to the date that is ninety-one (91) days after the earlier of (i) the Latest Maturity Date and (ii) the date on which the Loans and all other Obligations
(other than Obligations in respect of Specified Hedge Agreements, Cash Management Obligations and
contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are repaid in full and the Commitments are terminated;
provided that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Restricted Subsidiaries or by any
such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings or any of its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, that any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not
Disqualified Stock shall not be deemed to be Disqualified Stock.
“Distressed Person” shall have the meaning assigned to such term in the definition of
“Lender-Related Distress Event”.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a person (the
“Dividing Person”) among two or more persons (whether pursuant to a “plan of division” or similar arrangement or otherwise), which may or may not include the Dividing Person and pursuant to which the
Dividing person may or may not survive.
“Division Successor” means any person that, upon the consummation of a Division of a
Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division.  A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division
Successor upon the occurrence of such Division.
“Documentation Agents” shall mean the Documentation Agents identified on the cover page of this Agreement.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.
“Dutch Auction” shall mean an auction of Term Loans conducted pursuant to Section
9.04(j) to allow a Purchasing Borrower Party to prepay Term Loans at a discount to par value and on a non pro rata basis, in each case, in accordance with the applicable Dutch Auction Procedures.
“Dutch Auction Procedures” shall mean with respect to a purchase or prepayment of
Term Loans by a Purchasing Borrower Party pursuant to Section 9.04(j), Dutch auction procedures as reasonably agreed upon by such Purchasing Borrower Party and the Administrative Agent.
“ECF Required Percentage” shall mean, with respect to any Excess Cash Flow Period,
50.0%; provided that (a) if the First Lien Net Leverage Ratio at the end of the applicable Excess Cash
Flow Period is less than or equal to 3.75 to 1.00 but greater than 3.00 to 1.00, such percentage shall be
25.0%, and (b) if the First Lien Net Leverage Ratio at the end of the applicable Excess Cash Flow Period is less than or equal to 3.00 to 1.00, such percentage shall be 0%.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution
Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member
Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union,
Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee)
having responsibility for the resolution of any EEA Financial Institution.
“Engagement Letter” shall mean that Engagement Letter, dated as of August 12, 2024, by and between the Borrower, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A.
“environment” shall mean ambient and indoor air, surface water and groundwater
(including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna or as otherwise defined in any Environmental Law.

“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, binding agreements and final, binding decrees or judgments, in each case, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any harmful or deleterious substances or to occupational health and safety matters (to the extent relating to the environment or exposure to harmful or deleterious substances)
but for the avoidance of doubt excluding any laws relating to products liability.
“Equity Interests” shall mean, with respect to any person, any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any final regulations promulgated and the rulings issued thereunder.
“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any of its Subsidiaries, is treated as a single employer under Section 414(b)
or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) a Reportable Event, or the requirements of Section
4043(b) of ERISA apply, with respect to a Plan, (b) a withdrawal by Borrower or any of its Restricted
Subsidiaries or, to the knowledge the Borrower, any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of
ERISA) or a cessation of operations by the Borrower or any of its Restricted Subsidiaries or, to the
knowledge of the Borrower, any ERISA Affiliate that is treated as a termination under Section 4062(e) of
ERISA, (c) a complete or partial withdrawal by the Borrower or any of its Restricted Subsidiaries or, to
the knowledge of the Borrower, any ERISA Affiliate from a Multiemployer Plan, receipt of written notification by the Borrower any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any
ERISA Affiliate concerning the imposition of Withdrawal Liability or written notification that a
Multiemployer Plan is, or is expected to be, insolvent, in reorganization within the meaning of Title IV of
ERISA or endangered or in critical status within the meaning of Section 305 of ERISA, (d) the provision by a Plan administrator or the PBGC of notice of intent to terminate a Plan, the treatment of a Plan or
Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (e) the incurrence by the Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Borrower, any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan, other than for the payment of plan contributions or PBGC premiums due but not delinquent under Section 4007 of ERISA, (f) the application for a minimum funding waiver under
Section 302(c) of ERISA with respect to a Plan, (g) the imposition of a lien under Section 303(k) of
ERISA with respect to any Plan, (h) a determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA) or (i) a Foreign Benefit Event.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excess Cash Flow” shall mean, for any period, an amount equal to:
(1)the Consolidated Net Income of Holdings and the Restricted Subsidiaries for
such period determined on a consolidated basis (but not adjusted to exclude the results of discontinued
operations), increased, in each case, without duplication, by
(a)an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net
Income, but excluding any such non-cash charges representing an accrual or reserve for potential cash items in any future period and excluding amortization of a prepaid cash item that was paid in a prior period,
(b)decreases in Working Capital for such period,
(c)cash receipts in respect of Hedge Agreements entered into in the ordinary course of business during such fiscal year to the extent not otherwise included in such
Consolidated Net Income;
(d)the aggregate amount of any non-cash loss recognized as a result of any
Asset Sale or Recovery Event (other than any Asset Sale in the ordinary course of business) that resulted in a decrease to Consolidated Net Income (up to the amount of such decrease), minus
(2)the sum, in each case, without duplication, of:
(a)an amount equal to the amount of all non-cash credits included in arriving at such
Consolidated Net Income (but excluding any non-cash credit to the extent representing the reversal of an accrual or reserve described in clause (1)(a) above) and cash charges excluded by virtue of clauses (a)
through (w) of the definition of Consolidated Net Income,
(b)the aggregate amount of all scheduled principal payments of Indebtedness of
Holdings and the Restricted Subsidiaries (including (i) the principal component of payments in respect of
Finance Lease Obligations, (ii) the amount of any mandatory prepayments of Term Loans made during such period), in each case paid in cash and except to the extent financed with the Net Cash Proceeds of other Indebtedness of Holdings or the Restricted Subsidiaries (excluding any such amounts that reduce the repayment of Term Loans that would otherwise be required by Section 2.09(c)),
(c)increases in Working Capital for such period,
(d)cash payments by Holdings and the Restricted Subsidiaries during such period in respect of the permanent reduction of long-term liabilities of Holdings and the Restricted Subsidiaries
(other than Indebtedness) to the extent such payments are not expensed during such period and are not deducted in calculating Consolidated Net Income (excluding any such amounts that reduce the repayment of Term Loans that would otherwise be required by Section 2.09(c)),
(e)cash payments by Holdings and the Restricted Subsidiaries during such period in respect of residual income liabilities of Holdings and the Restricted Subsidiaries to the extent such payments are not expensed during such period and are not deducted in calculating Consolidated Net
Income,
(f)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and the Restricted Subsidiaries during such period that are made in connection with any prepayment, early extinguishment or conversion of Indebtedness to the extent such payments are not expensed during such period and are not deducted in calculating Consolidated Net Income,
(g)the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period,
(h)cash expenditures in respect of Hedge Agreements entered into in the ordinary course of business during such fiscal year to the extent not deducted in arriving at such Consolidated Net
Income,
(i)cash proceeds of any Asset Sale or Recovery Event to the extent constituting
Consolidated Net Income and to the extent the Borrower is in compliance with the applicable mandatory prepayment requirements set forth in Section 2.09,
(j)the aggregate amount of any non-cash gain recognized as a result of any Asset
Sale or Recovery Event (other than any Asset Sale in the ordinary course of business) that resulted in an increase to Consolidated Net Income (up to the amount of such increase), and cash indemnity payments received pursuant to indemnification provisions in any acquisition or any other Investment permitted under this Agreement, in each case that resulted in an increase to Consolidated Net Income (up to the amount of such increase),
(k)the aggregate amount of fees, costs and expenses in connection with any, and any payments of, Transaction expenses, to the extent paid in cash, not expensed and not deducted in calculating Consolidated Net Income, and
(l)to the extent not already deducted in calculating Consolidated Net Income, losses, charges and expenses related to internal software development that are expenses but could have been capitalized under alternative accounting policies in accordance with GAAP.
“Excess Cash Flow Calculation Date” shall have the meaning assigned to such term in
Section 2.09(c).
“Excess Cash Flow Period” shall mean each fiscal year of the Borrower, commencing with the fiscal year of the Borrower ending on September 30, 2025.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Assets” shall have the meaning assigned to it in the Collateral Agreement.
“Excluded Equity Interests” shall have the meaning assigned to it in the Collateral
Agreement.
“Excluded Incremental Increase” means any:

(a) Incremental Increases incurred in reliance on the Ratio Amount,
(b) Incremental Increases incurred in connection with an Investment permitted pursuant to Section 6.04 (other than intercompany Investments or Permitted Investments) or a Permitted Business
Acquisition,
(c) Incremental Increases in an aggregate principal amount not to exceed the greater of
(A) 50% of Closing Date EBITDA and (B) 50% of Consolidated EBITDA, determined for the most recent Test Period,
(d) Incremental Increases with a scheduled maturity date more than eight years after the
Closing Date,
(e) Incremental Term Loans that are not a syndicated “term loan b” facility or
(f) Incremental Increases that are not denominated in Dollars.
“Excluded Indebtedness” shall mean all Indebtedness not incurred in violation of
Section 6.01 (other than Credit Agreement Refinancing Indebtedness).
“Excluded Subsidiary” means:
(a)any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower or a
Guarantor,
(b)any CFC,
(c)any FSHCO,
(d)any Subsidiary that is a direct or indirect Subsidiary of any Foreign Subsidiary that is a CFC,
(e)any Subsidiary that is prohibited or restricted by applicable law from providing a
Guaranty or by a binding contractual obligation existing on the Closing Date or at the time of the acquisition of such Subsidiary (and not incurred in contemplation of such acquisition) from providing a
Guaranty (provided that such contractual obligation is not entered into by the Borrower or its Restricted
Subsidiaries principally for the purpose of qualifying as an “Excluded Subsidiary” under this definition)
or if such Guaranty would require governmental (including regulatory) or third party (other than
Holdings, the Borrower or a Restricted Subsidiary) consent, approval, license or authorization, unless such consent, approval, license or authorization has been obtained,
(f)any special purpose securitization vehicle or securitization subsidiary (or similar entity),
(g)any Subsidiary that is a not-for-profit organization,
(h)any Captive Insurance Subsidiary,
(i)any other Subsidiary with respect to which, as reasonably determined by the
Borrower in good faith and in consultation with the Administrative Agent, the cost or other consequences

(including any material adverse Tax consequences) of providing the Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom,
(j)any other Subsidiary to the extent the provision of a guaranty by such Subsidiary would result in material adverse tax consequences to Holdings (or any Parent Entity to the extent such material adverse tax consequences are related to its ownership of the Equity Interests in Holdings or the
Borrower and its Restricted Subsidiaries), the Borrower or any of the Restricted Subsidiaries as
reasonably determined by the Borrower in good faith in consultation with the Administrative Agent;
(k)any Unrestricted Subsidiary, and
(l)any Immaterial Subsidiary;
provided that the Borrower, in its sole discretion (or in the case of any Foreign Subsidiary, with the consent of the Administrative Agent not to be unreasonably withheld), may cause any Restricted
Subsidiary that qualifies as an Excluded Subsidiary under clauses (a) through (l) above to become a
Guarantor in accordance with the definition thereof (subject to completion of any requested “know your customer” and similar requirements of the Administrative Agent) and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower elects, in its sole discretion, to designate such persons as an Excluded Subsidiary).
“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap
Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or is not permitted under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof)
by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to
Section 2.09 of the Collateral Agreement and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan
Parties) at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to any Recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder,
(a)income taxes imposed on or measured by its net income (however denominated), franchise taxes or branch profits taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii)
that are Other Connection Taxes,
(b)in the case of a Lender making a Loan to the Borrower, any withholding tax
(including any backup withholding tax) imposed by the United States that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender (i) acquires its interest in the Loans or
Commitments (other than pursuant to Section 2.17) or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Loan Party with respect to any withholding tax pursuant to Section 2.15(a) or Section 2.15(c),
(c)Taxes attributable to such Lender’s failure to comply with Section 2.15(e) and
(d)any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order” shall mean the Executive Order No. 13224 on Terrorist Financing effective September 24, 2001.
“Existing Facilities” shall mean that certain Term Loan Credit Agreement, dated as of
April 28, 2022, among CPG International LLC, as the borrower, The AZEK Company Inc., as holdings, the lenders party thereto and Bank of America, N.A., as administrative agent (as amended, amended and restated, supplemented or modified from time to time) and that certain Amended and Restated Credit
Agreement, dated as of March 9, 2017, among CPG International LLC, as borrower, The AZEK
Company Inc., as holdings, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto (as amended, amended and restated, supplemented or modified from time to time).
“Extended Revolving Commitment” shall have the meaning assigned to such term in
Section 2.21(a).
“Extended Revolving Loan” shall have the meaning assigned to such term in Section
2.21(a).
“Extended Term Loans” shall have the meaning assigned to such term in Section
2.21(a).
“Extending Revolving Lender” shall have the meaning assigned to such term in Section
2.21(a).
“Extended Term Loan Installment Date” shall have the meaning assigned to such term in Section 2.07(a)(ii).
“Extending Term Lender” shall have the meaning assigned to such term in Section
2.21(a).
“Extension” shall have the meaning assigned to such term in Section 2.21(a).
“Extension Amendment” shall have the meaning assigned to such term in Section
2.21(c).
“Extension Offer” shall have the meaning assigned to such term in Section 2.21(a).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this
Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business
Day by the New York Federal Reserve Bank, or, if such rate is not so published for any day which is a
Business Day, the average of the quotations for such day on such transactions received by the
Administrative Agent from three (3) federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined shall be deemed to be zero for purposes of this
Agreement).
“Fee Letters” shall mean the Wells Fargo Fee Letter and the JPMorgan Fee Letter.
“Fees” shall mean all fees payable pursuant to Section 2.10.
“Finance Lease Obligations” shall mean, with respect to any person, the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are, in conformity with
GAAP, accounted for as a finance lease (rather than an operating lease) on the balance sheet of that person.  and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Financial Covenants” shall mean the financial covenants in Section 6.10.
“Financial Officer” shall mean, with respect to any person, the chief financial officer, principal accounting officer, director of financial services, treasurer, assistant treasurer or controller or similar officer of such person.
“First Lien Debt” shall mean, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date under this Agreement or that is secured by a
Lien on the Collateral that is pari passu or senior with the Lien on the Collateral securing the Obligations.
“First Lien Intercreditor Agreement” shall mean a “pari passu” intercreditor agreement between or among the Administrative Agent and one or more Senior Representatives for holders of Pari Passu Lien Debt or Permitted Pari Passu Secured Refinancing Debt reasonably satisfactory to the Administrative Agent and the Borrower, in each case as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. Upon the request of the Borrower, the Administrative Agent will execute and deliver a First Lien
Intercreditor Agreement with one or more Senior Representative for Pari Passu Lien Debt permitted hereunder.
“First Lien Net Leverage Ratio” shall mean, as at any date of determination, the ratio of
First Lien Debt (net of Unrestricted Cash and cash equivalents of Holdings and the Restricted
Subsidiaries) as at such date to Consolidated EBITDA, determined for the most recent Test Period.  For the avoidance of doubt, (i) debt incurred with respect to any Incremental Equivalent Debt (or any
Permitted Refinancing Indebtedness in respect of the foregoing) shall, in each case, be treated as First
Lien Debt for purposes of the calculation of the First Lien Net Leverage Ratio governing the incurrence of debt under the Incremental Facilities or Incremental Equivalent Debt even if incurred as unsecured or junior secured debt and (ii) for purposes of determining pro forma compliance with the First Lien Net
Leverage Ratio in connection with the incurrence of Indebtedness (including any Incremental Facility), the cash proceeds to be received in connection with such incurrence shall not be included in the calculation of Unrestricted Cash and cash equivalents of Holdings and the Restricted Subsidiaries.

“Fitch” means Fitch Ratings, Inc., or any successor entity thereto.
“Fixed Incremental Amount” means, as of the date of measurement, the sum of:
(a)the greater of (i) 100% of Closing Date EBITDA and (ii) 100% of Consolidated
EBITDA determined for the most recent Test Period, plus
(b)the aggregate principal amount of any voluntary prepayments, redemptions and repurchases (including those made through (i) debt buybacks (whether or not offered to all lenders) and in the case of below-par repurchases in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase and (ii) amounts paid pursuant to “yank-a-bank” provisions with credit given to the amount actually paid in cash, if acquired below par) of the Term Loans or of other indebtedness (other than the Revolving Facility in effect on the Closing Date) secured on a pari passu basis with the Term Loans (which, if constituting revolving indebtedness, is accompanied by a permanent reduction of commitments), in each case except to the extent such prepayments were funded with the proceeds of long-term indebtedness of a Loan Party; plus
(c)the principal amount of any permanent reduction in the aggregate commitments under the Revolving Facility as in effect on the Closing Date (the amount in this clause (c) being solely the difference between (A) the aggregate commitments under the Revolving Facility as in effect on the
Closing Date and (B) the aggregate commitments under the Revolving Facility after giving effect to such reduction); plus
(d)the aggregate principal amount of Indebtedness permitted to be incurred under
Section 6.01(l); minus
(e)without duplication of any amounts incurred in reliance on this definition, the sum of:
(i)the aggregate amount of any Incremental Term Loans, Incremental
Revolving Facility Commitments or Incremental Equivalent Debt incurred and then outstanding in reliance on the Fixed Incremental Amount, plus
(ii)the aggregate principal amount of Indebtedness incurred and then outstanding under Section 6.01(l).
“Floor” shall mean a rate of interest equal to (x) in the case of Term Loans, 0.50% and
(y) in the case of Revolving Facilities, 0.00%.
“Foreign Benefit Event” shall mean, with respect to any Foreign Benefit Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments under any applicable law on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Benefit Plan, which termination would reasonably be expected to give rise to liability for the Borrower or any of the other Restricted Subsidiaries or to appoint a trustee or similar official to administer any such Foreign Benefit Plan, or alleging insolvency or any such Foreign
Benefit Plan, (d) the incurrence of any liability under applicable law on account of the complete or partial termination of such Foreign Benefit Plan or the complete or partial withdrawal of any participating employer therein, (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Borrower or any of the other Restricted Subsidiaries, or (f) the imposition on the Borrower or any of the other Restricted
Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case, that would result in a Material Adverse Effect.
“Foreign Benefit Plan” shall mean any benefit plan (other than a Plan or a
Multiemployer Plan) that is not governed by the laws of the United States and that, under applicable law, is required to be funded through a trust or other funding vehicle maintained exclusively by a
Governmental Authority.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America.  For purposes of this definition, the United States of
America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” shall mean any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Banks, such Defaulting Lender’s Revolving Facility Percentage of the outstanding
Revolving L/C Exposure, other than Revolving L/C Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Facility
Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.
“FSHCO” means any direct or indirect Subsidiary of Holdings (other than the Borrower)
that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) in one or
more CFCs or other FSHCOs.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.03; provided that any reference to the application of GAAP in Section 3.13(b), Section 5.03, Section 5.07 and Section
6.02(e) to a Foreign Subsidiary (and not as a consolidated Subsidiary of the Borrower) shall mean generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary.
“General Asset Sale Basket” shall have the meaning assigned to such term in Section
6.05(n).
“Governing Person(s)” shall mean: (a) in the case of any corporation, the board of directors of such corporation; (b) in the case of any limited liability company, (i) if such limited liability company is a member-managed limited liability company, the member(s) of such limited liability company or (ii) if such limited liability company is not a member-managed limited liability company, the board of directors, board of managers or manager of such limited liability company; (c) in the case of any partnership, the general partner of such partnership; and (d) in case of any other entity, the functional equivalent of the foregoing as it relates to that entity.
“Governmental Approval” shall mean any action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party that is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security
Documents or the exercise by the Administrative Agent or any Lender of its rights or remedies under the
Loan Documents or in respect of the Collateral.
“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body with competent jurisdiction over a person.
“Guarantee” of or by any person (the “guarantor”) shall mean
(a)any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(i)to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligations,
(ii)to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation,
(iii)entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or
(iv)as an account party in respect of any letter of credit, bank guarantee or other letter of credit guarantee issued to support such Indebtedness or other obligation, or
(b)any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor;
provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the
Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Guarantors” shall mean Holdings, the Borrower, each Restricted Subsidiary of the
Borrower listed on Schedule 1.01 and each other Restricted Subsidiary of the Borrower that is a party to the Collateral Agreement after the Closing Date.

“Guaranty” means (a) the guaranty pursuant to the Collateral Agreement made by
Guarantors from time to time party thereto in favor of the Administrative Agent on behalf of the Secured
Parties and (b) each other guaranty and supplement to the Collateral Agreement delivered in accordance with the Collateral and Guarantee Requirements.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum byproducts or distillates, friable asbestos or friable asbestos containing materials, polychlorinated biphenyls or radon gas, in each case, that are regulated or would give rise to liability under any Environmental Law.
“Hedge Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a
Hedge Agreement.
“Historical Annual Financial Statements” shall mean the audited consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal years ended September 30, 2022 and September 30, 2023 and, to the extent such consolidated balance sheets and related statements of income and cash flows include the financial results of any person who is not a Restricted Subsidiary, supplements showing consolidating information for the Borrower and its
Restricted Subsidiaries.
“Historical Interim Financial Statements” shall mean unaudited interim consolidated balance sheets and related statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal quarter ended June 30, 2024 and the comparative period in the preceding fiscal year (without footnote disclosure) and, to the extent such unaudited interim consolidated balance sheets and related statements of income and cash flows include the financial results of any person who is not a Restricted
Subsidiary, supplements showing consolidating information for the Borrower and its Restricted
Subsidiaries.
“Holdings” shall have the meaning assigned to such term in the introductory paragraphs hereof.
“Immaterial Subsidiary” shall mean any Subsidiary that did not
(a)as of the last day of the fiscal year of Holdings most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets or revenues representing in excess of
5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date,
and
(b)when taken together with all Immaterial Subsidiaries as of the last day of the fiscal year of Holdings most recently ended, have assets with a value in excess of 10.0% of Consolidated
Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted
Subsidiaries as of such date;

provided that Holdings shall only be required to make such determination at the time it delivers Annual
Financial Statements corresponding to such fiscal year pursuant to Section 5.04(a).  Holdings will designate in writing to the Administrative Agent the Subsidiaries that will cease to be treated as
“Immaterial Subsidiaries” promptly after making any determination in order to comply with the foregoing limitation.
“Incremental Equivalent Debt” shall mean Indebtedness subject to the terms set forth in
Section 2.19(f) that is not incurred or issued under this Agreement.
“Incremental Facility” shall mean an Incremental Term Facility or an Incremental
Revolving Facility.
“Incremental Facility Amendment” shall have the meaning assigned to such term in
Section 2.19(b).
“Incremental Loan” shall mean an Incremental Term Loan or an Incremental Revolving
Loan.
“Incremental Revolving Facility” shall have the meaning assigned to such term in
Section 2.19(a).
“Incremental Revolving Facility Commitment” shall have the meaning assigned to such term in Section 2.19(a).
“Incremental Revolving Lender” shall have the meaning assigned to such term in
Section 2.19(b).
“Incremental Revolving Loans” shall have the meaning assigned to such term in
Section 2.19(a).
“Incremental Term Facility” shall have the meaning assigned to such term in Section
2.19(a).
“Incremental Term Loans” shall have the meaning assigned to such term in Section
2.19(a).
“Indebtedness” shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with
GAAP, (e) all Finance Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Hedge Agreements (which, for purposes of this definition, will include any agreement that would be a Hedge Agreement had it not been entered into for speculative purposes), (g)
the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and bank guarantees, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness described in clauses (a) through (h) above and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or preferred stock issued by a
Restricted Subsidiary (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include (i) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (ii) prepaid or deferred revenue arising in the ordinary course of business, (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset or (iv) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP.  The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean (a) all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan
Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Information” shall have the meaning assigned to such term in Section 3.14(a).
“Initial Revolving Facility” means the Initial Revolving Facility Commitments and the extensions of credit made thereunder.
“Initial Revolving Facility Commitment” has the meaning assigned to such term in the definition of “Revolving Facility Commitment”.
“Initial Revolving Facility Lender” shall mean any Lender that holds an Initial
Revolving Facility Commitment or makes an Initial Revolving Loan to the Borrower pursuant to
Section 2.01(a).
“Initial Revolving Loan” shall mean a Revolving Facility Loan made (i) pursuant to the
Revolving Facility Commitments in effect on the Closing Date (as the same may be amended from time to time in accordance with this Agreement) or (ii) pursuant to any Incremental Revolving Facility
Commitment made on the same terms as (and forming a single Class with) the Revolving Facility
Commitments referred to in clause (i) of this definition.
“Initial Term Facility Commitment” has the meaning assigned to such term in the definition of “Term Facility Commitment”.
“Inside Maturity Exception” means Indebtedness consisting of any combination of
Incremental Term Facilities, Incremental Equivalent Debt, Permitted Ratio Debt or Indebtedness incurred
(and, for the avoidance of doubt, not assumed) pursuant to Section 6.01(i) and any Permitted Refinancing
Indebtedness in connection with the foregoing that is designated by the Borrower as being incurred pursuant to this provision; provided that such Indebtedness either (a) is, when taken together with all other Indebtedness incurred in reliance on this clause (a), in an original principal amount not to exceed the greater of (i) 100% of Closing Date EBITDA and (ii) 100% of Consolidated EBITDA determined for the most recent Test Period, or (b) constitutes a bridge financing, an escrow or other similar arrangement, the terms of which provide for automatic extension of the maturity date thereof, subject to customary conditions, to a date that is not earlier than the Latest Maturity Date.

“Insufficiency” with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.
“Intellectual Property Rights” shall have the meaning assigned to such term in Section
3.23.
“Interest Coverage Ratio” shall mean, as at any date of determination, the ratio of
(i) Consolidated EBITDA of Holdings and the Restricted Subsidiaries for the most recent Test Period to
(ii) consolidated interest charges paid or payable currently in cash in respect of such period, but in any event to (A) exclude (w) fees and expenses (other than interest expense paid or payable in cash)
associated with the Transactions and any annual agency fees, (x) costs associated with obtaining, or breakage costs in respect of, obligations under Hedge Agreements, (y) fees and expenses (other than interest expense paid or payable in cash) associated with any Asset Sales, acquisitions, Investments, equity issuances or debt issuances (in each case, whether or not consummated) and (z) amortization of deferred financing costs with respect to the Term Facility and with respect to other Indebtedness permitted to be incurred hereunder and (B) be net of interest income and gains from hedging obligations.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” shall mean, (a) with respect to any Term SOFR Loan, the last day of the
Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR
Borrowing with an Interest Period of more than three (3) months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three (3) months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such
Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last
Business Day of each March, June, September and December.
“Interest Period” means as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, as selected by the Borrower in its committed loan notice, or such other period that is twelve months or less requested by the Borrower (by 11:00 a.m.
(New York City time) four (4) Business Days prior to the commencement of such period) and consented to by the Administrative Agent and each applicable Lender (in the case of each requested Interest Period, subject to availability); provided that:
(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such
Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii) any Interest Period pertaining to a Term SOFR Loan that begins on the last
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii) no Interest Period shall extend beyond the Maturity Date.
“Investment” shall mean, as to any person, any direct or indirect acquisition or investment by such person, by means of:

(a)the purchase or other acquisition (including by merger or otherwise) of Equity
Interests or debt or other securities of another person;
(b)a loan, advance or capital contribution to, Guarantee or assumption of
Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another person, including any partnership or joint venture interest in such other person;
(c)the purchase or other acquisition (in one transaction or a series of transactions, including by merger or otherwise) of all or substantially all of the property and assets or business of another person or assets constituting a business unit, line of business or division of another person; or
(d) a Letter of Credit issued for the account of an Unrestricted Subsidiary;
provided that the following shall not constitute an Investment: (i) intercompany advances between and among the Borrower and its Restricted Subsidiaries relating to their cash management, tax and accounting operations in the ordinary course of business and (ii) intercompany loans, advances or Indebtedness between and among the Borrower and its Restricted Subsidiaries having a term not exceeding three hundred and sixty-four (364) days and made in the ordinary course of business.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” shall mean, as the context may require, (i) JPMorgan Chase Bank, N.A.
and Wells Fargo Bank, National Association and (ii) each other Issuing Bank designated pursuant to
Section 2.22(l), in each case in its capacity as an issuer of Letters of Credit hereunder, and its permitted successors in such capacity.  An Issuing Bank may, in its discretion, arrange for one or more Letters of
Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.10(c).
“JPMorgan Fee Letter” shall mean the JPMorgan Fee Letter, dated August 12, 2024, by and among The AZEK Group LLC and JPMorgan Chase Bank, N.A.
“Junior Financing” shall have the meaning assigned to such term in Section 6.09(b)(i).
“Junior Lien Debt” shall mean any Indebtedness that is secured by a Lien on all or any portion of the Collateral that has a priority that is contractually junior to the Lien on such Collateral that secures the Obligations.
“Junior Lien Intercreditor Agreement” shall mean a “junior lien” intercreditor agreement between or among the Administrative Agent and one or more Senior Representatives for holders of Junior Lien Debt or Permitted Junior Secured Refinancing Debt reasonably satisfactory to the
Administrative Agent, in each case as amended, restated, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof.  Upon the request of the
Borrower, the Administrative Agent will execute and deliver a Junior Lien Intercreditor Agreement with one ore more Senior Representatives for Junior Lien Debt or Permitted Junior Secured Refinancing Debt
permitted hereunder.

“Latest Maturity Date” shall mean, at any date of determination, the later of (x) the latest Revolving Facility Maturity Date and (y) the latest Term Facility Maturity Date, in each case then in effect on such date.
“L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.
“L/C Participation Fee” shall have the meaning assigned to such term in
Section 2.10(c).
“LCE Election” shall have the meaning assigned to such term in Section 1.09.
“LCE Test Date” shall have the meaning assigned to such term in Section 1.09.
“Lead Arranger” shall mean each of the Bookrunners and Lead Arrangers identified on the cover page of this Agreement.
“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), as well as any person that becomes a Lender hereunder pursuant to Section 9.04 and any Additional Lender. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.
“Lender Default” shall mean (a) the refusal (which may be given verbally or in writing and has not been retracted) or failure of a Lender to make available its portion of any Borrowing, to acquire participations in a Swingline Loan pursuant to Section 2.23 or to fund its portion of any unreimbursed payment under Section 2.22(e), which refusal or failure is not cured within two (2)
Business Days after the date of such refusal or failure, unless such Lender notifies the Administrative
Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied, (b) the failure of a Lender to pay over to the Administrative Agent, any Issuing Bank or any other Lender any amount (other than any amount referred to in clause (a)) required to be paid by it under this Agreement within two (2) Business
Days of the date such amount is due, (c) any Lender having notified the Borrower or the Administrative
Agent in writing that it does not intend to comply with its obligations under Section 2.04, Section 2.22 or
Section 2.23, or any Lender having made a public statement that it does not intend to comply with
Section 2.04, Section 2.22 or Section 2.23 or its funding obligations generally under other agreements pursuant to which it has committed to extend credit, unless such public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding cannot be satisfied, (d) the failure of any Lender within three (3) Business Days after request by the
Administrative Agent in writing to confirm that it will comply with its obligations under Section 2.04,
Section 2.22 or Section 2.23, as applicable, (e) any Lender becoming insolvent or subject to a Lender
Related Distress Event or (f) any Lender, or the direct or indirect parent company of any Lender, becoming the subject of a Bail-In Action; provided that a Lender shall cease to be a Defaulting Lender pursuant to clause (d) hereof upon receipt of written confirmation by the Administrative Agent and the
Borrower that such Lender will comply with its obligations under Section 2.04, Section 2.22 or Section
2.23, as applicable.
“Lender-Related Distress Event” shall mean, with respect to any Lender or any person that directly or indirectly Controls such Lender (each, a “Distressed Person”), as the case may be, a voluntary or involuntary case with respect to such Distressed Person under Title 11 of the United States

Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or a custodian, conservator, receiver or similar official being appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such
Distressed Person or any person that directly or indirectly controls such Distressed Person being subject to a forced liquidation, or such Distressed Person making a general assignment for the benefit of creditors or being otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-
Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any person that directly or indirectly controls such
Lender by a Governmental Authority.
“lending office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Term Loans.
“Letter of Credit” shall have the meaning assigned to such term in Section 2.22(a).
“Letter of Credit Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.22.
“Letter of Credit Individual Sublimit” shall mean, with respect to any Issuing Bank, the amount set forth opposite such Issuing Bank’s name on Schedule 2.01 hereto or such other amount as specified in the agreement pursuant to which such person becomes an Issuing Bank hereunder or, in each case, such larger amount not to exceed the Letter of Credit Sublimit as the Administrative Agent and the
applicable Issuing Bank may agree .
“Letter of Credit Sublimit” shall mean the aggregate Letter of Credit Commitments of the Issuing Banks, in an aggregate amount not to exceed $50.0 million, as such amount may be reduced pursuant to Section 2.07.  The Letter of Credit Sublimit is part of, and not in addition to, the Revolving
Facility.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing)
relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Limited Condition Acquisition” shall mean any acquisition (including by means of a merger, amalgamation or consolidation) of, or Investment by one or more of the Borrower and its
Restricted Subsidiaries (other than intercompany Investments) in, any assets, business or person the consummation of which is not conditioned on the availability of, or on obtaining, financing.
“Limited Condition Event” shall mean any (a) Limited Condition Acquisition or
(b) redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing.
“Loan” shall mean the Term Loans, the Revolving Facility Loans and the Swingline
Loans.

“Loan Documents” shall mean this Agreement, the Security Documents, any First Lien
Intercreditor Agreement, any Junior Lien Intercreditor Agreement, any Note, any Letter of Credit and,
solely for the purposes of Section 3.01, Section 3.02, and Section 7.01 hereof, the Fee Letters and any other document that is designated a “Loan Document” by the Borrower and the Administrative Agent, as
each such document may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.
“Loan Parties” shall mean Holdings, the Borrower and the other Subsidiary Loan
Parties.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Market Disruption Event” shall have the meaning assigned to such term in Section
2.12(b).
“Material Acquisition” shall mean any Permitted Business Acquisition with Acquisition
Consideration of at least $100.0 million.
“Material Acquisition Period” shall mean any period from and after the occurrence of a
Material Acquisition to and including the last day of the fourth full fiscal quarter following the fiscal quarter in which such Material Acquisition occurred.
“Material Adverse Effect” shall mean a material adverse effect on (i) the business, financial condition or results of operations, in each case, of Holdings and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents or (iii) the legality, validity or enforceability of the Loan
Documents or the rights and remedies of the Administrative Agent and the Lenders, taken as a whole, under the Loan Documents.
“Material Indebtedness” shall mean Indebtedness (other than the Loans) of Holdings or any Subsidiary Loan Party in an aggregate principal amount exceeding the greater of (i) $47.0 million and
(ii) 2.0% of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately prior to the date of determination for which financial statements are available.
“Material Subsidiary” shall mean any Restricted Subsidiary other than Immaterial
Subsidiaries.
“Maturity Date” shall mean, as the context may require, any Term Facility Maturity
Date or Revolving Facility Maturity Date.
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“Minimum Extension Condition” shall have the meaning assigned to such term in
Section 2.21(b).
“Minimum L/C Collateral Amount” shall mean, at any time, in connection with any
Letter of Credit, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Revolving L/C Exposure with respect to such Letter of Credit at such time and (ii) otherwise, an amount sufficient to provide credit support with respect to such Revolving L/C
Exposure as determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“MNPI” shall mean any material nonpublic Information regarding the Borrower and the
Subsidiaries that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information).  For purposes of this definition “material nonpublic information” shall mean nonpublic information that would reasonably be expected to be material to a decision by any Lender to assign or acquire any Loans or Commitments or to enter into any of the transactions contemplated thereby.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3)
of ERISA to which the Borrower or any other Restricted Subsidiary or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.
“Net Cash Proceeds” shall mean,
(a)100% of the cash proceeds actually received by Holdings or any of the Restricted
Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when actually received) in respect of any Asset Sale or Recovery Event, net of
(i)attorney, accountants, auditor, printer, SEC filing, brokerage, consultant, investment banking, advisory, placement, arranger or underwriting fees and expenses and any other customary fees and expenses actually incurred in connection therewith,
(ii)search and recording charges,
(iii)required debt payments and required payments of other obligations in respect of Indebtedness secured by a Lien permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document or a
Lien which is expressly pari passu (in which case the pro rata portion (determined based on the then outstanding principal amount of the Term Loans that would otherwise be required to be prepaid with such Net Cash Proceeds and the aggregate amount of such principal) of such Net
Cash Proceeds applied in respect of any such payments secured by such Lien shall not constitute
Net Cash Proceeds for purposes hereof) or subordinate to the Liens pursuant to the Loan
Documents),
(iv)Taxes (and the amount of any distributions made pursuant to Section
6.06 to permit the Borrower or any Parent Entity to pay such Taxes), including sales, transfer, deed or mortgage recording taxes, paid or payable as a result thereof, and any other payment required by applicable law as a result of such Asset Sale,
(v)any payment amounts required to be paid by law, rule or regulation upon receipt to a third party as a result of such Asset Sale or Recovery Event (including to labor unions and environmental trusts) and
(vi)any reserve established in accordance with GAAP (provided that such reserved amounts shall be Net Cash Proceeds to the extent and at the time of any reversal

(without the satisfaction of any applicable liabilities in cash in a corresponding amount)), in each case, as determined reasonably and in good faith by a Responsible Officer of the Borrower;
provided that, with respect to any Asset Sale or Recovery Event, (A) no proceeds realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such proceeds shall exceed $10.0 million, and (B) no proceeds shall constitute Net Cash Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $20.0 million (the proceeds described in clauses (A) and (B), “Below Threshold Asset Sale Proceeds”) and
(b)100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any other Restricted Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including attorney, accountants, auditor, printer, SEC filing, brokerage, consultant, investment banking, advisory, placement, arranger or underwriting fees and expenses and any other customary fees and expenses actually incurred in connection therewith).
For purposes of calculating the amount of any Net Cash Proceeds, fees, commissions and other costs and expenses payable to Holdings or any Affiliate of Holdings shall be disregarded.
“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Short Lender” means at any date of determination, each Lender that has a Net
Short Position as of such date; provided that Unrestricted Lenders shall not be Net Short Lenders.
“Net Short Position” means, with respect to a Lender (other than an Unrestricted
Lender), as of a date of determination, the net positive position, if any, held by such Lender that is remaining after deducting any long position that the Lender holds (i.e., a position (whether as an investor, lender or holder of Loans, debt obligations and/or Derivative Instruments) where the Lender is exposed to the credit risk of Deliverable Obligations of the Loan Parties) from any short positions (i.e., a position as described above, but where the Lender is instead protected from the credit risk described above).
For purposes of determining whether a Lender (other than an Unrestricted Lender) has a
Net Short Position on any date of determination:
(i)Derivative Instruments shall be counted at the notional amount (in Dollars) of such Derivative Instrument; provided that, subject to clause (v) below, the notional amount of Derivative
Instruments referencing an index that includes any of the Loan Parties or any bond or loan obligation issued or guaranteed by any Loan Party shall be determined in proportionate amount and by reference to the percentage weighting of the component which references any Loan Party or any bond or loan obligation issued or guaranteed by any Loan Party that would be a “Deliverable Obligation” or an
“Obligation” (as defined in the ISDA CDS Definitions) of the Loan Parties;
(ii)notional amounts of Derivative Instruments in other currencies shall be converted to the Dollar equivalent thereof by such Lender in accordance with the terms of such Derivative
Instruments, as applicable; provided that if not otherwise provided in such Derivative Instrument, such conversion shall be made in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate determined (on a mid-market basis) by such Lender, acting in a commercially reasonable manner, on the date of determination;

(iii)Derivative Instruments that are documented using either the 2014 ISDA Credit
Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (or any successor definitions thereof, collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans if such Lender is a protection buyer or the equivalent thereof for such Derivative Instrument and (A) the Loans are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by IHS Markit Ltd, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner) or (B) the Loans would be a
“Deliverable Obligation” or an “Obligation” (as defined in the ISDA CDS Definitions) of the Loan
Parties under the terms of such derivative transaction;
(iv)credit derivative transactions or other Derivative Instruments not documented using the ISDA CDS Definitions shall be counted for purposes of the Net Short Position determination if, with respect to the Loans, such transactions are functionally equivalent to a transaction that offers such
Lender protection in respect of the Loans; and
(v)Derivative Instruments in respect of an index that includes any of the Loan
Parties or any instrument issued or guaranteed by any of the Loan Parties shall not be deemed to create a short position, so long as (A) such index is not created, designed, administered or requested by such
Lender and (B) the Loan Parties, and any “Deliverable Obligation” (as defined in the ISDA CDS
Definitions) of the Loan Parties, collectively, shall represent less than 5.0% of the components of such index.
Notwithstanding the foregoing, in no event shall market making activities be counted for purposes of determining if any Lender has a Net Short Position.
“Net Short Representation” means, with respect to any Lender (other than an
Unrestricted Lender) at any time, a representation and warranty (including any deemed representation and warranty, as the case may be) from such Lender to the Borrower that it is not (x) a Net Short Lender at such time or (y) knowingly and intentionally acting in concert with any of its Affiliates for the express purpose of creating (and in fact creating) the same economic effect with respect to the Loan Parties as though such Lender were a Net Short Lender at such time.
“New York Courts” shall have the meaning assigned to such term in Section 9.15(a).
“New York Federal Reserve Bank” shall mean the Federal Reserve Bank of New York.
“No MNPI Representation” shall mean, with respect to any person, a representation that such person is not in possession of any MNPI.
“Non-Consenting Lender” shall have the meaning assigned to such term in Section
2.17(c).
“Not Otherwise Applied” shall mean, with respect to any capital contribution or the proceeds from the sale or issuance of Equity Interests that is proposed to be applied to a particular use or transaction, that such amount was not previously applied or is not simultaneously being applied, to any other use, payment or transaction other than such particular use, payment or transaction.  “Otherwise
Applied” shall have the corresponding meaning.
“Note” shall have the meaning assigned to such term in Section 2.06(e).

“Obligations” shall mean
(a)all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document, including all interest and expenses accrued or accruing (or that would, absent the commencement of an insolvency or liquidation proceeding, accrue)
after the commencement by or against any Loan Party of any proceeding under Title 11 of the United
States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law naming such Loan Party as the debtor in such proceeding, in accordance with and at the rate specified in this Agreement, whether or not the claim for such interest or expense is allowed or allowable as a claim in such proceeding,
(b)all amounts owing to any Qualified Counterparty under any Specified Hedge
Agreement and
(c)any Cash Management Obligations;
provided that (i) the Obligations of the Loan Parties under any Specified Hedge Agreement and Cash
Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of
Collateral or Guarantors effected in the manner permitted by this Agreement or any Security Document shall not require the consent of any Cash Management Bank or Qualified Counterparty pursuant to any
Loan Document; provided, further, that for purposes of determining any Obligations of a Loan Party,
“Obligations” shall not create any Guarantee by a Guarantor of any Excluded Swap Obligation of such
Guarantor.
“OFAC” shall have the meaning assigned to such term in the definition of “Sanctioned
Person”.
“Other Applicable Indebtedness” shall have the meaning assigned to such term in
Section 2.09(a)(i).
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax
(other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Revolving Facility Commitments” shall mean, individually or collectively as the context may require, (a) Extended Revolving Commitments to make Extended Revolving Loans and
(b) Replacement Revolving Commitments.
“Other Revolving Loans” shall mean, collectively (a) Extended Revolving Loans and
(b) Replacement Revolving Loans.
“Other Taxes” shall mean any and all present or future stamp, court or documentary taxes or any other excise, transfer, sales, property, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan

Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).
“Other Term Loan Installment Date” shall have the meaning assigned to such term in
Section 2.07(a)(ii).
“Other Term Loans” shall have the meaning assigned to such term in Section 2.20.
“Parent Entity” shall mean any direct or indirect parent of the Borrower, including
Holdings.
“Pari Passu Lien Debt” means any Indebtedness that is secured by Liens on all or any portion of the Collateral that is pari passu in priority with the Liens on Collateral that secure the
Obligations.  For the avoidance of doubt, “Pari Passu Lien Debt” includes the Closing Date Term Loans, the Revolving Facility Loans and any other Indebtedness hereunder.
“Participant” shall have the meaning assigned to such term in Section 9.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 9.04(d).
“Payment Office” shall mean the office of the Administrative Agent located at 1525
West WT Harris Blvd. 1B1 Charlotte, NC 28262 MAC D110-019, or such other office as the
Administrative Agent may designate to the Borrower and the Lenders from time to time.
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in
ERISA, or any successor thereto.
“Periodic Term SOFR Determination Day” have the meaning assigned to such term in the definition of “Term SOFR”.
“Permitted Amendment” shall mean any Incremental Facility Amendment, Refinancing
Amendment or Extension Amendment.
“Permitted Business Acquisition” shall mean (i) any acquisition of Equity Interests of a person that becomes a Restricted Subsidiary or (ii) any acquisition (including through a merger, consolidation or amalgamation) of a division or line of business or all or substantially all of the assets of a person by the Borrower or a Restricted Subsidiary (or any subsequent investment made in a person, division or line of business previously acquired in a Permitted Business Acquisition by the Borrower or a
Restricted Subsidiary), if immediately after giving effect thereto, any assets acquired shall be utilized in, and if the acquisition involves a merger, consolidation or stock acquisition, the person that is the subject of such acquisition shall be engaged in, a business otherwise permitted to be engaged in by the Borrower under this Agreement; provided that Permitted Business Acquisitions of non-Loan Party Restricted
Subsidiaries or of divisions or lines of business or assets by non-Loan Party Restricted Subsidiaries shall not exceed, at the time of the making of such Permitted Business Acquisition (and after giving effect thereto) and together with all other such outstanding Permitted Business Acquisitions, the greater of (x)
$351.0 million and (y) 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Permitted Business Acquisition for which financial statements are available.
“Permitted Indebtedness” shall mean all Indebtedness not incurred in violation of
Section 6.01.

“Permitted Investments” shall mean:
(a)Dollars, Canadian dollars, pounds sterling, euros or, in the case of any Foreign
Subsidiary, such local currencies held by it from time to time in the ordinary course of business and not for speculation;
(b)direct obligations of the United States of America or any member of the
European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two (2)
years;
(c)time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one (1) year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated at least “A-2” by Moody’s or at least “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(d)repurchase obligations for underlying securities of the types described in clauses
(b) and (c) above entered into with a bank meeting the qualifications described in clause (c) above;
(e)commercial paper maturing not more than one (1) year after the date of acquisition issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of
America with a rating, at the time any investment therein is made, of at least “P-1” by Moody’s or at least
“A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(f)securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);
(g)Indebtedness issued by persons with a rating of at least “A-2” by Moody’s or “A”
by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one (1) year from the date of acquisition;
(h)shares of or interests in mutual funds substantially all of the assets of which comprise investments satisfying any of the provisions of clauses (a) through (g) above;
(i)money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated “Aaa” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and (iii) have portfolio assets of at least $250.0 million; and
(j)instruments equivalent to those referred to in clauses (a) through (i) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United
States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Permitted Junior Secured Refinancing Debt” shall mean Junior Lien Debt; provided that (i) such Indebtedness is not secured by any property or assets of any person other than the Collateral,
(ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) the security agreements relating to such Indebtedness are substantially similar to or the same as the Security
Documents (as reasonably determined by the Borrower); and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a
Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior
Secured Refinancing Debt incurred by the Borrower, then the Administrative Agent and the Senior
Representative for such Indebtedness shall have executed and delivered a Junior Lien Intercreditor
Agreement.  Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Pari Passu Secured Refinancing Debt” shall mean any Pari Passu Lien
Debt incurred by the Borrower in the form of one or more series of senior secured notes or loans;
provided that
(i) such Indebtedness is not secured by any property or assets of any person other than the Collateral,
(ii)such Indebtedness constitutes Credit Agreement Refinancing Indebtedness,
(iii) the security agreements relating to such Indebtedness are substantially similar to or the same as the Security Documents (as reasonably determined by the Borrower) and
(iv)a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of a First Lien Intercreditor Agreement;
provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred by the Borrower, then the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered a First Lien Intercreditor Agreement.
Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Ratio Debt” means Indebtedness; provided that,
(a)at the time of incurrence thereof immediately after giving effect to the issuance, incurrence, or assumption of such Indebtedness:
(i)in the case of any Pari Passu Lien Debt, the First Lien Net Leverage
Ratio is equal to or less than (A) 4.00 to 1.00 or (B) if incurred in connection with a Permitted
Business Acquisition or similar Investment, the First Lien Net Leverage Ratio immediately prior to such incurrence;
(ii)in the case of any Junior Lien Debt, the Senior Secured Net Leverage
Ratio is equal to or less than (A) 4.25 to 1.00 or (B) if incurred in connection with a Permitted
Business Acquisition or similar Investment, the Senior Secured Net Leverage Ratio immediately prior to such incurrence, or

(iii)in the case of any Indebtedness that is not secured by a Lien on any
Collateral or is unsecured, either:
(A)the Total Net Leverage Ratio is equal to or less than (A) 4.25 to
1.00 or (B) if incurred in connection with a Permitted Business Acquisition or similar
Investment, the Total Net Leverage Ratio immediately prior to such incurrence, or
(B)the Interest Coverage Ratio is equal to or greater than (A) 2.00 to
1.00 or (B) if incurred in connection with a Permitted Business Acquisition or similar
Investment, the Interest Coverage Ratio immediately prior to such incurrence;
in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the most recent Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness provided that, that the principal amount of Indebtedness incurred under clause (a)(iii) above by Restricted Subsidiaries that are not or do not become Loan Parties shall not exceed the Shared Non-Guarantor Cap then available;
(b)if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, a Senior
Representative acting on behalf of the holders of such Permitted Ratio Debt has become party to, or is otherwise subject to the provisions of,
(i)if such Permitted Ratio Debt is Pari Passu Lien Debt, a First Lien
Intercreditor Agreement (and, if any Junior Lien Intercreditor Agreement is then in effect, such
Junior Lien Intercreditor Agreement) and
(ii)if such Permitted Ratio Debt is Junior Lien Debt, a Junior Lien
Intercreditor Agreement;
(c)the final maturity date of such Permitted Ratio Debt shall be no earlier than the then Latest Maturity Date;
(d)the Weighted Average Life to Maturity of any Permitted Ratio Debt shall be no shorter than the Weighted Average Life to Maturity of any Class of Term Loans hereunder in effect at the time such Permitted Ratio Debt is issued;
(e)if any such Permitted Ratio Debt is incurred by a Loan Party, such Permitted
Ratio Debt may not be guaranteed by any person other than the Loan Parties; and
(f)if such Permitted Ratio Debt is secured by any of the Collateral, such Permitted
Ratio Debt shall not be secured by any assets or property that does not constitute Collateral.
Permitted Ratio Debt will be deemed to include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund
(collectively, to “Refinance” or a “Refinancing” or “Refinanced”) the Indebtedness being Refinanced
(or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that

(a)the principal amount (or accreted value, if applicable) of such Permitted
Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the
Indebtedness so Refinanced plus the amount of unpaid accrued or capitalized interest and premiums thereon (including tender premiums), underwriting discounts, original issue discount, defeasance costs, fees (including upfront fees), commissions and expenses, and if the Indebtedness being Refinanced includes revolving commitments, the then undrawn portion thereof,
(b)except with respect to Section 6.01(j), the Weighted Average Life to Maturity of
such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the Weighted
Average Life to Maturity of the Indebtedness being Refinanced and (ii) the Weighted Average Life to
Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one (1) year following the Latest Maturity Date were instead due on the date that is one (1) year following the Latest Maturity Date; provided that no Permitted Refinancing
Indebtedness incurred in reliance on this subclause (ii) shall have any scheduled principal payments due prior to the Latest Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Latest Maturity Date for the Indebtedness being Refinanced; provided, further, that this requirement shall not apply to Permitted Refinancing Indebtedness in the form of one (1)-year bridge loans that are automatically convertible or exchangeable without conditions into other instruments meeting the requirements set forth in this definition (but for the avoidance of doubt, this requirement shall apply to any loans, securities or other debt into which such bridge loans are exchanged or that otherwise replace such bridge loans),
(c)if the Indebtedness being Refinanced is subordinated in right of payment to the
Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced and
(d)no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced;
provided, further, that
(i)with respect to a Refinancing of any Indebtedness permitted hereunder that is subordinated, such Permitted Refinancing Indebtedness shall (A) be subordinated to the guarantee by
Holdings and the Subsidiary Loan Parties of the Obligations and (B) be otherwise on terms not materially less favorable to the Lenders than those contained in the documentation governing the Indebtedness being
Refinanced and
(ii)Permitted Refinancing Indebtedness that Refinances any Indebtedness (or previous Refinancing thereof constituting Permitted Refinancing Indebtedness) that was incurred pursuant to a Fixed Basket (and not reclassified to a Ratio Basket prior to such Refinancing) shall be deemed a utilization of such Fixed Basket in an amount equal to such amount so Refinanced;
provided, further, that Indebtedness constituting Permitted Refinancing Indebtedness shall not cease to constitute Permitted Refinancing Indebtedness as a result of the subsequent extension of the Latest
Maturity Date.
“Permitted Unsecured Refinancing Debt” shall mean any unsecured Indebtedness incurred by the Borrower in the form of one or more series of unsecured notes or loans; provided that (i)
such Indebtedness is not secured by any property or assets of the Borrower or any other Restricted

Subsidiary and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness.  Permitted
Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, government, individual or family trust,
Governmental Authority or other entity of whatever nature.
“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of
ERISA (other than a Multiemployer Plan) that is (a) subject to the provisions of Title IV of ERISA or
Section 412 of the Code or Section 302 of ERISA and (b) either (i) sponsored or maintained (at the time of determination or at any time within the five (5) years prior thereto) by Holdings or any of its Restricted
Subsidiaries or any ERISA Affiliate or (ii) in respect of which Holdings or any of its Restricted
Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of
ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” shall have the meaning assigned to such term in Section 9.17(a).
“Pledged Collateral” shall have the meaning assigned to such term in the Collateral
Agreement.
“Prepayment Premium” shall have the meaning assigned to such term in Section
2.08(b).
“Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant or calculation hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.09.
“Protected Person” shall have the meaning assigned to such term in Section 9.05(e).
“Public Company Costs” means costs relating to, or in anticipation of or preparation for, compliance with the Sarbanes-Oxley Act of 2002 (or similar regulations in other jurisdictions), as amended, and other expenses arising out of or incidental to Holdings’ status (or any Parent Entity’s status that only owns, directly or indirectly, Holdings and its Subsidiaries) as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act (or similar regulations in other jurisdictions), the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, investor relations, directors’
and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.
“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).
“Purchasing Borrower Party” shall mean Holdings or any Restricted Subsidiary that becomes an Assignee pursuant to Section 9.04.

“Qualified Counterparty” shall mean any counterparty to (a) any Specified Hedge
Agreement that, at the time such Specified Hedge Agreement was entered into or, if entered into prior to the Closing Date, on the Closing Date, was the Administrative Agent, a Lead Arranger, a Lender or an
Affiliate of the foregoing, whether or not such person subsequently ceases to be the Administrative
Agent, a Lead Arranger, a Lender or an Affiliate of the foregoing or (b) Barclays Bank plc, with respect to any transactions entered into pursuant to the ISDA Master Agreement, dated as of November 1, 2022, between Barclays Bank plc and the Borrower.
“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified
Stock.
“Qualified Holding Company Debt” shall mean unsecured Indebtedness of Holdings that
(a)does not benefit from any Guarantee of any Subsidiary,
(b)will not mature prior to the date that is six (6) months after the Latest Maturity
Date in effect on the date of issuance or incurrence thereof,
(c)has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (e) below),
(d)does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the date that is six (6) months after the Latest Maturity Date in effect on the date of such issuance or incurrence and
(e)that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions that are no more restrictive (taken as a whole) to Holdings than those set forth in this
Agreement or that are customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities;
provided, that any such Indebtedness shall constitute Qualified Holding Company Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no
Event of Default shall have occurred and be continuing.
“Quarterly Financial Statements” shall have the meaning assigned to such term in
Section 5.04(b).
“Ratio Amount” means an aggregate principal amount of Indebtedness of the types described in clauses (a), (b) and (c) below that, after giving Pro Forma Effect to the incurrence thereof in accordance with Section 1.09 (assuming, in the case of (x) any Incremental Revolving Facility, a full drawing thereof as of the date of effectiveness of the Commitments with respect thereto and (y) any
Incremental Term Facilities with a delayed draw feature, either (as determined by the Borrower) (i) a full drawing thereof as of the date of receiving commitments in respect thereof or (ii) drawings based on the date and actual amount of funding thereof), would not result in:
(a)with respect to an Incremental Facility or Incremental Equivalent Debt to be
incurred as Pari Passu Lien Debt, the First Lien Net Leverage Ratio being greater than (i) 4.00 to 1.00 or

(ii) if incurred in connection with a Permitted Business Acquisition or similar Investment, the First Lien
Net Leverage Ratio immediately prior to such incurrence;
(b)with respect to any Incremental Equivalent Debt to be incurred as Junior Lien
Debt, the Senior Secured Net Leverage Ratio being greater than (A) 4.25 to 1.00 or (B) if incurred in connection with a Permitted Business Acquisition or similar Investment, the Senior Secured Net Leverage
Ratio immediately prior to such incurrence; and
(c)with respect to any Incremental Equivalent Debt that is not secured by a Lien on any Collateral or is unsecured, either:
(i)the Total Net Leverage Ratio being greater than (A) 4.25 to 1.00 or (B) if incurred in connection with a Permitted Business Acquisition or similar Investment, the Total Net
Leverage Ratio immediately prior to such incurrence; or
(ii)the Interest Coverage Ratio being less than (A) 2.00 to 1.00 or (B) if incurred in connection with a Permitted Business Acquisition or similar Investment, the Interest
Coverage Ratio immediately prior to such incurrence
in each case, after giving Pro Forma Effect to the incurrence of such Indebtedness and the use of proceeds thereof and measured as of and for the most recent Test Period immediately preceding the issuance, incurrence or assumption of such Indebtedness; provided that, the principal amount of Indebtedness incurred under clause (c) above by Restricted Subsidiaries that are not or do not become Loan Parties shall not exceed the Shared Non-Guarantor Cap then available.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any
Loan Party, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease thereof.
“Recipient” shall mean the Administrative Agent, any Lender, and any Issuing Bank, as
applicable.
“Recovery Event” shall mean any settlement of, or payment in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of Holdings or any
Restricted Subsidiary.
“Refinance” or a “Refinancing” or “Refinanced” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness”.
“Rescindable Amount” shall have the meaning assigned to such term in Section 2.16.
“Refinanced Debt” shall have the meaning assigned to such term in the definition of the term “Credit Agreement Refinancing Indebtedness”.
“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.20.

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, as amended, substantially identical notes (having the same guarantees and collateral provisions) issued in a dollar-for-
dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulated Entity” means (a) any swap dealer registered with the U.S. Commodity
Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and
Exchange Commission, as applicable; or (b) any commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211;
(iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause
(iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Parties” shall mean, with respect to any specified person, such person’s
Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating in, into, upon, onto or through the environment.
“Relevant Governmental Body” shall mean the Federal Reserve Bank or the Federal
Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Bank or the Federal Reserve Bank of New York, or any successor thereto.
“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.
“Replacement Revolving Commitments” shall have the meaning assigned to such term in Section 2.20.
“Replacement Revolving Loans” means any loan made to the Borrower under a Class of Replacement Revolving Commitments.
“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of
ERISA or the regulations issued thereunder, other than those events as to which the thirty (30)-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m)
or (o) of Section 414 of the Code).
“Repricing Transaction” shall mean, in connection with a transaction the primary purpose of which is to prepay, refinance, substitute or replace all or any portion of the Term Loans or to amend the Loan Documents to reduce the yield on all or any portion of the Term Loans, the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the incurrence of any long-term debt financing by the Borrower or any of its Restricted Subsidiaries having an “effective yield”
at the time of incurrence thereof (with the comparative determinations to be made by the Administrative
Agent in good faith and in consultation with the Borrower consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing) that is less than the “effective yield” (as determined by the
Administrative Agent on the same basis as provided in the preceding parenthetical) of such Term Loans at the time of incurrence thereof, including, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, such Term Loans; provided that a Repricing
Transaction shall not include any event that is consummated in connection with a Change in Control or
Transformative Acquisition.
“Required Class Lenders” means (i) with respect to any Term Facility, Lenders holding more than 50% of the Term Loans under such Term Facility, (ii) with respect to any Revolving Facility,
Lenders holding more than 50% of the drawn or undrawn Revolving Facility Commitments under such
Revolving Facility (or, if the Revolving Facility Commitments of such Class have terminated, the
Revolving Facility Credit Exposure of such Class) and (iii) with respect to the Revolving Facilities, the
Required Revolving Facility Lenders.  The Loans and drawn or undrawn Revolving Facility
Commitments of any Defaulting Lender shall not be included in the calculation of “Required Class
Lenders.”
“Required Financial Statements” shall have the meaning assigned to such term in
Section 5.04(b)(i).
“Required Lenders” shall mean, at any time, Lenders having outstanding Term Loans and utilized and unutilized Revolving Facility Commitments (or, if the Revolving Facility Commitments
have terminated, Revolving Facility Credit Exposure) that, taken together, represent more than 50% of the sum of (i) all Term Loans and (ii) all utilized and unutilized Revolving Facility Commitments (or, if the
Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time; provided that the Term Loans, utilized and unutilized Revolving Facility Commitments and
Revolving Facility Credit Exposure of any Defaulting shall be disregarded in determining Required
Lenders at any time.
“Required Revolving Facility Lenders” shall mean, at any time, Revolving Facility
Lenders having outstanding utilized and unutilized Revolving Facility Commitments (or, if the Revolving
Facility Commitments have terminated, Revolving Facility Credit Exposure) that, taken together, represent more than 50% of all utilized and unutilized Revolving Facility Commitments (or, if the
Revolving Facility Commitments have terminated, Revolving Facility Credit Exposure) outstanding at such time; provided that the utilized and unutilized Revolving Facility Commitments and Revolving
Facility Credit Exposure of any Defaulting Lender shall be disregarded in determining Required
Revolving Facility Lenders at any time.

“Required Term Lenders” shall mean, at any time, Term Lenders having outstanding
Term Loans that, taken together, represent more than 50% of all Term Loans outstanding at such time;
provided that the Term Loans of any Defaulting Lender shall be disregarded in determining Required
Term Lenders at any time.
“Resignation Effective Date” shall have the meaning assigned to such term in Section
8.09.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any
UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” shall mean, with respect to any Loan Party, the chief executive officer, president, vice president, secretary, assistant secretary or any Financial Officer of such Loan Party or any other individual designated in writing to the Administrative Agent by an existing Responsible
Officer of such Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the
Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.
“Restricted Subsidiary” shall mean any Subsidiary of Holdings that is not an
Unrestricted Subsidiary.
“Revolving Facility” shall mean the Revolving Facility Commitments of any Class and the extensions of credit made hereunder by the Revolving Facility Lenders of such Class and, for purposes of Section 9.08(b), shall refer to all such Revolving Facility Commitments as a single Class.
“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving
Facility Loans of the same Class and currency.
“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility
Lender, the commitment of such Revolving Facility Lender to make Revolving Facility Loans pursuant to
Section 2.01(a), expressed as an amount representing the maximum aggregate permitted amount of such
Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.07, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased, extended or replaced as provided under Section 2.19, Section 2.20 or Section 2.21.  The initial amount of each Lender’s
Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance,
Incremental Facility Amendment, Extension Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable.  The aggregate amount of the Lenders’ Revolving Facility Commitments on the Closing Date is $375.0 million (the
“Initial Revolving Facility Commitment”).  On the Closing Date, there is only one Class of Revolving
Facility Commitments.  After the Closing Date, additional Classes of Revolving Facility Commitments may be added or created pursuant to Extension Amendments, Refinancing Amendments or Incremental
Facility Amendments.
“Revolving Facility Credit Exposure” shall mean, at any time with respect to any Class of Revolving Facility Commitments, the sum of (a) the aggregate principal amount of the Revolving
Facility Loans of such Class outstanding at such time, (b) the Swingline Exposure applicable to such
Class at such time and (c) the Revolving L/C Exposure applicable to such Class at such time. The
Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the product of
(x) such Revolving Facility Lender’s Revolving Facility Percentage of the applicable Class and (y) the aggregate Revolving Facility Credit Exposure of such Class of all Revolving Facility Lenders, collectively, at such time.
“Revolving Facility Lender” shall mean a Lender (including an Incremental Revolving
Lender, and a Lender providing Extended Revolving Commitments or Replacement Revolving
Commitments) with a Revolving Facility Commitment or with outstanding Revolving Facility Loans.
“Revolving Facility Loan” shall mean a Loan made by a Revolving Facility Lender pursuant to Section 2.01(a).  Unless the context otherwise requires, the term “Revolving Facility Loans”
shall include Incremental Revolving Loans, Other Revolving Loans and Replacement Revolving Loans.
“Revolving Facility Maturity Date” shall mean, as the context may require, (a) with respect to the Revolving Facility in effect on the Closing Date, September 26, 2029 and (b) with respect to any other Classes of Revolving Facility Commitments, the maturity dates specified therefor in the applicable Extension Amendment, Refinancing Amendment or Incremental Facility Amendment.
“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility
Lender of any Class, the percentage of the total Revolving Facility Commitments of such Class represented by such Lender’s Revolving Facility Commitment of such Class.  If the Revolving Facility
Commitments of such Class have terminated or expired, the Revolving Facility Percentages of such Class shall be determined based upon the Revolving Facility Commitments of such Class most recently in effect prior thereto, giving effect to any assignments pursuant to Section 9.04.
“Revolving Facility Termination Event” shall have the meaning assigned to such term in Section 2.22(k).
“Revolving L/C Exposure” of any Class shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit applicable to such Class outstanding at such time and
(b) the aggregate principal amount of all L/C Disbursements applicable to such Class that have not yet been reimbursed at such time.  The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its applicable Revolving Facility Percentage of the aggregate Revolving L/C Exposure applicable to the applicable Class at such time.
“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor entity thereto.
“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in
Section 6.03.
“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the non-government controlled areas of Zaporizhzhia and the non-government controlled areas of Kherson regions of Ukraine, the so-called Donetsk People’s Republic, and so-called
Luhansk People’s Republic).
“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the
Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European
Union, any Member State of the European Union, or the United Kingdom; (b) the government of a
Sanctioned Country or the Government of Venezuela; or (c) any Person 50% or more owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by
OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union,
any European Union Member State or His Majesty’s Treasury of the United Kingdom.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Secured Parties” shall mean the collective reference to the “Secured Parties” as defined in the Collateral Agreement.
“Security Documents” shall mean the Collateral Agreement and each of the security agreements and other instruments and documents (other than this Agreement and any Note) executed and delivered by any Loan Party pursuant to the Collateral Agreement or pursuant to Section 4.01 or Section
5.10 hereof.
“Senior Representative” shall mean, with respect to any series of Pari Passu Lien Debt,
Junior Lien Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured
Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Debt” shall mean, as of any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any assets of Holdings or any Restricted Subsidiary.
“Senior Secured Net Leverage Ratio” shall mean the ratio of Senior Secured Debt (net of Unrestricted Cash and cash equivalents of Holdings and the Restricted Subsidiaries) to Consolidated
EBITDA, determined for the most recent Test Period.
“Shared Non-Guarantor Cap” shall mean, at any time, (a) the greater of (1) $117.0 million and (2) 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date such Indebtedness is incurred for which financial statements are available, less (b) the amount of any Indebtedness then outstanding and incurred in reliance on the Shared Non-Guarantor Cap.
“SOFR” shall mean the Secured Overnight Financing Rate as administered by the SOFR
Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” shall mean a Borrowing comprised of Term SOFR Loans.
“Specified Event of Default” shall mean any Event of Default under Section 7.01(b),
Section 7.01(c), Section 7.01(h) or Section 7.01(i).
“Specified Hedge Agreement” shall mean any Hedge Agreement entered into or assumed between or among the Borrower or any other Restricted Subsidiary and any Qualified
Counterparty and designated by the Qualified Counterparty and the Borrower in writing to the
Administrative Agent as a “Specified Hedge Agreement”. As of the date of this Agreement, Specified
Hedge Agreements include the ISDA Master Agreement, dated as of November 1, 2022, between
Barclays Bank plc and the Borrower.
“Specified Representations” shall mean the representations and warranties with respect to the Borrower and the Subsidiary Loan Parties set forth in Section 3.01 (but solely with respect to organizational status and organizational power and authority to execute, deliver and perform obligations under the applicable Loan Documents), Section 3.02 (but solely with respect to clauses (a) and (b)(i)
thereof), Section 3.03 (but solely with respect to the Loan Documents), Section 3.10 (but solely with respect to clause (b)(ii) thereof), Section 3.11, Section 3.17, Section 3.19 and Section 3.22.
“Specified Transaction” shall mean with respect to any period, any of the following identified by Holdings: (a) any transaction or series of related transactions, including Investments, that results in a person becoming a Restricted Subsidiary, (b) any designation of a Subsidiary as a Restricted
Subsidiary or an Unrestricted Subsidiary, (c) any Permitted Business Acquisition, (d) any transaction or series of related transactions, including Asset Sales, that results in a Restricted Subsidiary ceasing to be a
Subsidiary of the Borrower, (e) any acquisition or disposition of assets constituting a business unit, line of business or division of another person or a facility, (f) any material acquisition or disposition, (g) any restructuring of the business of the Borrower, whether by merger, consolidation, amalgamation or otherwise, (h) any incurrence or repayment of Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i)
any Restricted Payment, (j) any Limited Condition Event or (k) any other event, in each case that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”
“Standby Letters of Credit” shall have the meaning assigned to such term in
Section 2.22(a).
“Subagent” shall have the meaning assigned to such term in Section 8.02.
“Subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, limited liability company or other entity of which (a) Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the Governing Persons of such corporation, partnership, limited liability company or other entity are at the time owned by such parent or (b) more than 50.0% of the
Equity Interests are at the time owned by such parent.  Unless the context otherwise requires,
“Subsidiary” shall mean a Subsidiary of Holdings.
“Subsidiary Loan Parties” shall mean the Borrower and each Guarantor (other than
Holdings).

“Subsidiary Redesignation” shall have the meaning assigned to such term in the definition of “Unrestricted Subsidiary”.
“Supported QFC” has the meaning assigned to it in Section 9.24.
“Swap Obligation” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.
“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit H or such other form as shall be approved by the Swingline Lender.
“Swingline Commitment” shall mean the commitment of the Swingline Lender to make
Swingline Loans pursuant to Section 2.23.  The aggregate amount of the Swingline Commitments is
$35.0 million.  The Swingline Commitment is part of, and not in addition to, the Revolving Facility
Commitments.
“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time.  The Swingline Exposure of any Revolving Facility
Lender at any time shall be its applicable Revolving Facility Percentage of the aggregate Swingline
Exposure at such time.
“Swingline Lender” shall mean Wells Fargo Bank, National Association, in its capacity as a lender of Swingline Loans hereunder and its permitted successors and assigns or another Lender acceptable to the Borrower and the Administrative Agent.  The Swingline Lender may, in its discretion, arrange for one or more Swingline Loans to be made by Affiliates of the Swingline Lender, in which case the term “Swingline Lender” shall include any such Affiliate with respect to Swingline Loans made by such Affiliate.
“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to
Section 2.23. All Swingline Loans shall be denominated in Dollars.
“Syndication Agent” shall mean the Syndication Agent identified on the cover page of this Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority and any and all interest and additions to tax or penalties related thereto.
“Term Facility” shall mean the Term Facility Commitments of any Class utilized in making Term Loans hereunder and the Term Loans made thereunder.  Following the establishment of any
Incremental Term Loans, Other Term Loans or Extended Term Loans, such Incremental Term Loans,
Other Term Loans or Extended Term Loans shall be considered a separate Term Facility hereunder
(unless any Incremental Term Loans, Extended Term Loans or Other Term Loans are fungible with and added to any other existing Term Facility hereunder).
“Term Facility Commitment” means (a) as to any Term Lender, the obligation of such
Term Lender to make Term Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including
Section 2.19) and (b) as to all Term Lenders, the aggregate commitment of all Term Lenders to make
Term Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including Section 2.19).  The aggregate Term Facility Commitment of all the Term Lenders on
the Closing Date shall be $440.0 million (the “Initial Term Facility Commitment”).  The Term Facility
Commitment of each Term Lender on the Closing Date is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Acceptance, Incremental Facility Amendment, Extension
Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Term
Facility Commitment, as applicable.
“Term Facility Maturity Date” shall mean, as the context may require,
(a)with respect to the Closing Date Term Loans, September 26, 2031,
(b)with respect to any Incremental Term Loans, the final maturity date specified therefor in the applicable Incremental Facility Amendment,
(c)with respect to any Other Term Loans, the final maturity date specified therefor in the applicable Refinancing Amendment and
(d)with respect to any Extended Term Loans, the final maturity date specified therefor in the applicable Extension Amendment.
“Term Lenders” shall mean, at any time, all of the Lenders that have a (i) Term Facility
Commitment or (ii) Term Loan at such time.
“Term Loan Installment Date” shall mean, as the context requires, a Closing Date Term
Loan Installment Date, an Incremental Term Loan Installment Date, an Other Term Loan Installment
Date or an Extended Term Loan Installment Date.
“Term Loans” shall mean (i) the Closing Date Term Loans, (ii) any Incremental Term
Loans, (iii) any Other Term Loans and (iv) any Extended Term Loans, collectively (or if the context so requires, any of them individually).
“Term SOFR” shall mean,
(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference
Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term
SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR
Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the
Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S.
Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR
Reference Rate for a tenor of one (1) month on the day (such day, the “ABR Term SOFR
Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New
York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the
applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement
Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term
SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding
U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities
Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base
Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” shall mean CME (or a successor administrator of the
Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on clause (a)
of the definition of Term SOFR.
“Term SOFR Reference Rate” shall mean the forward-looking SOFR term rate administered by the Term SOFR Administrator and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the
Administrative Agent from time to time).
“Test Period” shall mean, at any time, the most recent period of four consecutive fiscal quarters of Holdings ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period are required to have been delivered or, if such financial statements have actually been delivered, have been delivered.
“Total Net Leverage Ratio” shall mean, as at any date of determination, the ratio of
Consolidated Total Debt (net of Unrestricted Cash and cash equivalents of Holdings and the Restricted
Subsidiaries in an aggregate amount (solely for purposes of Section 6.10) not to exceed $150.0 million)
as at such date to Consolidated EBITDA, determined for the most recent Test Period.
“Trade Letters of Credit” shall have the meaning assigned to such term in
Section 2.22(a).
“Transactions” shall mean the execution, delivery and performance of the Loan
Documents, the creation of the Liens pursuant to the Security Documents, the initial borrowings hereunder and the use of proceeds thereof.
“Transformative Acquisition” shall mean any acquisition that is either (a) not permitted by the terms of this Agreement immediately prior to the consummation of such acquisition or (b) if permitted by the terms of this Agreement immediately prior to the consummation thereof, would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following the consummation thereof, as determined by Holdings acting in good faith.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall mean Term SOFR or ABR, as applicable.
“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential
Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark
Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code
(or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” shall have the meaning assigned to such term in
Section 2.22(e).
“Unrestricted Cash” shall mean cash or cash equivalents of Holdings or any of the
Restricted Subsidiaries that would not appear as “restricted” on the Required Financial Statements.
“Unrestricted Lender” shall mean any Regulated Entity, any Lead Arranger, any
Revolving Facility Lender or any of their respective Affiliates.
“Unrestricted Subsidiary” shall mean any Subsidiary of Holdings (other than the
Borrower) designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the
Administrative Agent; provided that the Borrower shall only be permitted to so designate a new
Unrestricted Subsidiary after the Closing Date if
(i)no Event of Default has occurred and is continuing or would result therefrom,
and
(ii)  the designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s or its Restricted Subsidiary’s (as applicable) Investment therein.
The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided that (a) no Event of Default shall have occurred and be continuing or would result therefrom, and (b) the designation of any Unrestricted
Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any
Indebtedness and Liens of such Subsidiary existing at such time and a return on any Investment (or deemed Investment) by the Borrower in Unrestricted Subsidiaries in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Restricted Subsidiary’s (as applicable)
Investment in such Subsidiary.
“U.S. Government Securities Business Day” shall mean any day except for (i) a
Saturday, (ii) a Sunday or (iii) a day on which any of the Securities Industry and Financial Markets
Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section
2.15(e).
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No.
107-56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i)
the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal (excluding nominal amortization), including payment at final maturity, in respect thereof, by
(ii) the number of years (calculated to the nearest 1/12) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.
“Wells Fargo Fee Letter” means the Wells Fargo Fee Letter, dated August 12, 2024, by and among The AZEK Group LLC and Wells Fargo Securities, LLC.
“Wholly-Owned Subsidiary” shall mean, with respect to any person, a Subsidiary of such person all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly-
Owned Subsidiary of such person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of
Subtitle E of Title IV of ERISA.
“Working Capital” shall mean, with respect to Holdings and its Restricted Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus
Current Liabilities at such date of determination; provided that, increases or decreases in Working
Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (b) the effects of purchase accounting.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA
Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the
United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02Terms Generally.  The definitions set forth or referred to in Section
1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  Unless the context requires otherwise,
(a)the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”,
(b)in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including”,
(c)the word “will” shall be construed to have the same meaning and effect as the word “shall”,
(d)the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings),
(e)the word “or” shall be construed to mean “and/or”,
(f)any reference to any person shall be construed to include such person’s legal successors and permitted assigns,
(g)the words “asset” and “property” shall be construed to have the same meaning and effect and
(h)any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or other person, or an allocation of assets to a series of a limited liability company or other person (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate person.
Any division of a limited liability company or other person shall constitute a separate person hereunder
(and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a person).
All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.
Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document or organizational document of the Loan Parties shall mean such document as amended, restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).  Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 1.03Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under Statement of Financial Accounting Standards Board
Accounting Standards Codification 825-10 (or any other Statement of Financial Accounting Standards
Board Accounting Standards Codification having a similar effect) to value any Indebtedness or other liabilities of Holdings or any Restricted Subsidiary at “fair value”, as defined therein. In the event that any
Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon the written request of the Borrower or the Administrative Agent, the Borrower, the Administrative Agent and the Lenders shall enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating Holdings’, the
Borrower’s, and each of their respective Subsidiary’s financial condition shall be the same after such
Accounting Change as if such Accounting Change had not occurred; provided that if such notice is given, until so amended, such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein.
“Accounting Change” shall mean any change in accounting principles or application thereof required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting
Standards Board of the American Institute of Certified Public Accountants.
Section 1.04Effectuation of Transfers.  Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.05Currencies.  Unless otherwise specifically set forth in this Agreement, monetary amounts shall be in Dollars.  For purposes of determining compliance with any Dollar-
denominated restriction on the incurrence of Indebtedness or determining the amount of any Indebtedness or judgment pursuant to clause (f) or (j) of Section 7.01, the Dollar-equivalent principal amount of any
Indebtedness or judgment denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred or such judgment was entered.
Section 1.06Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or any other Loan Document shall be calculated by dividing the appropriate component by the other component, carrying the result to one decimal place more than the number of decimal places by which such ratio is expressed herein (the “applicable decimal place”) and rounding the result up or down to the applicable decimal place.
Section 1.07Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.08Available Amount Transactions.  If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently, but in no event may any two or more such actions be treated as occurring simultaneously (i.e., each transaction must be permitted under the
Available Amount as so calculated).
Section 1.09Pro Forma Calculations; Limited Condition Event; Basket and Ratio
Compliance.
(a)Notwithstanding anything to the contrary herein, Consolidated EBITDA,
Consolidated Net Income, Consolidated Total Assets, the First Lien Net Leverage Ratio, the Senior
Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio, the Ratio
Amount, Permitted Ratio Debt, any component or components of the foregoing and any other basket or test based on any of the foregoing (collectively, the “Pro Forma Items”) shall be calculated in the manner prescribed by this Section 1.09; provided, that notwithstanding anything to the contrary in clause
(b), (c) or (d) of this Section 1.09, when calculating the First Lien Net Leverage Ratio for purposes of the
ECF Required Percentage, the Asset Sale Prepayment Percentage and the Financial Covenants, the events described in this Section 1.09 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.
(b)For purposes of calculating the Pro Forma Items, Specified Transactions (and the
incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period or (ii) subsequent to such Test Period and prior to, simultaneously with or as part of the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA,
Consolidated Net Income, Consolidated Total Assets, and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test
Period.  If since the beginning of any applicable Test Period any person that subsequently became a
Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its
Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified
Transaction that would have required adjustment pursuant to this Section 1.09, then the Pro Forma Items shall be calculated to give pro forma effect thereto in accordance with this Section 1.09.
(c)Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer and may include, for the avoidance of doubt, the amount of cost savings, operating expense reductions or cost synergies projected by the Borrower in good faith to be realized as a result of specified actions taken, committed to be taken or expected to be taken (calculated on a pro forma basis as though amounts had been realized on the first day of such Test Period and as if any such cost savings, operating expense reductions and cost synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions (such amounts, “Specified Transaction
Adjustments”); provided that (i) such Specified Transaction Adjustments are reasonably identifiable and quantifiable in the good faith judgment of the Borrower, (ii) such actions are taken, committed to be taken or expected to be taken no later than twenty-four (24) months after the date of such Specified Transaction,
(iii) no amounts shall be included pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise included in calculating Consolidated EBITDA, Consolidated Net Income, or Consolidated
Total Assets, whether through a pro forma adjustment or otherwise, with respect to any Test Period and
(iv) such “run rate” cost savings, operating expense reductions and cost synergies, taken together with any pro forma adjustments made pursuant to clause (j) of the definition of Consolidated EBITDA, shall not exceed at any time 30% of Consolidated EBITDA after giving effect to such adjustments in this clause (c)
and such clause (j).

(d)In the event that the Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment)
any Indebtedness included in the calculations of any Pro Forma Item, as the case may be (in each case, other than for purposes of calculating the Financial Covenants, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i)
during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Pro Forma
Item shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period with respect to leverage ratios or the first day of such Test Period with respect to the Interest Coverage Ratio.
(e)Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA, Consolidated Net Income, and
Consolidated Total Assets attributable to any such person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated.
(f)Notwithstanding anything in this Agreement or any Loan Document to the contrary,
(i)For purposes of determining compliance with Section 2.19 or any of the covenants set forth in Article V or Article VI at any time (whether at the time of incurrence or thereafter), if any Lien, Investment, Indebtedness, disposition, sale or transfer of assets, Restricted
Payment, Affiliate transaction, payments in respect of Junior Financing or other transaction (or any portion of any of the foregoing) meets the criteria of one, or more than one, of the clauses of the provision permitting (including by way of exemption) such Lien, Investment, Indebtedness, disposition, sale or transfer of assets, Restricted Payment, Affiliate transaction, payments in respect of Junior Financing or other transaction (or any portion of any of the foregoing), as the case may be, the Borrower (i) shall in its sole discretion determine under which clause (or sub-
clause) or clauses (or sub-clauses) such Lien, Investment, Indebtedness, disposition, sale or transfer of assets, Restricted Payment, Affiliate transaction, payments in respect of Junior
Financing or other transaction (or any portion of any of the foregoing), as the case may be, is classified (including both Ratio-Based Baskets and Fixed Baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) and
(ii) shall be permitted, in its sole discretion, to make any subsequent redetermination and/or to divide, classify or reclassify under which clause or clauses such Lien, Investment, Indebtedness, disposition, sale or transfer of assets, Restricted Payment, Affiliate transaction or other transaction (or any portion of any of the foregoing), as the case may be, is permitted from time to time as it may determine and without notice to the Administrative Agent or any Lender; provided
(i) that all Indebtedness under this Agreement incurred on the Closing Date shall be deemed to have been incurred pursuant to Section 6.01(a) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness incurred on the Closing Date pursuant to Section
6.01(a) and (ii) all Hedge Agreements shall be incurred solely pursuant to Section 6.01(c).
(ii)unless the Borrower elects otherwise, if the Borrower or its Restricted
Subsidiaries in connection with any transaction or series of related transactions

(A)incurs Indebtedness, creates Liens, disposes, sells or transfers assets, makes Investments, makes Restricted Payments, enters into Affiliate transactions, makes a payment in respect of Junior Financing, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a basket that requires compliance with a financial ratio or test (including, without limitation, the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the
Total Net Leverage Ratio or the Interest Coverage Ratio) (such basket, a “Ratio-Based
Basket”) and
(B)incurs Indebtedness, creates Liens, disposes, sells or transfers assets, makes Investments, makes Restricted Payments, enters into Affiliate transactions, makes a payment in respect of Junior Financing, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a basket that requires compliance with a dollar amount, including any grower component based on
Consolidated EBITDA or Consolidated Total Assets (such basket, a “Fixed Basket”)
(which shall occur within five (5) Business Days of the events in clause (A) above), then the applicable financial ratio or test will be calculated with respect to any such action under the applicable Ratio-Based Basket without regard to any such action under such Fixed Basket made in connection with such transaction or series of related transactions,
(iii)if the Borrower or any of its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with such applicable Ratio-Based Basket hereunder, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, in each case, any future calculation of such Ratio-Based
Basket shall only include amounts borrowed and outstanding as of such date of determination;
and
(iv)if the Borrower or any Restricted Subsidiary incurs Indebtedness under a
Ratio-Based Basket, such Ratio-Based Basket (together with any other Ratio-Based Basket utilized in connection therewith, including in respect of other Lien, Investment, Indebtedness, disposition, sale or transfer of assets, Restricted Payment, Affiliate transaction, payments in respect of Junior Financing or other transaction (or any portion of any of the foregoing)) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes, provided that the actual application of such proceeds to the prepayment of any Indebtedness measured by such
Ratio-Based Basket may reduce Indebtedness for purposes of determining compliance with any such applicable Ratio-Based Basket.
For example, if the Borrower incurs Indebtedness under the Fixed Incremental Amount on the same date that it incurs Indebtedness under the Ratio Amount, then the First Lien Net Leverage Ratio, the Senior
Secured Net Leverage Ratio, the Total Net Leverage Ratio, the Interest Coverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under the Ratio Amount without regard to any incurrence of Indebtedness under the Fixed Incremental Amount.  Unless the Borrower elects otherwise, each Incremental Facility (or Incremental Equivalent Debt) shall be deemed incurred first under the Ratio Amount to the extent permitted (and calculated prior to giving effect to any substantially simultaneous incurrence of any Indebtedness based on a basket or exception that is not based on a financial ratio, including the Fixed Incremental Amount), with any balance incurred under the Fixed
Incremental Amount.  For purposes of determining compliance with Section 2.19, in the event that any
Incremental Facility or Incremental Equivalent Debt (or any portion thereof) meets the criteria of Ratio
Amount or Fixed Incremental Amount, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Indebtedness (or any portion thereof) in any manner that complies with Section 2.19 on the date of such classification or any such reclassification, as applicable.
(g)Notwithstanding anything in this Agreement or any Loan Document to the contrary, but not for purposes of determining whether the conditions in Section 4.02 have been satisfied in connection with extensions of credit under any Revolving Facilities, when
(i)calculating any applicable ratio in connection with the incurrence of
Indebtedness, creation of Liens, the making of any disposition, sale or transfer of assets, making of Investments, making of Restricted Payments, entering into of Affiliate transactions, making a payment in respect of Junior Financing, designation of any Subsidiary as restricted or unrestricted or repayment of any Indebtedness or for any other purpose,
(ii)determining the accuracy of any representation or warranty,
(iii)determining whether any Default or Event of Default has occurred, is continuing or would result from any action, or
(iv)determining compliance with any other condition precedent to any action or transaction,
in the case of each of clauses (i) through (iv) in connection with a Limited Condition Event, the date of determination of such ratio, the accuracy of such representation or warranty (but taking into account any earlier date specified therein), whether any Default or Event of Default has occurred, is continuing or would result therefrom, or the satisfaction of any other condition precedent shall, at the option of the
Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition
Event, an “LCE Election”), be deemed to be the date the definitive agreements for such Limited
Condition Event are entered into (the “LCE Test Date”).  If on a Pro Forma Basis after giving effect to such Limited Condition Event and the other transactions to be entered into in connection therewith
(including any incurrence of Indebtedness and the use of proceeds thereof), the Borrower could have taken such action on the relevant LCE Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless a Specified Event of
Default is continuing on the date on which such Limited Condition Event is consummated.  For the avoidance of doubt, (i) if any of such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA, Consolidated Net
Income, or Consolidated Total Assets), a change in facts and circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Event, such ratios, representations and warranties, absence of defaults, satisfaction of conditions precedent and other provisions will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Event and any related transactions is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Event or related Specified Transactions.  If the
Borrower has made an LCE Election for any Limited Condition Event, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction or otherwise on or following the relevant LCE Test Date and prior to the earlier of the date on which such
Limited Condition Event is consummated or the date that the definitive agreement for such Limited
Condition Event is terminated or expires without consummation of such Limited Condition Event, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Event and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.  For purposes of any calculation pursuant to this clause (g) of the Interest Coverage Ratio, Consolidated Interest Expense may be calculated using an assumed interest rate for the Indebtedness to be incurred in connection with such Limited Condition Event based on the indicative interest margin contained in any financing commitment documentation with respect to such
Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.
(h)For purposes of determining the maturity date of any Indebtedness, customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.
Section 1.10Benchmark Replacement Setting.
(a)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement
Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark
Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement”
for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark
Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New
York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders of the relevant Class in respect of which such Benchmark Replacement is being implemented without any amendment to, or further action or consent of any other party to, this
Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required
Class Lenders of such Class.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming
Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Administrative
Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark
Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to
Section 1.10(d) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 1.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any election, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this
Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this
Section 1.10.
(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement),
(i)if the then-current Benchmark is a term rate (including the Term SOFR
Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the
Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the
Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-
representative or non-compliant tenor and
(ii)if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a
Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the
Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans.  During a
Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an
Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such
Benchmark, as applicable, will not be used in any determination of the ABR.
Section 1.11Classification of Loans and Borrowings For purposes of this
Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Term Loan” or an
“Initial Revolving Loan”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term
SOFR Term Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Term Loan

Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR
Term Loan Borrowing”).
ARTICLE II.
THE CREDITS
Section 2.01Commitments.
(a)Each Initial Revolving Facility Lender agrees, severally and not jointly, to make
Revolving Facility Loans denominated in Dollars to the Borrower with respect to such Initial Revolving
Facility Lender’s Revolving Facility Commitment from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Initial Revolving Facility Lender’s Revolving
Facility Credit Exposure exceeding such Initial Revolving Facility Lender’s Revolving Facility
Commitment or (ii) the aggregate Revolving Facility Credit Exposure with respect to such Initial
Revolving Facility Commitment exceeding the total Initial Revolving Facility Commitments.  The failure of any Revolving Facility Lender to make any Revolving Facility Loan required to be made by it shall not relieve any other Revolving Facility Lender of its obligations hereunder; provided that the Revolving
Facility Commitments of the Revolving Facility Lenders are several and no Revolving Facility Lender shall be responsible for any other Revolving Facility Lender’s failure to make Revolving Facility Loans as required hereby.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans.
(b)Subject to the terms and conditions set forth herein, each Term Lender agrees, severally and not jointly, to make Term Loans denominated in Dollars to the Borrower equal to such
Term Lender’s Term Facility Commitment on the Closing Date.  The failure of any Term Lender to make any Term Loan required to be made by it shall not relieve any other Term Lender of its obligations hereunder; provided that the Term Facility Commitments of the Term Lenders are several and no Term
Lender shall be responsible for any other Term Lender’s failure to make Term Loans as required hereby.
The full amount of the Closing Date Term Loans must be drawn in a single drawing on the Closing Date and amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02Loans and Borrowings.
(a)Each Loan shall be made as part of a Borrowing consisting of Loans under the same Credit Facility and of the same Type made by the Lenders ratably in accordance with their respective Commitments under the applicable Credit Facility (or, in the case of Swingline Loans, in accordance with their respective Swingline Commitments); provided, however, that Revolving Facility
Loans of any Class shall be made by the Revolving Facility Lenders of such Class ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder.
(b)Subject to Section 2.12, each Borrowing (other than a Swingline Borrowing)
shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith.  Each Swingline Borrowing shall be comprised of ABR Loans.  Each Lender at its option may make any ABR Loan or Term SOFR Loan by causing any domestic or foreign branch or
Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such
Lender shall not be entitled to any amounts payable under Section 2.13 or Section 2.15 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

(c)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date or Term Facility
Maturity Date for such Class, as applicable.
Section 2.03Request for Borrowing.
(a)Unless otherwise set forth in the applicable Incremental Facility Amendment or
Refinancing Amendment, the Borrower shall notify the Administrative Agent of a request for a Revolving
Facility Borrowing or a Term Loan Borrowing by delivering to the Administrative Agent a Borrowing
Request not later than 2:00 p.m., New York City time (i) in the case of an ABR Borrowing, one (1)
Business Day before the anticipated funding date for such Borrowing and (ii) in the case of a SOFR
Borrowing, three (3) Business Days before the anticipated funding date for such Borrowing.  The
Borrowing Request must specify (A) whether such Borrowing is to be a Borrowing of Closing Date Term
Loans, Other Term Loans, Incremental Term Loans or Revolving Facility Loans of a particular Class, as applicable, (B) the principal amount of the requested Borrowing, (C) the requested date of the Borrowing
(which shall be a Business Day), (D) the Type of Loans to be borrowed, (E) in the case of a SOFR
Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (F) the location and number of the Borrower’s account to which funds are to be disbursed.  Upon receipt of such Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof.  The proceeds of the Loans requested under this Section 2.03 shall be disbursed by the Administrative Agent in immediately available funds by wire transfer to such bank account or accounts as designated by the Borrower in the Borrowing Request or in the
Administrative Questionnaire.
(b)If no Interest Period is specified with respect to any requested Term SOFR
Borrowing then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the
Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such
Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04Funding of Borrowings.
(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the
Lenders; provided that Swingline Loans shall be made as provided in Section 2.23.  The Administrative
Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request; provided that
Borrowings made to finance the reimbursement of an L/C Disbursement and reimbursements as provided in Section 2.22(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed funding date of any Borrowing that such Lender will not make available to the
Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this
Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the

Administrative Agent, forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at (i) in the case of such Lender, the greater of (A) the Federal Funds Rate and (B) a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable at the time to the applicable Loans comprising such Borrowing.  If such Lender pays such amount to the Administrative Agent then such amount shall constitute such Lender’s Loan included in such Borrowing.
Section 2.05Interest Elections.
(a)Each Borrowing initially shall be of the Type, and under the applicable Class, specified in the applicable Borrowing Request and, in the case of a SOFR Borrowing, shall have an initial
Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  To make an election pursuant to this Section 2.05, the Borrower shall give the Administrative Agent prior written notice in the form of an
Interest Election Request substantially in the form of Exhibit D (or such other form as may be agreed between the Borrower and the Administrative Agent) and completed and signed by a Responsible Officer of the Borrower, (i) in the case of an election to convert to or continue a SOFR Borrowing, not later than
2:00 p.m., New York City time, three (3) Business Days before the effective date of such election, (ii) in the case of an election to convert to an ABR Borrowing, not later than 2:00 p.m., New York City time, three (3) Business Days before the effective date of such election, or (iii) in the case of an election to continue an ABR Borrowing, not later than 2:00 p.m., New York City time, one (1) Business Day before the effective date of such election. This Section 2.05 shall not apply to Swingline Loans, which may not be converted or continued.
(b)Each written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)the principal amount of Borrowing to which such Interest Election
Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election
Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a SOFR
Borrowing; and
(iv)if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be
applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

(c)Promptly following receipt of an Interest Election Request, the Administrative
Agent shall advise each applicable Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(d)If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing three (3) Business Days prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a SOFR Borrowing having an Interest Period of one (1) month’s duration.
Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the
Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period
applicable thereto.
Section 2.06Promise to Pay; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay (i) to the Administrative
Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each
Revolving Facility Loan on the Revolving Facility Maturity Date applicable to such Revolving Facility
Loans, (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.07 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan applicable to any Class of Revolving Facility
Commitments on the Revolving Facility Maturity Date for such Class and as otherwise set forth in
Section 2.23.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Credit Facility, Class and Type thereof and the Interest Period
(if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the
Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.06 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note (a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit F (or such other form as may be agreed between such
Lender, the Administrative Agent and the Borrower).  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the payee named therein (or, if requested by such payee, to such payee and its registered assigns).
Section 2.07Repayment of Term Loans and Revolving Facility Loans;
Termination or Reduction of Commitments.
(a)Repayment of Term Loans and Revolving Facility Loans
(i)The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the last Business Day of each March, June, September and December, commencing with the last Business Day of the second full fiscal quarter ending after the Closing
Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the
Closing Date Term Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.08 or Section 2.09, as applicable) (each such date being referred to as a “Closing Date Term Loan Installment Date”);
(ii)(x) in the event that any Incremental Term Loans are made, the Borrower shall repay Borrowings consisting of Incremental Term Loans on the dates (each an
“Incremental Term Loan Installment Date”) and in the amounts set forth in the applicable
Incremental Facility Amendment, (y) in the event that any Other Term Loans are made, the
Borrower shall repay Borrowings consisting of Other Term Loans on the dates (each an “Other
Term Loan Installment Date”) and in the amounts set forth in the applicable Refinancing
Amendment and (z) in the event that any Extended Term Loans are made, the Borrower shall repay Borrowings consisting of Extended Term Loans on the dates (each an “Extended Term
Loan Installment Date”) and in the amounts set forth in the applicable Extension Amendment;
(iii)to the extent not previously paid, all outstanding Term Loans shall be due and payable, and the Borrower shall repay such Loans, on the applicable Term Facility Maturity
Date; and
(iv)to the extent not previously paid, all outstanding Revolving Facility
Loans and Swingline Loans shall be due and payable, and the Borrower shall repay such Loans, on the Revolving Facility Maturity Date.
(b)Termination or Reduction of Commitments
(i)Unless previously terminated, the Revolving Facility Commitments of any given Class shall automatically and permanently terminate on the applicable Revolving
Facility Maturity Date. On the Closing Date (after giving effect to the funding of the requested amount of Closing Date Term Loans by the respective Term Lenders on the Closing Date), the
Initial Term Facility Commitments will automatically and permanently terminate.
(ii)The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of Commitments shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million (or, if less, the remaining amount of the applicable Commitments).
(iii)The Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under this Section 2.07(b) at least three (3) Business Days prior to such termination or reduction, specifying such election and the closing date thereof.

Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(b) shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the matters set forth therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified closing date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the
Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
Section 2.08Optional Prepayment of Loans.
(a)The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty, other than the Prepayment Premium, in an aggregate principal amount, (i) in the case of Term SOFR Loans, that is an integral multiple of $500,000 and not less than $2.5 million, and (ii) in the case of ABR Loans, that is an integral multiple of $100,000 and not less than $1.0 million, or, if less, the amount outstanding.  The Borrower shall notify the
Administrative Agent by written notice of such election not later than 2:00 p.m., New York City time, (i)
in the case of an ABR Borrowing, one (1) Business Day before the anticipated date of such prepayment and (ii) in the case of a SOFR Borrowing, three (3) Business Days before the anticipated date of such prepayment.  Any such notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of a Term Facility or Revolving Facility, as applicable.  Any optional prepayments of Term
Loans pursuant to this Section 2.08 shall be applied to the remaining scheduled amortization payments as directed by the Borrower (or in the absence of such direction, in direct order of maturity).
(b)If the Borrower (i) prepays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction or (ii) effects any amendment of this Agreement resulting in a
Repricing Transaction, in each case, on or prior to, the six-month anniversary of the Closing Date, the
Borrower shall pay to the Administrative Agent, for the ratable account of each of the Lenders holding
Term Loans immediately prior to the consummation of such Repricing Transaction (including each
Lender holding Term Loans immediately prior to the consummation of such Repricing Transaction that withholds its consent to such Repricing Transaction and is replaced pursuant to Section 2.17), (A) in the case of clause (i), a prepayment premium equal to 1.0% of the aggregate principal amount of the Term
Loans so prepaid, refinanced, substituted or replaced (the “Applicable Prepayment Percentage”) and
(B) in the case of clause (ii), a fee equal to the Applicable Prepayment Percentage of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment.  Such amounts (as applicable, the “Prepayment Premium”) shall be due and payable on the date of effectiveness of the applicable Repricing Transaction; provided that the Borrower shall not be subject to the requirements of this Section 2.08(b) with respect to any Repricing Transaction occurring after the six-
month anniversary of the Closing Date.
(c)Notwithstanding anything in any Loan Document to the contrary (including
Section 2.16), the Borrower may prepay Term Loans of one or more Classes below par on a non-pro rata basis in accordance with the Dutch Auction Procedures or via open-market purchases; provided that, in each case, (i) no Event of Default has occurred and is continuing or would result therefrom and (ii)
proceeds of any Revolving Facility Loans may not be used directly to make such payment.

Section 2.09Mandatory Prepayment of Loans.
(a)If the Borrower or any Loan Party, (i) consummates any Asset Sale of property or assets constituting Collateral pursuant to the General Asset Sale Basket (other than dispositions of obsolete or worn out property, dispositions in the ordinary course of business and dispositions of assets no longer determined by the Borrower to be used or useful in its business), or (ii) any Recovery Event occurs with respect to property or assets constituting Collateral, which in either case, results in the realization or receipt by the Borrower or such Loan Party of Net Cash Proceeds, then:
(i)the Borrower shall, within five (5) Business Days following actual receipt of such Net Cash Proceeds, prepay an aggregate principal amount of Closing Date Term
Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans) equal to the Asset Sale Prepayment Percentage of such Net Cash
Proceeds realized or received; provided that if at the time that any such prepayment would be required pursuant to this clause (a), the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with the proceeds of such disposition or Recovery Event (such Pari Passu Lien
Debt required to be repaid or repurchased or to be offered to be so repaid or repurchased, “Other
Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repayment or repurchase of Other
Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.09(a) shall be reduced accordingly (for purposes of this proviso pro rata basis shall be determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time, with it being agreed that the portion of such net proceeds allocated to the Other Applicable
Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the
Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof);
provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term
Loans in accordance with the terms hereof; provided, further, that no prepayment shall be required pursuant to this Section 2.09(a) with respect to such portion of such Net Cash Proceeds that the Borrower shall reinvest in accordance with this Section 2.09(a).
(ii)With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale or any Recovery Event that, in either case, is subject to the application of the foregoing provisions of this Section 2.09(a), at the option of the Borrower or any of the
Restricted Subsidiaries, the Borrower or any of its Restricted Subsidiaries may (in lieu of making a prepayment pursuant to the foregoing provisions) elect to
(A)reinvest an amount equal to all or any portion of such Net Cash
Proceeds in assets used or useful for the business of the Borrower and the Restricted
Subsidiaries (1) within twenty-four (24) months following receipt of such Net Cash
Proceeds or (2) if the Borrower or any of the Restricted Subsidiaries enters into a legally binding commitment to reinvest such Net Cash Proceeds within twenty-four (24) months following receipt of such Net Cash Proceeds, no later than twelve (12) months after the end of such twenty-four (24) month period; provided that if any portion of such amount is not so reinvested by such dates, subject to Section 2.09(d), an amount equal to the

Asset Sale Prepayment Percentage of any such Net Cash Proceeds shall be applied within five (5) Business Days after such dates to the prepayment of the Term Loans and Other
Applicable Indebtedness as set forth above or
(B)apply such Net Cash Proceeds to permanently repay
indebtedness of non-Loan Parties; provided that if any portion of such amount is not so used to prepay indebtedness, subject to Section 2.09(d), an amount equal to the Asset
Sale Prepayment Percentage of any such Net Cash Proceeds shall be applied within five
(5) Business Days after such dates to the prepayment of the Term Loans and Other
Applicable Indebtedness as set forth above.
(b)Within five (5) Business Days following receipt of Net Cash Proceeds from the incurrence, issuance or sale by Holdings, the Borrower or any Restricted Subsidiary of any Indebtedness
(other than Excluded Indebtedness), the Borrower shall apply the Net Cash Proceeds of such Indebtedness to prepay Closing Date Term Loans and any other Term Loans (unless such prepayment is not required pursuant to the terms of such other Term Loans).
(c)(1) Commencing with the fiscal year ending September 30, 2025, not later than five (5) Business Days after the date on which the Borrower is required to deliver financial statements with respect to the end of such Excess Cash Flow Period under Section 5.04(a), the Borrower shall calculate Excess Cash Flow for the relevant Excess Cash Flow Period (the “Excess Cash Flow
Calculation Date”) and shall prepay the Term Loans in an amount equal to:
(i)the ECF Required Percentage times the amount of such Excess Cash
Flow, minus
(ii)the sum of:
(A)to the extent not financed with the proceeds of the incurrence of
Indebtedness having a maturity not less than twelve (12) months from the date of incurrence thereof and not previously deducted pursuant to this clause (c) in any prior period, the amount of any cash voluntary prepayments (including (A) those made through debt buybacks and, in the case of below-par repurchases, in an amount equal to the discounted amount actually paid in cash in respect of such below-par repurchase,
(B) cash payments by the Borrower pursuant to Section 2.17 or other applicable “yank-a-
bank” provisions (solely to the extent the applicable Indebtedness is retired instead of assigned), (C) prepayments of Term Loans and participations held by Disqualified
Institution) during such Excess Cash Flow Period or on or prior to the Excess Cash Flow
Calculation Date of Indebtedness of Holdings, the Borrower or the Restricted
Subsidiaries consisting of (without duplication)
(I)Term Loans,
(II) Revolving Facility Loans (to the extent
commitments in respect thereof are permanently reduced
by the amount of such prepayments),
(III) Credit Agreement Refinancing Indebtedness,
Indebtedness created under Incremental Facilities,
Incremental Equivalent Debt and other Indebtedness

permitted under Section 6.01 that in each case is secured
by the Collateral on a pari passu basis with the
Obligations and, if constituting revolving loans, to the
extent commitments in respect thereof are permanently
reduced by the amount of such prepayments,
(IV) any term loan (or revolving loan to the extent
accompanied by a corresponding permanent reduction in
commitments) that is unsecured or Junior Lien Debt,
(V) term loans (or revolving loans to the extent
accompanied by a corresponding permanent reduction in
commitments) of Restricted Subsidiaries that are
unsecured or secured by Liens on assets that are not
Collateral and
(VI) any Permitted Refinancing Indebtedness in
respect of any of the foregoing that is secured by the
same collateral, and with the same priority, as the
Indebtedness being refinanced, in each case, permitted
hereunder;
provided that to the extent the amount of voluntary prepayments described in this paragraph in respect of any Excess Cash Flow Period exceeds the amount of the mandatory prepayment required under this Section 2.09(c) (after giving effect to all other reductions described herein), such excess amounts shall be applied to reduce the required mandatory prepayment in subsequent Excess Cash Flow Periods; plus
(B)the amount of Consolidated Capital Expenditures and
Investments (including Permitted Business Acquisitions, Investments in respect of joint ventures and Unrestricted Subsidiaries, and acquisitions of intellectual property, but excluding Investments in Holdings, the Borrower or any other Restricted Subsidiary and
Permitted Investments) made in cash during such period, except to the extent financed with (x) the Net Cash Proceeds of long-term Indebtedness (except to the extent such
Indebtedness has been repaid), or (y) Net Cash Proceeds reinvested pursuant to Section
2.09(a); plus
(C)the amount of Restricted Payments made in cash pursuant to
Section 6.06 (excluding clauses (a) and (e) thereof) during such period in each case except to the extent financed with the Net Cash Proceeds of long-term Indebtedness; plus
(D)without duplication of amounts deducted in prior periods, the aggregate consideration required to be paid in cash by Holdings or any of the Restricted
Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Business Acquisitions, other permitted Investments in third parties made pursuant to Section 6.04, joint ventures, capital expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period; provided that, to the extent the aggregate amount of consideration actually utilized to finance such Permitted Business Acquisitions, Investments, joint ventures, capital expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall, to the extent it was deducted in the prior period, be added to the required prepayment pursuant to this Section 2.09(c) in respect of the next Excess Cash Flow
Period; provided further that any amounts deducted pursuant to this sub-clause (D) may not be deducted in any period in which such consideration is actually paid.
(2) No such payment shall be required pursuant to this Section 2.09(c) if such amount in respect of any fiscal year is equal to or less than the greater of 10% of Closing Date EBITDA and 10% of Consolidated EBITDA with respect to such fiscal year.  If at the time that any such prepayment would be required pursuant to this clause (c), the Borrower is required to repay or repurchase or to offer to repurchase or repay Pari Passu Lien Debt pursuant to the terms of the documentation governing such Indebtedness with such Excess Cash Flow (such Indebtedness required to be offered to be so repurchased, “Other Applicable ECF Indebtedness”), then the Borrower may apply such Excess
Cash Flow on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time); provided, that the portion of such
Excess Cash Flow allocated to the Other Applicable Indebtedness shall not exceed the amount of such
Excess Cash Flow required to be allocated to the Other Applicable ECF Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow shall be allocated to the Term
Loans (in accordance with the terms hereof); provided, further, that to the extent the holders of Other
Applicable ECF Indebtedness decline to have such Indebtedness repurchased or repaid with such Excess
Cash Flow, the declined amount of such Excess Cash Flow shall promptly (and in any event within ten
(10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such Excess Cash Flow would otherwise have been required to be so applied if such Other Applicable ECF Indebtedness was not then outstanding).
(d)Notwithstanding anything in this Section 2.09 to the contrary, any Lender may elect, by written notice to the Administrative Agent at least one (1) Business Day prior to the required prepayment date, to decline all or any portion of any mandatory prepayment of its Term Loans pursuant to this Section 2.09, in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans but was so declined may be retained by the Borrower and used for any general corporate purpose not prohibited by this Agreement.
(e)Prepayment of the Term Loans from Net Cash Proceeds and Excess Cash Flow shall be applied without penalty or premium (but subject to Section 2.14) to installments as directed by the Borrower (or, absent such direction, in direct order of maturity of Term Loans under Section
2.07(a)(i)); provided that any Incremental Term Loans, Other Term Loans or Extended Term Loans shall be applied in the order specified in the applicable Permitted Amendment.
(f)Notwithstanding the foregoing provisions of this Section 2.09, to the extent any
Net Cash Proceeds or Excess Cash Flow is attributable to a Foreign Subsidiary, each payment pursuant to
Section 2.09(a), Section 2.09(b) and Section 2.09(c) shall not be required to the extent repatriation of such amounts (a) would be prohibited or restricted under applicable local law and (b) would result or reasonably be expected to result in material adverse tax consequences (including, as a result of any withholding tax or the upstreaming of cash) to any Parent Entity, the Borrower or any Subsidiary as
determined in good faith by the Borrower at the time the corresponding payments would otherwise be required to be made pursuant to Section 2.09(a), 2.09(b), or Section 2.09(c).  The non-application of the prepayment amounts as a consequence of this Section 2.09(f) will not, for the avoidance of doubt,

constitute a Default or an Event of Default, and such amounts shall be available for working capital or other purposes of the applicable Foreign Subsidiary (or any other Foreign Subsidiary).
(g)Any prepayments required after the application of this Section 2.09 shall be net of any costs, expenses or Taxes incurred by the Borrower or any of its Affiliates or Restricted
Subsidiaries as a result of complying with this Section 2.09, and the Borrower and the Restricted
Subsidiaries shall be permitted to make, directly or indirectly, dividends or distributions, to their
Affiliates and Parent Entities to cover such Tax liability, costs or expenses.
(h)In the event that the aggregate Revolving Facility Credit Exposure of any Class exceeds the total Revolving Facility Commitments of such Class, the Borrower shall first prepay
Swingline Borrowings of such Class, second prepay Revolving Facility Borrowings of such Class, and third provide Cash Collateral in respect of outstanding Letters of Credit pursuant to Section 2.22(j) in an aggregate amount equal to such excess.
Section 2.10Fees.
(a)The Borrower agrees to pay to (x) JPMorgan Chase Bank, N.A., for its own account, the fees set forth in the JPMorgan Fee Letter at the times specified therein and (y) to Wells Fargo
Securities, LLC, for its own account, the fees set forth in the Wells Fargo Fee Letter at the times specified therein.
(b)The Borrower agrees to pay to the Administrative Agent for the account of each
Revolving Facility Lender (other than a Defaulting Lender), on the last Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter after the Closing Date) and on the date on which the Revolving Facility Commitments of all the Revolving Facility Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) in Dollars on the daily amount of the applicable Available Unused Commitment of such Revolving Facility Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Revolving Facility Commitments of such Revolving Facility Lender shall be terminated) at a rate equal to the Applicable Commitment Fee.  All Commitment Fees shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of three hundred and sixty (360) days.  The Commitment Fee due to each Revolving Facility Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Revolving
Facility Commitments of such Lender shall be terminated as provided herein.
(c)The Borrower agrees to pay from time to time (i) to the Administrative Agent for the account of each Revolving Facility Lender of each Class (other than a Defaulting Lender, it being understood that at any time any Issuing Bank has Fronting Exposure to such Defaulting Lender, the L/C
Participation Fee with respect to such Fronting Exposure shall be payable to each applicable Issuing Bank for its own account), on the last Business Day of each fiscal quarter (commencing on the last Business
Day of the first full fiscal quarter after the Closing Date) and on the date on which the Revolving Facility
Commitments of all the Revolving Facility Lenders shall be terminated as provided herein, a fee (an “L/C
Participation Fee”) in Dollars on such Revolving Facility Lender’s Revolving Facility Percentage of the
daily average Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C
Disbursements) of such Class during the preceding quarter (or other period commencing with the Closing
Date or ending with the Revolving Facility Maturity Date or the date on which the Revolving Facility
Commitments of such Class shall be terminated; provided that any such fees accruing after the date on which such Revolving Facility Commitments terminate shall be payable on demand) at the rate per annum equal to the Applicable Margin for Term SOFR Revolving Facility Borrowings of such Class effective for each day in such period, and (ii) to each Issuing Bank, for its own account (x) on the last
Business Day of each fiscal quarter (commencing on the last Business Day of the first full fiscal quarter after the Closing Date) and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated (and on the last Business Day of each fiscal quarter thereafter so long as any Letter of
Credit issued by such Issuing Bank shall remain outstanding), a fronting fee in Dollars in respect of each
Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to
0.125% (or such lesser rate as may be agreed by the Borrower and the applicable Issuing Bank from time to time) per annum of the daily stated amount of such Letter of Credit, plus (y) in connection with the issuance, amendment, cancellation, negotiation, presentment, renewal, extension or transfer of any such
Letter of Credit or any L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing fees and charges (collectively, “Issuing Bank Fees”).  All L/C Participation Fees and Issuing
Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed (including the first day but excluding the last) in a year of three hundred and sixty (360)
days.
(d)All Fees shall be paid on the dates due, in immediately available funds, to the
Administrative Agent at the Payment Office for distribution, if and as appropriate, among the applicable
Lenders or Issuing Banks.  Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.11Interest.
(a)The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.
(b)The Loans comprising each SOFR Borrowing shall bear interest at the Term
SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)Following the occurrence and during the continuation of a Specified Event of
Default from the date the Borrower receives written notice of such Specified Event of Default from the
Administrative Agent, the Borrower shall pay interest on overdue amounts hereunder at a rate per annum equal to (i) in the case of overdue principal of, or interest on, any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.11 or (ii) in the case of any other overdue amount, 2.0% plus the rate applicable to ABR Loans that are Revolving Facility Loans as provided in clause (a) of this Section 2.11.
(d)Each Swingline Loan shall bear interest at the ABR plus the Applicable Margin for Initial Revolving Loans.
(e)Accrued interest on each Loan shall be payable in arrears (i) on each Interest
Payment Date for such Loan, (ii) in the case of Revolving Facility Loans, upon termination of the applicable Revolving Facility Commitments and (iii) in the case of Term Loans, on the applicable Term
Facility Maturity Date; provided that (A) default interest accrued pursuant to paragraph (c) of this
Section 2.11 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan
(other than a prepayment of a Revolving Facility Loan that is an ABR Loan that is not made in conjunction with a permanent commitment reduction), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of three hundred and sixty (360) days, except that interest computed by reference to the ABR when based on the Prime
Rate, shall be computed on the basis of a year of three hundred and sixty-five (365) days (or three hundred and sixty-six (366) days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day; provided that if a Loan is outstanding for only one (1) day it shall accrue interest for such day).  The applicable ABR or Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.12Alternate Rate of Interest. If prior to the commencement of any Interest
Period for a SOFR Borrowing:
(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Term SOFR for such Interest Period; or
(b)the Administrative Agent is advised by the Required Lenders that the Term
SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (each of clause (a) and (b), a
“Market Disruption Event”);
then the Administrative Agent shall give notice thereof to the Borrower and the applicable Lenders by telephone, facsimile transmission or PDF attachment to an e-mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any applicable Borrowing to, or continuation of any such Borrowing as, a SOFR Borrowing shall be ineffective and such Borrowing shall be converted to or continued as an ABR Borrowing on the last day of the Interest Period applicable thereto.  During any period in which a Market Disruption Event is in effect, the Borrower may request that the Administrative Agent request the Required Lenders to confirm that the circumstances giving rise to the Market Disruption Event continue to be in effect; provided that
(A) the Borrower shall not be permitted to submit any such request more than once in any thirty (30)-day period and (B) nothing contained in this Section 2.12 or the failure to provide confirmation of the continued effectiveness of such Market Disruption Event shall in any way affect the Administrative
Agent’s or Required Lenders’ right to provide any additional notices of a Market Disruption Event as provided in this Section 2.12.  If the Required Lenders have not confirmed within ten (10) Business Days after request of such report from the Borrower that a Market Disruption Event has occurred, then such
Market Disruption Event shall be deemed to be no longer existing.
Section 2.13Increased Costs
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Term SOFR) or Issuing Bank;
(ii)subject any Recipient to any Taxes (other than Indemnified Taxes and
Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender or Issuing Bank any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit issued hereunder or participation therein,
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any such Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or reduce the amount of any sum received or receivable by such Lender, Recipient or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender,
Recipient or Issuing Bank, as applicable, such additional amount or amounts as will compensate such
Lender, Recipient or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered.
(b)If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such
Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans or Commitments made by, or participations in
Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such issuing
Bank, to a level below that which such Lender or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing
Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing
Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
Notwithstanding any other provision herein, no Lender nor Issuing Bank shall demand compensation pursuant to this Section 2.13(b) as a result of a change in law resulting from Basel III or the Dodd-Frank
Wall Street Reform and Consumer Protection Act if it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation from similarly situated borrowers
(to the extent that, with respect to such change in law, such Lender or Issuing Bank has the right to do so under its credit facilities with similarly situated borrowers).
(c)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)Promptly after any Lender or Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or Issuing Bank shall notify the Borrower thereof.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s or Issuing
Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.13 for any increased costs or reductions incurred more than one hundred and eighty (180) days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred and eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.14Break Funding Payments.  In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto
(including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Term SOFR Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Term SOFR Loan, for the period that would have been the Interest Period for such Loan) over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the secured overnight financing market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 shall be delivered to the
Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
Section 2.15Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if a Loan Party or the
Administrative Agent shall be required to deduct or withhold any Taxes from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by such Loan Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender, as applicable, receives an amount equal to the amount it would have received had no such deductions or withholdings been made, (ii) such Loan Party or the Administrative Agent shall be entitled to make such deductions or withholdings and (iii) such Loan Party or the Administrative Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.
(b)In addition, the Loan Parties shall timely pay to the relevant Governmental
Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)Each Loan Party shall indemnify the Administrative Agent and each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes
(including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this

Section 2.15) payable or paid by the Administrative Agent or such Lender, as applicable, or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, as applicable, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender (with a copy to the
Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Taxes by a Loan Party to a
Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the
Administrative Agent.
(e)(i) Any Lender that is entitled to an exemption from or reduction of withholding
Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the
Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative
Agent, such properly completed and executed documentation reasonably requested by the Borrower or the
Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative
Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section
2.15(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii) Without limiting the generality of the foregoing, in the event that the
Borrower is a U.S. person under Section 7701(a)(30) of the Code,
(A) any Lender that is a U.S. person under Section 7701(a)(30) of the Code  shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S.
federal backup withholding tax;
(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form

W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any
Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the
“business profits” or “other income” article of such tax treaty;
(2) executed copies of IRS Form W-8ECI;
(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the
Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a
“controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a
“U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form
W-8BEN or W-8BEN-E, as applicable; or
(4) to the extent a Foreign Lender is not the beneficial
owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form
W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax
Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a
U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the
Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative
Agent such documentation prescribed by applicable law (including as prescribed by
Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the
Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under
FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to
FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)[Reserved].
(g)If the Administrative Agent or any Lender receives a refund of any Indemnified
Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such
Loan Party has paid additional amounts, in each case pursuant to this Section 2.15, it shall pay an amount equal to such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other
Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such
Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative
Agent or such Lender in good faith, and without interest (other than any interest paid by the relevant
Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant
Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative
Agent or such Lender is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the
Administrative Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 2.15 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems, in good faith, to be confidential) to the Loan
Parties or any other person.
(h)Each Lender shall severally indemnify the Administrative Agent, within ten (10)
days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified
Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such
Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a
Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the
Administrative Agent to the Lender from any other source against any amount due to the Administrative
Agent under this paragraph (h).

(i)For purposes of this Section 2.15, the term “Lender” includes any Issuing Bank.
Section 2.16Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of L/C Disbursements, or of any amounts payable under Section 2.13, Section 2.14, Section 2.15, or otherwise) prior to 2:00 p.m.,
New York City time, at the Payment Office, except that payments to be made directly to the applicable
Issuing Bank or the Swingline Lender shall be made as expressly provided herein and payments pursuant to Section 2.13, Section 2.14, Section 2.15 and Section 9.05 shall be made directly to the persons entitled thereto, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding
Business Day for purposes of calculating interest thereon.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof and shall make settlements with the Lenders with respect to other payments at the times and in the manner provided in this Agreement.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)Except as otherwise provided in this Agreement, if (i) at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder or (ii) at any time an Event of Default shall have occurred and be continuing and the Administrative Agent shall receive proceeds of
Collateral in connection with the exercise of remedies, such funds shall be applied in accordance with
Section 5.02 of the Collateral Agreement.
(c)Except as otherwise provided in this Agreement, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, or fees payable to all Lenders hereunder of a certain Class with respect to, any Term Loans,
Revolving Facility Loans or participations in L/C Disbursements or Swingline Loans of a given Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term
Loans, Revolving Facility Loans or participations in L/C Disbursements and Swingline Loans of such
Class and such accrued interest or fees thereon, than the proportion received by any other Lender in such
Class, then the Lender receiving such greater proportion shall purchase (for cash at face value)
participations in the Term Loans, Revolving Facility Loans, L/C Disbursements and Swingline Loans of
such Class of such other Lenders in such Class to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders in such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans, Revolving Facility Loans and participations in L/C Disbursements and Swingline Loan of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Disbursements to any assignee or participant, other than to the Borrower or any other Subsidiary or Affiliate thereof in an assignment not permitted by this Agreement (as to which the provisions of this paragraph (c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant
Lenders or the applicable Issuing Banks hereunder that the Borrower will not make such payment, the
Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the applicable
Issuing Bank, as applicable, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the relevant Lenders or Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or Section 2.16(d), then the Administrative Agent may, in its discretion
(notwithstanding any contrary provision hereof), apply any amounts thereafter received by the
Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under Section
2.04(b) or Section 2.16(d), as applicable, until all such unsatisfied obligations are fully paid.
With respect to any payment that the Administrative Agent makes for the account of the
Lenders or Issuing Banks as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the
“Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative
Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed);
or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders and Issuing Banks, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the
Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Notwithstanding anything to the contrary, to the extent the Administrative Agent receives a payment or other amount after the date such payment or other amount is due, the Administrative Agent, in its sole discretion, may distribute such payment or other amount to the relevant Lender of record (or other person of record entitled to such payment) as of the date such payment or other amount is received by the Administrative Agent.

Section 2.17Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or Section 2.15, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any
Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with paragraph (a) of this Section 2.17, or if any Lender is a
Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, either
(i)so long as no Default or Event of Default has occurred and is continuing,
(x) prepay such Lender’s outstanding Loans hereunder in full on a non-pro rata basis, together with any interest, fees and other amounts with respect thereto, without premium or penalty and
(y) terminate the unused amount of the Commitments of any Revolving Facility Lender that is a
Defaulting Lender,
(ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights
(other than existing rights to payments pursuant to Section 2.13 or Section 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent (and, if in respect of any
Revolving Facility Commitment or Revolving Facility Loan, the Swingline Lender and the
Issuing Banks), which consent, in each case, shall not unreasonably be withheld or delayed and
(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, participations in L/C Disbursements and Swingline Loans and accrued interest and fees) or the Borrower (in the case of all other amounts), and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.
No action by or consent of the replaced Lender shall be necessary in connection with such removal or assignment, in the case of clause (ii) above, which shall be immediately and automatically effective upon payment of such purchase price.  Nothing in this Section 2.17 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender. In connection with any such assignment, the Borrower, the Administrative Agent, such replaced Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such replaced Lender does not comply with
Section 9.04 within three (3) Business Days after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
(c)If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which, pursuant to the terms of Section 9.08, requires the consent of all of the Lenders affected or all Lenders, or all Lenders affected or all Lenders of a particular Class, and with respect to which the Required Lenders or the Required Class Lenders, as applicable, shall have granted their consent, then the Borrower shall have the right (unless such Non-
Consenting Lender grants such consent) at its sole expense, to either
(i) so long as no Default or Event of Default has occurred and is continuing,
(x) prepay such Lender’s outstanding Loans hereunder in full on a non-pro rata basis, together with any interest, fees and other amounts with respect thereto, including the Prepayment Premium if applicable and (y) terminate the unused amount of the Commitments of any Revolving Facility
Lender that is a Non-Consenting Lender or
(ii)replace such Non-Consenting Lender by deeming such Non-Consenting
Lender to have assigned its Loans, Commitments and participations in Letters of Credit and
Swingline Loans hereunder to one or more assignees reasonably acceptable to the Administrative
Agent (and, if in respect of any Revolving Facility Commitment or Revolving Facility Loan, the
Swingline Lender and the Issuing Banks);
provided that
(A) all Obligations of the Borrower owing to such Non-Consenting Lender
(including accrued Fees and any amounts due under Section 2.08(b), Section 2.13, Section 2.14 or Section 2.15) being removed or replaced shall be paid in full to such Non-Consenting Lender concurrently with such removal or assignment and
(B) in the case of clause (ii) above, the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof (and, if applicable, the amount of participations in Letters of Credit and Swingline Loans)
plus accrued and unpaid interest thereon.
No action by or consent of the Non-Consenting Lender shall be necessary in connection with such removal or assignment, in the case of clause (ii) above, which shall be immediately and automatically effective upon payment of such purchase price.  In connection with any such assignment, the Borrower, the Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04; provided that if such Non-Consenting Lender does not comply with Section
9.04 within three (3) Business Days after the Borrower’s request, compliance with Section 9.04 shall not be required to effect such assignment.
Section 2.18Illegality.  If any Lender reasonably determines that any change in law has made it unlawful, or if any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Term SOFR Loans, then, upon notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Term SOFR Loans or to convert ABR Borrowings to
SOFR Borrowings shall be suspended until such Lender notifies the Administrative Agent and the
Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all SOFR Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest
Period therefor, if such Lender may lawfully continue to maintain such SOFR Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.
Section 2.19Incremental Facilities.
(a)At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), add additional Term Loans to and existing Term
Facility or add one or more additional tranches of Term Loans (collectively, the “Incremental Term
Loans”; each such increase or tranche, an “Incremental Term Facility”) or add one or more increases in the Revolving Facility Commitments of any Class or add one or more new tranches of revolving commitments (collectively, the “Incremental Revolving Facility Commitment”, and the Loans
established thereunder, the “Incremental Revolving Loans”; each such increase or tranche, an
“Incremental Revolving Facility”; and the Incremental Revolving Facility Commitments, together with the Incremental Term Loans, the “Incremental Increases”).  Notwithstanding anything to the contrary herein, the aggregate or committed amount of the Incremental Increase shall not exceed an amount equal to the sum of (i) the Fixed Incremental Amount, plus (ii) the Ratio Amount (the sum of the Fixed
Incremental Amount and the Ratio Amount, the “Incremental Amount”).  Calculation of the Incremental
Amount shall be made on Pro Forma Basis.  Each tranche of Incremental Term Loans and/or the establishment of Incremental Revolving Facility Commitments shall be in an integral multiple of $1.0 million and in an aggregate principal amount that is not less than $10.0 million (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than the applicable minimum amount or integral multiple amount if such amount represents all the remaining availability under the Fixed Incremental Amount or the Ratio Amount.
(b)Each notice from the Borrower pursuant to this Section 2.19 shall set forth the requested amount and proposed terms of the relevant Incremental Increase.  Incremental Increases may be provided by any existing Lender (it being understood that no existing Lender will have an obligation to provide, and the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any commitment for, any Incremental Increase), in each case, on terms permitted under this Section 2.19, or any Additional Lender; provided that the Administrative Agent, and in the case of Incremental
Revolving Facility Commitments, the Issuing Banks and the Swingline Lender, shall have consented (in each case, such consent not to be unreasonably withheld, delayed or conditioned) to any Additional
Lender’s providing such Incremental Increase if such consent by the Administrative Agent would be required under Section 9.04 for an assignment of Loans or Commitments to such Additional Lender.
Each Incremental Facility shall become effective pursuant to an amendment (each, an “Incremental
Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Lender or Additional Lender providing such Incremental Facility (but without the consent of any other Lender) and the Administrative Agent (and, as applicable, the Issuing Banks and
Swingline Lender).  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Facility Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility Amendment, this Agreement and the other Loan Documents, as applicable, shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Facility and the Incremental Increase evidenced thereby.

Upon each increase in Revolving Facility Commitments in accordance with this Section 2.19, (i)
each Revolving Facility Lender of the Class being increased immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender or Additional Lender providing such Incremental Revolving Facility Commitments (each, an “Incremental Revolving
Lender”) in respect of such increase, and each such Incremental Revolving Lender providing such increase will automatically and without further act (other than as set forth in the following clause (ii)) be deemed to have assumed, a portion of such Revolving Facility Lender’s Revolving Facility Loans of such
Class and participations hereunder in outstanding Letters of Credit and Swingline Loans of such Class such that, after giving effect to each such assignment and acceptance of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit of such Class and (B)
participations hereunder in Swingline Loans of such Class shall be held on a pro rata basis on the basis of their respective Revolving Facility Commitments of such Class (after giving effect to any increase in the
Revolving Facility Commitment of such Class pursuant to this Section 2.19) and (ii) the Administrative
Agent may, take any and all actions as may be reasonably necessary to ensure that, after giving effect to such Incremental Revolving Facility Commitments, the percentage of the aggregate Revolving Facility
Commitments of such Class held by each Revolving Facility Lender (including each such Incremental
Revolving Lender) will equal the percentage of such Class of the aggregate Revolving Facility
Commitments of all Revolving Facility Lenders represented by each Revolving Facility Lender’s
Revolving Facility Commitment of such Class (which may be accomplished, at the discretion of the
Administrative Agent following consultation with the Borrower, (i) by requiring the outstanding
Revolving Facility Loans of such Class to be prepaid with the proceeds of a new Borrowing, (ii) by causing non-increasing Revolving Facility Lenders of such Class to assign portions of their outstanding
Revolving Facility Loans and participations in Letters of Credit and Swingline Loans of such Class to such Incremental Revolving Lenders or (iii) by a combination of the foregoing).
(c)Any Incremental Facility shall be subject to the following terms and conditions:
(i)
(A)no Event of Default shall have occurred and be continuing or would result from the incurrence of such Incremental Facility; provided that, in the case of an Incremental Term Facility, the condition set forth in this clause (A) may be waived or not required (other than with respect to Specified Events of Default) by the persons providing such Incremental Term Facility if the proceeds of the initial Borrowings under such Incremental Term Facility will be used to finance, in whole or in part, a Permitted
Business Acquisition or similar Investment; and
(B)the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and after giving effect to, the incurrence of such Incremental Facility; provided that, in the case of an Incremental Term Facility, the condition set forth in this clause (B) may be waived or not required (other than with respect to the Specified Representations) by the persons providing such Incremental Term
Facility if the proceeds of the initial Borrowings under such Incremental Term Facility will be used to finance, in whole or in part, a Permitted Business Acquisition or similar
Investment,
(ii)without the prior written consent of the Required Lenders,

(A)(x) the final maturity date of any such Incremental Term Loans will be no earlier than the Term Facility Maturity Date of the Closing Date Term Loans
and (y) the final maturity date of any such Incremental Revolving Loans will be no earlier than the Revolving Facility Maturity Date of the Initial Revolving Loans; provided that this clause shall not apply to the incurrence of any Incremental Loans pursuant to the
Inside Maturity Exception,
(B)(x) the Weighted Average Life to Maturity of any such
Incremental Term Loans will be no shorter than the remaining Weighted Average Life to
Maturity of the Closing Date Term Loans and (y) the Weighted Average Life to Maturity
of any such Incremental Revolving Loans will be no shorter than the remaining Weighted
Average Life to Maturity of the Initial Revolving Loans; provided that this clause shall not apply to the incurrence of any Incremental Loans pursuant to the Inside Maturity
Exception; and
(C)subject to clauses (A) and (B), the amortization schedules applicable to such Incremental Term Facility shall be as determined by the Borrower and the Lenders or Additional Lenders thereunder,
(iii)such Incremental Facility shall, at the discretion of the Borrower, (A)
rank pari passu in right of payment with the Obligations, and (B) be secured on a pari passu basis with the Obligations; provided that, for the avoidance of doubt, any Incremental Equivalent Debt may either satisfy the foregoing requirements or be subordinated in right to payment to the
Obligations, be secured on a junior basis to the Obligations or be unsecured;
(iv)(i) any Incremental Term Facility may provide for the ability of the
Lenders or Additional Lenders providing such Incremental Facility to participate on a pro rata basis or less than pro rata basis in any voluntary or mandatory prepayments of the Term Loans, but not on a greater than pro rata basis to the Closing Date Term Loans (other than (A) any repayment of such Incremental Term Loans at maturity, and (B) any greater than pro rata repayment of such Incremental Term Loans with the proceeds of Credit Agreement Refinancing
Indebtedness) and (ii) any Incremental Revolving Facility may provide for the ability to receive mandatory or voluntary prepayments or permanently repay and terminate Incremental Revolving
Facility Commitments on a pro rata basis or less than pro rata basis with respect to the Initial
Revolving Facility but not on a greater than pro rata basis with respect to the Initial Revolving
Facility;
(v)the interest rate, upfront fees and original issue discount for any
Incremental Increase shall be as determined by the Borrower and the Lenders or Additional
Lenders providing such Incremental Facility; provided that in the event that the interest rate margins applicable to any Incremental Term Loans (other than any Excluded Incremental
Increase) that are incurred during the first six (6) months following the Closing Date and are secured on a pari passu basis with the Closing Date Term Loans exceed the interest rate margins
(taking into account any leverage-based pricing grid therein and any comparable leverage-based pricing grid applicable to such Incremental Term Loans) for the Closing Date Term Loans by
more than 50 basis points, then the interest rate margins for the Closing Date Term Loans shall be increased to the extent necessary so that such interest rate margins for such Term Loans are equal to the interest rate margins for such Incremental Term Loans minus 50 basis points;

(vi)any other fees payable in connection with any Incremental Increase shall be as determined by the Borrower and the Lenders or Additional Lenders providing such
Incremental Facility; and
(vii)except as otherwise provided in clauses (i) through (vi), all other terms of such Incremental Facility shall be on terms (including subordination terms, if applicable) and pursuant to documentation to be determined by the Borrower and the providers of the Incremental
Facility; provided that the operational and agency provisions contained in such documentation shall be reasonably satisfactory to the Administrative Agent and the Borrower.
Notwithstanding the foregoing, any Incremental Facility may be treated as part of the same Class as any other Credit Facility if such Incremental Facility has identical terms (other than effective yield) as such other Credit Facility and is fungible for United States federal income tax purposes with such other Credit Facility.
(d)The proceeds of any Incremental Increase will be used for general corporate purposes (including financing capital expenditures, Investments, Permitted Business Acquisitions,
Restricted Payments, refinancing of Indebtedness and any other transaction not prohibited hereunder).
(e)At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may incur Incremental Equivalent Debt in an aggregate principal amount not to exceed, as of the date of and after giving effect to the issuance of any such Incremental Equivalent Debt, the aggregate amount of Incremental Facilities then permitted to be incurred under Section 2.19
(determined assuming that the proceeds of any such Incremental Facilities would have been used for the same purposes as the proceeds of such Incremental Equivalent Debt); provided that the incurrence of any
Incremental Equivalent Debt shall reduce, on a dollar-for-dollar basis, the aggregate amount of
Incremental Facilities permitted to be incurred under Section 2.19.
(f)The incurrence of any Incremental Equivalent Debt pursuant to this Section
2.19(f), shall be subject to the following terms and conditions:
(i)the Borrower shall deliver to the Administrative Agent a certificate of the
Borrower dated as of the date of issuance of the Incremental Equivalent Debt signed by a
Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the
Borrower approving or consenting to the execution and delivery of the applicable financing documentation in respect of such Incremental Equivalent Debt and the issuance of such
Incremental Equivalent Debt,
(ii)no Event of Default shall have occurred and be continuing or would result therefrom; provided that the condition set forth in this clause (ii) may be waived or not required (other than with respect to Specified Events of Default) by the persons providing such
Incremental Equivalent Debt if the proceeds of the initial Borrowings under such Incremental
Equivalent Debt will be used to finance, in whole or in part, a Permitted Business Acquisition or similar Investment.
(iii)without the prior written consent of the Required Lenders,
(A)(x) the final maturity date of any such term Incremental
Equivalent Debt will be no earlier than the Term Facility Maturity Date of the Closing
Date Term Loans and (y) the final maturity date of any such revolving Incremental

Equivalent Debt will be no earlier than the Revolving Facility Maturity Date of the Initial
Revolving Loans, provided that, in each case, this clause shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception;
(B)(x) the Weighted Average Life to Maturity of any such term
Incremental Equivalent Debt will be no shorter than the remaining Weighted Average
Life to Maturity of the Closing Date Term Loans and (y) the Weighted Average Life to
Maturity of any such term Incremental Equivalent Debt will be no shorter than the remaining Weighted Average Life to Maturity of the Initial Revolving Loans, provided that this clause shall not apply to the incurrence of any Incremental Equivalent Debt pursuant to the Inside Maturity Exception and
(C)subject to clauses (A) and (B), the amortization schedules applicable to such Incremental Equivalent Debt shall be as determined by the Borrower and the providers of such Incremental Equivalent Debt,
(iv)such Incremental Equivalent Debt shall, at the discretion of the
Borrower, (A) rank pari passu in right of payment with the Obligations, (B) be subordinated in right of payment to the Obligations, (C) be secured on a pari passu basis with the Obligations,
(D) be secured on a junior basis to the Obligations or (E) be unsecured; provided that if subordinated or secured, any intercreditor or lien subordination arrangements shall be reasonably satisfactory to the Administrative Agent,
(v)any fees payable in connection with such Incremental Equivalent Debt shall be determined by the Borrower and the arrangers or lenders providing such Incremental
Equivalent Debt,
(vi)any Incremental Equivalent Debt may provide for the ability of the lenders providing such Incremental Equivalent Debt to participate on a pro rata basis or less than pro rata basis in any voluntary or mandatory prepayments of the Loans but not on a greater than pro rata basis to the Closing Date Term Loans and/or Initial Revolving Loans, as applicable
(other than (A) any repayment of such Incremental Equivalent Debt at maturity and (B) any greater than pro rata repayment of such Incremental Equivalent Debt with the proceeds of
Permitted Refinancing Indebtedness),
(vii)all other terms of such Incremental Equivalent Debt, shall be on terms
(including subordination terms, if applicable) and pursuant to documentation to be determined by the Borrower and the providers of the Incremental Equivalent Debt, and
(viii)if such Indebtedness is Pari Passu Lien Debt or Junior Lien Debt, a
Senior Representative acting on behalf of the holders of such Incremental Equivalent Debt has become party to, or is otherwise subject to the provisions of: (A) if such Incremental Equivalent
Debt is Pari Passu Lien Debt, a First Lien Intercreditor Agreement (and, if any Junior Lien
Intercreditor Agreement is then in effect, such Junior Lien Intercreditor Agreement) and (B) if such Incremental Equivalent Debt is Junior Lien Debt, a Junior Lien Intercreditor Agreement.
This Section 2.19 shall supersede any provisions in Section 9.08 to the contrary.  For the avoidance of doubt, no existing Lender will be required to provide any Incremental Equivalent Debt and the Borrower shall have no obligation to offer any existing Lender the opportunity to provide any commitment for any
Incremental Equivalent Debt.

Section 2.20Refinancing Amendments.
At any time and from time to time, the Borrower may obtain, from any Lender or any
Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the
Loans of any Class or Commitments of any Class then outstanding under this Agreement, in each case, pursuant to a Refinancing Amendment, which Credit Agreement Refinancing Indebtedness may, at the election of the Borrower, take the form of (i) new Term Loans under an additional or replacement Term
Facility hereunder (“Other Term Loans”) or (ii) replacement revolving commitments hereunder
(“Replacement Revolving Commitments”).  Any Other Term Loans or Replacement Revolving
Commitments may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable
Refinancing Amendment (provided that if the Lenders or Additional Lenders providing such Credit
Agreement Refinancing Indebtedness have the ability to decline mandatory prepayments or Commitment reductions, any such mandatory prepayment that is not accepted by such Lenders or Additional Lenders shall be applied, subject to the right of any applicable Lender to decline mandatory prepayments (if any), to the non-refinanced Loans of the Class being refinanced).  The effectiveness of any Refinancing
Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in
Section 4.02 (and solely to the extent reasonably requested by the Administrative Agent, receipt by the
Administrative Agent of customary legal opinions, board resolutions, officers’ certificates or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent)).  Each incurrence of Credit
Agreement Refinancing Indebtedness under this Section 2.20 shall be in an aggregate principal amount of not less than $25.0 million or such lesser amount (i) as shall be required to refinance an entire Class of
Loans or Commitments or (ii) reasonably approved by the Administrative Agent.  The Administrative
Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.  Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this
Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto
(including any amendments necessary to treat the Term Loans subject thereto as Other Term Loans and the Revolving Facility Loans subject thereto as Replacement Revolving Commitments).  Any
Refinancing Amendment may, without the consent of any person other than the Administrative Agent, the
Borrower and the Lenders or Additional Lenders providing the applicable Credit Agreement Refinancing
Indebtedness and, in the case of Replacement Revolving Commitments, the Issuing Banks and the
Swingline Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, and, in the case of
Replacement Revolving Commitments, the Swingline Lender, the Issuing Banks, and the Borrower, to
effect the provisions of this Section 2.20.  This Section 2.20 shall supersede any provisions in Section
9.08 to the contrary.  It is understood that (a) any Lender approached to provide all or a portion of Credit
Agreement Refinancing Indebtedness may elect or decline, in its sole discretion, to provide such Credit
Agreement Refinancing Indebtedness (it being understood that there is no obligation to approach any existing Lenders to provide any such commitment to provide Other Term Loans and Replacement
Revolving Commitments), (b) the Administrative Agent, and, in the case of Replacement Revolving
Commitments, the Swingline Lender and each Issuing Bank, as applicable, shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such person’s providing such Credit
Agreement Refinancing Indebtedness if such consent would be required under Section 9.04 for an assignment of Loans or Commitments to such person and (c) no Refinancing Amendment shall, directly or indirectly extend the commitment of any Issuing Bank to issue, amend to extend Letters of Credit or of any Swingline Lender to make Swingline Loans, in each case without its prior written consent.

Section 2.21Extensions of Loans and Commitments.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any
Class of Term Loans and/or Revolving Facility Commitments with a like Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with a like Maturity Date and/or based on the aggregate outstanding committed amount of the respective
Revolving Facility of such Class with a like Maturity Date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the Maturity Date of each such
Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s
Loans and/or Commitments of such Class pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Lenders’ Loans and/or Commitments or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Term Loans and/or Revolving Facility Commitments so extended, as well as the original Term
Loans and/or Revolving Facility Commitments of the applicable Class not so extended, being a
“tranche”).  Any Extension shall constitute a separate Class from the Class from which it was extended, so long as the following terms are satisfied:
(i)no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders;
(ii)except as to pricing (interest rate, fees, funding discounts and prepayment premiums) and maturity (which shall be set forth in the relevant Extension Offer), (x)
the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an
“Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”)
shall have the same terms as the tranche of Term Loans subject to such Extension Offer (except for covenants or other provisions contained therein applicable only to periods after the then Latest
Maturity Date of the Term Loans) and (y) the Revolving Facility Commitment of any Lender that agrees to an Extension with respect to such Revolving Facility Commitment (an “Extending
Revolving Lender”) extended pursuant to any Extension (“Extended Revolving Commitment”
and the Loans made thereunder, the “Extended Revolving Loans”) shall have the same terms as the original Revolving Facility commitments (and related outstanding) subject to such Extension
Offer  (except for covenants or other provisions contained therein applicable only to periods after the then Latest Maturity Date of the Revolving Facility Commitments), except for any terms that would affect the rights or duties of any Issuing Bank or the Swingline Lender, which terms shall be reasonably satisfactory to such Issuing Bank or the Swingline Lender, it being understood that the commitment of any Issuing Bank or Swingline Lender to issue, amend or extend Letters of
Credit or to make Swingline Loans shall not be extended without its prior written consent;
(iii)(x) the final maturity date of any Extended Term Loans shall be no earlier than the then Latest Maturity Date of the Term Loans and (y) the final maturity date of any
Extended Revolving Commitments shall be no earlier than the then Latest Maturity Date of the
Revolving Facility Commitments;
(iv)(x) the Weighted Average Life to Maturity of any Extended Term Loans
shall be no shorter than the remaining Weighted Average Life to Maturity of the Class extended thereby and (y) the Weighted Average Life to Maturity of any Extended Revolving Commitments

shall be no shorter than the remaining Weighted Average Life to Maturity of the Class extended thereby;
(v)any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case, as specified in the respective Extension Offer
(provided that if the applicable Extending Term Lenders have the ability to decline mandatory prepayments, any such mandatory prepayment that is not accepted by the applicable Extending
Term Lenders shall be applied, subject to the right of any applicable Lender to decline mandatory prepayments (if any), to the non-extended Term Loans of the Class being extended);
(vi)if the aggregate principal amount of Term Loans and/or Revolving
Facility Commitments (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans and/or Revolving Facility Commitments offered to be extended by the
Borrower pursuant to such Extension Offer, then the Term Loans and/or Revolving Facility
Commitments of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(vii)the Extended Term Loans and/or Extended Revolving Commitments
may not be guaranteed by any person other than the Loan Parties;
(viii)no assets or property shall secure the Extended Term Loans and/or
Extended Revolving Commitments unless such assets or property constitute Collateral; and
(ix)any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.
(b)With respect to all Extensions consummated by the Borrower pursuant to this
Section 2.21, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) each Extension Offer shall (a) specify the minimum amount of
Term Loans and/or Revolving Facility Commitments, as applicable, to be extended, which shall be an integral multiple of $1.0 million and an aggregate principal amount that is not less than $25.0 million (or if less, the remaining outstanding principal amount of the applicable Class) (or such lesser minimum amount reasonably approved by the Administrative Agent) (a “Minimum Extension Condition”) and (b)
provide notice to the Administrative Agent which sets forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than forty-five (45)
days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)).  The transactions contemplated by this Section 2.21 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension
Offer) shall not require the consent of any Lender or any other person (other than as set forth in clause (c)
of this Section 2.21), and the requirements of any provision of this Agreement (including Section 2.09 and Section 2.16) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.21 shall not apply to any of the transactions effected pursuant to this Section 2.21.

(c)The consent (such consent not to be unreasonably withheld, delayed or conditioned) of the Administrative Agent shall be required to effectuate any Extension.  No consent of any Lender or any other person shall be required to effectuate any Extension, other than the consent of the
Borrower and each Lender agreeing to such Extension with respect to one or more of its Term Loans and/
or Revolving Facility Commitments (or, in each case, a portion thereof) and, if the commitment of any
Issuing Bank or Swingline Lender to issue, amend or extend Letters of Credit or to make Swingline Loans is contemplated by such Extension, the prior written consent of such Issuing Bank or Swingline Lender.
The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this
Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new Classes of Loans and Commitments of such Class so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the
Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.21.  This Section 2.21 shall supersede any provisions in
Section 9.08 to the contrary.  For the avoidance of doubt, it is understood that no existing Lender, Issuing
Bank or Swingline Lender will have any obligation to commit to any such Extension.
Section 2.22Letters of Credit.
(a)General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of one or more letters of credit denominated in Dollars in the form of standby letters of credit (such letters of credit, “Standby Letters of Credit”) or trade letters of credit (such letters of credit, “Trade Letters of Credit”; and each such letter of credit issued hereunder, including each
Standby Letter of Credit and Trade Letter of Credit, a “Letter of Credit” and collectively, the “Letters of
Credit”), in each case for any lawful purposes of the Borrower and its Restricted Subsidiaries, for its own
account or for the account of any Subsidiary (in which case such Letter of Credit shall be deemed issued for the joint and several account of the Borrower and such Subsidiary) in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the applicable Availability Period and prior to the date that is five (5) Business Days prior to the applicable Revolving Facility Maturity
Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Letters of Credit shall be issued in Dollars.
Notwithstanding anything herein to the contrary, no Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would violate one or more of the policies and procedures of such Issuing Bank applicable to letters of credit generally. Notwithstanding anything to the contrary herein, the issuance of a Letter of Credit for the account of an Unrestricted Subsidiary shall be deemed an
Investment and permitted only to the extent the Borrower or Restricted Subsidiary, as applicable, may then invest in an Unrestricted Subsidiary pursuant to Section 6.04.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To
request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic extension in accordance with paragraph (c) of this Section 2.22) or extension of an outstanding Letter of Credit), the Borrower shall deliver to the applicable Issuing Bank at its applicable office and the Administrative
Agent at the Administrative Agent’s office (at least three (3) Business Days in advance of the requested date of issuance, amendment or extension or such shorter period as the Administrative Agent and the
Issuing Bank in their sole discretion may agree) a notice in the form of Exhibit G requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.22), the amount of such

Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form and related documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit to be amended, renewed, modified or extended.  A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension, (i) the Revolving Facility Credit Exposure shall not exceed the Revolving
Facility Commitments, (ii) unless the applicable Issuing Bank otherwise agrees, the stated amount of all outstanding Letters of Credit issued by such Issuing Bank shall not exceed the Letter of Credit Individual
Sublimit of such Issuing Bank then in effect, (iii) with respect to such Issuing Bank, the sum of the aggregate face amount of outstanding Letters of Credit issued by such Issuing Bank, when aggregated with the outstanding Revolving Facility Loans and Swingline Loans funded by such Issuing Bank, shall not exceed its Revolving Facility Commitment and (iv) the Revolving L/C Exposure shall not exceed the applicable Letter of Credit Sublimit.
(c)Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one (1) year (unless otherwise mutually agreed upon by the
Borrower and the applicable Issuing Bank) after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one (1) year (unless otherwise mutually agreed upon by the Borrower and the applicable Issuing Bank) after such renewal or extension) and (ii) the date that is five (5) Business
Days prior to the applicable Revolving Facility Maturity Date; provided that any Letter of Credit may provide for automatic renewal or extension thereof for an additional period of up to twelve (12) months
(which in no event shall extend beyond the date referred to in subclause (ii) of this clause (c), except to the extent Cash Collateralized or backstopped pursuant to an arrangement reasonably acceptable to the relevant Issuing Bank) so long as such Letter of Credit (any such Letter of Credit, an “Auto Renewal
Letter of Credit”) permits the Issuing Bank to prevent any such extension at least once in each twelve
(12)-month period (commencing with the date of issuance of such Auto Renewal Letter of Credit) by giving prior notice to the beneficiary thereof within a time period during such twelve (12)-month period to be agreed upon at the time such Auto Renewal Letter of Credit is issued; provided, further, that if the
Issuing Bank consents in its sole discretion, the expiration date on any Letter of Credit may extend beyond the date referred to in subclause (ii) above but the participations of the Lenders with Revolving
Facility Commitments of the applicable Class shall nonetheless terminate on the applicable Revolving
Facility Maturity Date. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such renewal.  Once an Auto Renewal
Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than such Revolving Facility Maturity Date (except as otherwise provided in the second proviso to this clause (c)). If any such Letter of Credit is outstanding on the date that is five (5) Business Days prior to the Revolving Facility Maturity Date for the applicable Class the Borrower shall provide Cash
Collateral pursuant to documentation reasonably satisfactory to the Administrative Agent and the relevant
Issuing Bank in an amount equal to 102% of the face amount of each such Letter of Credit on or prior to the date that is five (5) Business Days prior to such Revolving Facility Maturity Date.
(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) under the Revolving Facility Commitments of any Class and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender under such Class, and each such
Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of

Credit equal to such Revolving Facility Lender’s applicable Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Facility
Lender’s applicable Revolving Facility Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.22, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving
Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default, other than a reduction or termination of the
Commitments (upon which any such reduction or termination, if the remaining applicable Commitments are insufficient to cover the maximum amount of any Letter of Credit then outstanding, the Borrower shall Cash Collateralize such Letters of Credit as set forth in Section 2.22(j)), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)Reimbursement.  If the applicable Issuing Bank shall make any L/C
Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement (i) if such notice is received by 11:00 a.m., New York City time, on a Business Day, then not later than 2:00 p.m., New York
City time, on the same Business Day that notice of such L/C Disbursement is received by the Borrower and (ii) if such notice is received at or after 11:00 a.m., New York City time, on a Business Day, then no later than 10:00 a.m., New York City time, on the immediately succeeding Business Day, together with accrued interest thereon from the date of such L/C Disbursement at the rate applicable to ABR Revolving
Loans of the applicable Class; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.23 that such payment be financed with an ABR Revolving Facility Borrowing or a Swingline Borrowing of the applicable Class, as applicable.
If the Borrower fails to reimburse any L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other applicable Revolving Facility Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the
“Unreimbursed Amount”) and, in the case of a Revolving Facility Lender, such Lender’s Revolving
Facility Percentage thereof.  Promptly following receipt of such notice, each Revolving Facility Lender with a Revolving Facility Commitment of the applicable Class shall pay to the Administrative Agent its
Revolving Facility Percentage of the Unreimbursed Amount in the same manner as provided in
Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Facility
Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause (e), the Administrative Agent shall distribute such payment to the applicable
Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to such Revolving Facility Lenders and such Issuing
Bank as their interests may appear.  Any payment made by a Revolving Facility Lender pursuant to this clause (e) to reimburse an Issuing Bank for any L/C Disbursement (other than the funding of an ABR
Revolving Loan or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligations to reimburse such L/C Disbursement.
(f)Obligations Absolute.  The Borrower’s obligation to reimburse L/C
Disbursements as provided in clause (e) of this Section 2.22 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of
Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of
Credit against presentation of a draft or other document that does not comply with the terms of such
Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative
Agent, the Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of
Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of
Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the respective Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of
Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by written notice (which may be by electronic means) of any such demand for payment under a Letter of
Credit and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such L/C
Disbursement.
(h)Interim Interest.  If an Issuing Bank shall make any L/C Disbursement, then, unless the Borrower reimburses such L/C Disbursement in full in Dollars on the date such L/C
Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C
Disbursement, at the rate per annum then applicable to ABR Revolving Loans of the applicable Class;
provided that if such L/C Disbursement is not reimbursed by the Borrower when due pursuant to clause
(e) of this Section 2.22, then Section 2.11(c) shall apply. Interest accrued pursuant to this clause (h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to clause (e) of this Section 2.22 to reimburse such
Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i)Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Revolving Facility Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the
Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.10.  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to
Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous
Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
(j)Cash Collateralization Following Certain Events.  If and when the Borrower is required to Cash Collateralize any Letters of Credit pursuant to any provision hereof, the Borrower shall deposit in an account with or at the direction of the Administrative Agent, in the name of the
Administrative Agent and for the benefit of the applicable Issuing Banks and Revolving Facility Lenders, an amount in cash equal to 102% of the Revolving L/C Exposure as of such date plus any accrued but unpaid interest thereon (or, in the case of Sections 2.09(h) and 2.24(a)(v), the portion thereof required by such Sections).  Each deposit of Cash Collateral made pursuant to this paragraph shall be held by the
Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative
Agent, for the benefit of the Issuing Banks and applicable Revolving Facility Lenders, a security interest in such account.  Other than any interest earned on the investment of such deposits, which investments shall be made (unless an Event of Default shall be continuing) at the Borrower’s request in Permitted
Investments and at the risk and expense of the Borrower, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Facility
Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C
Exposure), be applied to satisfy other Obligations.  If the Borrower is required to provide an amount of
Cash Collateral hereunder as a result of the occurrence of an Event of Default or the existence of a
Defaulting Lender or the occurrence of a limit under Section 2.09(h) being exceeded, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all
Events of Default are no longer continuing or the termination of the Defaulting Lender status or the limit under Section 2.09(h) is no longer being exceeded.
(k)Cash Collateralization Following Termination of the Revolving Facility.
Notwithstanding anything to the contrary herein, in the event of the prepayment in full of all outstanding
Revolving Facility Loans and the termination of all Revolving Facility Commitments (a “Revolving
Facility Termination Event”) in connection with which the Borrower notifies any one or more Issuing
Banks that it intends to maintain one or more Letters of Credit initially issued under this Agreement in effect after the date of such Revolving Facility Termination Event (each, a “Continuing Letter of
Credit”), then the security interest of the Administrative Agent in the Collateral under the Security
Documents may be terminated in accordance with Section 9.18 if each such Continuing Letter of Credit is Cash Collateralized in an amount equal to the Minimum L/C Collateral Amount, which shall be deposited with or at the direction of each such Issuing Bank.
(l)Additional Issuing Banks.  From time to time, the Borrower may by notice to the
Administrative Agent designate as an Issuing Bank any Revolving Facility Lender (in addition to the initial Issuing Banks) which agrees (in its sole discretion) to act in such capacity and is reasonably satisfactory to the Administrative Agent.  Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.
(m)Reporting.  Unless otherwise requested by the Administrative Agent, each
Issuing Bank (other than the Administrative Agent or its Affiliates) shall (i) provide to the Administrative
Agent copies of any notice received from the Borrower pursuant to Section 2.22(b) no later than the next
Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the aggregate face amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension (and whether the amount thereof changed), and the Issuing Bank shall be permitted to issue, amend or extend such Letter of Credit if the Administrative Agent shall not have advised the Issuing
Bank that such issuance, amendment or extension would not be in conformity with the requirements of this Agreement, (B) on each Business Day on which such Issuing Bank makes any L/C Disbursement, the date of such L/C Disbursement and the amount of such L/C Disbursement and (C) on any other Business
Day, such other information with respect to the outstanding Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.
(n)No Liability of the Issuing Banks.  The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of
Credit. Neither any Issuing Bank nor any of its Related Parties shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing
Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such
Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of
Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft, certificates and other documents that strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.
(o)For all purposes of this Agreement, if on any date of determination, a Letter of
Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standard Practices, International Chamber of Commerce No. 590, such

Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
With respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of
Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
Section 2.23Swingline Loans.
(a)Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the applicable Availability
Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the aggregate amount of Swingline Loans, Letters of Credit and Revolving Facility Loans outstanding issued by the Swingline Lender exceeding the Swingline Lender’s Revolving Facility Commitment or (iii) the
Revolving Facility Credit Exposure of the applicable Class exceeding the total Revolving Facility
Commitments of such Class; provided that the Swingline Lender shall not be required to make a
Swingline Loan to refinance an outstanding Swingline Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline
Loans.
(b)To request a Swingline Borrowing, the Borrower shall give the Administrative
Agent and the Swingline Lender prior written notice in the form of a Swingline Borrowing Request, not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Borrowing.  Each such
Swingline Borrowing Request shall be irrevocable and shall specify (i) the requested date of such
Swingline Borrowing (which shall be a Business Day) and (ii) the amount of the requested Swingline
Borrowing. Any funding of a Swingline Loan by the Swingline Lender shall be made on the proposed date thereof by wire transfer of immediately available funds by 5:00 p.m., New York City time, to the account of the Borrower identified by the Borrower to the Swingline Lender (or, in the case of a
Swingline Borrowing made to finance the reimbursement of an L/C Disbursement as provided in
Section 2.22(e), by remittance to the applicable Issuing Bank).
(c)The Swingline Lender may, by written notice given to the Administrative Agent not later than 11:00 a.m., New York City time, on any Business Day, require the Revolving Facility
Lenders of the applicable Class to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it.  Such notice shall specify the aggregate amount of such
Swingline Loans in which the Revolving Facility Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Revolving Facility Lender, specifying in such notice such Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan.  Each Revolving Facility Lender hereby absolutely and unconditionally agrees, promptly upon receipt of notice as provided above (and in any event, (i) if such notice is received by
11:00 a.m., New York City time, on a Business Day, then no later than 5:00 p.m., New York City time, on such Business Day and (ii) if such notice is received at or after 11:00 a.m., New York City time, on a
Business Day, then no later than 10:00 a.m., New York City time, on the immediately succeeding
Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such
Revolving Facility Lender’s applicable Revolving Facility Percentage of such Swingline Loan or Loans.
Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or
Event of Default, other than a reduction or termination of any Commitments (it being understood that upon any such reduction or termination which results in there remaining insufficient applicable
Commitments to cover the aggregate principal amount of such Swingline Loans in full, the Borrower shall immediately prepay such Swingline Loans and any accrued interest thereon), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each
Revolving Facility Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.04 with respect to Loans made by such Revolving Facility Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders under this Section 2.23(c)), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Facility
Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline
Loan acquired pursuant to this paragraph (c), and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the
Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline
Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the
Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the
Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
Section 2.24Defaulting Lender.
(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such
Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.
(ii)Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender
(whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting
Lender to the Issuing Banks or Swingline Lender hereunder; third, if so determined by the
Administrative Agent or requested by the applicable Issuing Bank or the Swingline Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or

Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such
Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender. Any payments or other amounts paid or payable to a Defaulting
Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash
Collateral pursuant to this Section 2.24(a)(ii) shall be deemed paid to and redirected by such
Defaulting Lender, and each Lender irrevocably consents thereto.
(iii)Certain Fees. Such Defaulting Lender (A) shall not be entitled to receive any Commitment Fee pursuant to Section 2.10(b) for any period during which that Lender is a
Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (B) shall not be entitled to receive any L/C Participation Fee pursuant to Section 2.10(c) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such
L/C Participation Fee that otherwise would have been required to have been paid to such
Defaulting Lender except as provided in Section 2.10(c)). With respect to any Commitment Fee or L/C Participation Fee not required to be paid to any Defaulting Lender pursuant to the foregoing, the Borrower shall (1) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit or Swingline Loans that has been reallocated to such non-
Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and
Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting
Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure
to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Participations to Reduce Fronting Exposure.  During any
period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of
Credit and Swingline Loans pursuant to Section 2.22 and Section 2.23, the “Revolving Facility
Percentage” of each non-Defaulting Lender shall be computed without giving effect to the
Commitment of such Defaulting Lender; provided that, such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any Non-Defaulting Lender to exceed such non-
Defaulting Lender’s Revolving Facility Commitment.
(v)Elimination of Remaining Fronting Exposure. Within one (1) Business
Day of being notified that any Lender has become a Defaulting Lender, (A) the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting
Exposure of the Revolving L/C Exposure (after giving effect to Section 2.24(a)(iv)) which shall be held as security for the reimbursement obligations of the Borrower with respect to the
Revolving L/C Exposure and (B) the Borrower shall repay an amount of Swingline Loans sufficient to eliminate the Fronting Exposure of the Swingline Lender (after giving effect to
Section 2.24(a)(iv)).

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the
Swingline Lender and the Issuing Banks agree in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Facility Loans of the other Revolving Facility Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the
Revolving Facility Loans and funded and unfunded participations in Letters of Credit and Swingline
Loans to be held on a pro rata basis by the Revolving Facility Lenders in accordance with their Revolving
Facility Percentages (without giving effect to Section 2.24(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender;
and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(c)New Swingline Loans and Letters of Credit.  So long as any Lender is a
Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the
Issuing Banks shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Borrower, with respect to itself and each of its Restricted
Subsidiaries, represents and warrants to the Administrative Agent and to each of the Lenders that:
Section 3.01Organization; Powers.  Each of Holdings, the Borrower and the other
Restricted Subsidiaries
(i) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or in any foreign jurisdiction where an equivalent status exists, enjoys the equivalent status under the laws of such foreign jurisdiction of organization) under the laws of the jurisdiction of its organization,
(ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect,
(iii) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material
Adverse Effect, and
(iv) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02Authorization.  The execution, delivery and performance by each Loan
Party of each of the Loan Documents to which it is a party, the borrowings hereunder and the
Transactions
(a)have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be taken by the Loan Parties and
(b)will not violate (i) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreement or by-laws) of any Loan Party or (ii) any applicable order of any court or any rule, regulation or order of any Governmental Authority, where any such violation referred to in this Section 3.02(b) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or
(c)will not result in the creation or imposition of any Lien upon any property or assets of any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.
Section 3.03Enforceability.  This Agreement has been duly executed and delivered by each Loan Party that is party hereto and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to
(a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) any foreign laws, rules and regulations as they relate to pledges of Equity
Interests in Foreign Subsidiaries that are not Loan Parties.
Section 3.04Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority or third party is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the
Security Documents or the exercise by the Administrative Agent or any Lender of its rights or remedies under the Loan Documents or in respect of the Collateral, except for (a) the filing of Uniform Commercial
Code financing statements and equivalent filings in foreign jurisdictions, (b) filings with the United States
Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) filings required under Environmental Laws as set forth on Schedule 3.04, (d) such as have been made or obtained and are in full force and effect,
(e) such actions, consents and approvals the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on Schedule 3.04.
Section 3.05Financial Statements. Each of the Historical Annual Financial
Statements and the Historical Interim Financial Statements fairly present in all material respects the consolidated financial condition of Holdings, the Borrower and its Restricted Subsidiaries as of the dates thereof and the results of operation of Holdings, the Borrower and its Restricted Subsidiaries for the
periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein and, in the case of the Historical Interim Financial
Statements, subject to normal year-end audit adjustments.
Section 3.06Labor Matters.  Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)there are no strikes or other labor disputes against any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened;
(b)hours worked by and payment made to employees of each Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters; and
(c)all payments due from any Restricted Subsidiary on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Restricted
Subsidiary.
Section 3.07Title to Properties.  Each of Holdings, the Borrower and the Restricted
Subsidiaries has valid fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all of its Real Properties and has valid title to its personal property and assets, in each case, except for Permitted Liens and defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  All such properties and assets are free and clear of Liens, other than Permitted Liens.
Section 3.08Subsidiaries. Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation, formation or organization of each direct or indirect Subsidiary of
Holdings and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by
Holdings or by any such Subsidiary.
Section 3.09Litigation; Compliance with Laws.
(a)Except as set forth on Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of the Borrower, threatened in writing against or affecting Holdings, the Borrower or any of the Restricted Subsidiaries or any business, property or rights of any such person (but excluding any actions, suits or proceedings arising under or relating to any Environmental Laws, which are subject to
Section 3.16) which would reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect.
(b)To the knowledge of the Borrower, none of Holdings, the Borrower, the
Restricted Subsidiaries or their respective properties or assets is in violation of (nor will the continued
operation of their material properties and assets as currently conducted violate) any law, rule or regulation
(including any zoning, building, ordinance, code or approval, or any building permit, but excluding any
Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any property, or is in default with respect to any judgment, writ, injunction or decree of any
Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.10Federal Reserve Regulations.
(a)Neither Holdings, the Borrower nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or
Regulation X.
Section 3.11Investment Company Act.  None of Holdings nor any of the Restricted
Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment
Company Act of 1940, as amended.
Section 3.12[Reserved.]
Section 3.13Tax Returns.  Except as set forth on Schedule 3.13:
(a)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of Holdings and the Restricted Subsidiaries has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it and each such Tax return is true and correct;
(b)Each of Holdings and the Restricted Subsidiaries has timely paid or caused to be timely paid all Taxes shown to be due and payable by it on the returns referred to in clause (a) of this
Section 3.13 and all other Taxes or assessments (or made adequate provision (in accordance with GAAP)
for the payment of all Taxes due) with respect to all periods or portions thereof ending on or before the
Closing Date (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings or any of the Restricted Subsidiaries
(as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which
Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(c)Other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the Closing Date, with respect to each of Holdings and the
Restricted Subsidiaries, there are no claims being asserted in writing with respect to any Taxes.
Section 3.14No Material Misstatements.
(a)All written information (other than financial projections and other forward looking statements, estimates and information of a general economic nature or general industry nature)
(the “Information”) concerning Holdings or any of its Subsidiaries and any transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any
Lender, any Lead Arranger or the Administrative Agent in connection with the transactions contemplated hereby, when taken as a whole, was true and correct in all material respects as of the date such
Information was furnished to such person and as of the Closing Date and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.
(b)The financial projections and other forward looking statements, estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders, any Lead Arranger or the

Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof (it being understood that actual results may vary materially from such information), as of the date such financial projections and other forward looking statements and estimates were furnished to the Lenders and as of the Closing Date.
Section 3.15Employee Benefit Plans.
(a)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) each Plan is in compliance with the applicable provisions of ERISA and the Code; (ii) no Reportable Event has occurred during the past five (5) years as to which Holdings or any of the Restricted Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC;
(iii) no ERISA Event has occurred or is reasonably expected to occur; (iv) none of Holdings or the
Restricted Subsidiaries has engaged in a “prohibited transaction” (as defined in Section 406 of ERISA and Code Section 4975) in connection with any employee pension benefit plan (as defined in Section 3(2)
of ERISA) that would subject Holdings or any of the Restricted Subsidiaries to tax or other penalty; (v)
none of Holdings, any of the Restricted Subsidiaries or, to the knowledge of Holdings, the Borrower or any of the Restricted Subsidiaries, any ERISA Affiliate has received any written notification that any
Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization (within the meaning of Section 4242 of ERISA), terminated, insolvent (within the meaning of Section 4245 of
ERISA), or in endangered or in, or reasonably expected to be in, critical status (within the meaning of
Section 305 of ERISA); and (vi) none of Holdings, any of the Restricted Subsidiaries or, to the
knowledge of Holdings, the Borrower and the Restricted Subsidiaries, any ERISA Affiliate has incurred, and neither Holdings nor any of the Restricted Subsidiaries is reasonably expected to incur, any
Withdrawal Liability to any Multiemployer Plan.
(b)Each of Holdings and the Restricted Subsidiaries is in compliance with (i) all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) the terms of any such plan, except, in each case, for such noncompliance that would not reasonably be expected to have a Material Adverse Effect.
(c)Within the last five (5) years, no Plans of Holdings or any of the Restricted
Subsidiaries or, to the knowledge of Holdings, the Borrower or any of the Restricted Subsidiaries, ERISA
Affiliates have been terminated, whether or not in a “standard termination” (as such term is used in
Section 404(b)(1) of ERISA) that would reasonably be expected to result in liability to Holdings, the
Restricted Subsidiaries or the ERISA Affiliates in excess of $15.0 million, nor has any Plan of the
Borrower or any of the Restricted Subsidiaries or, to the knowledge of Holdings, the Borrower or the
Restricted Subsidiaries, the ERISA Affiliates (determined at any time within the past five (5) years) with an Insufficiency been transferred outside of the “controlled group” (within the meaning of Section
4001(a)(14) of ERISA) of Holdings, the Restricted Subsidiaries or the ERISA Affiliates that has or would reasonably be expected to result in a Material Adverse Effect.
(d)Except as would not reasonably be expected to result in a Material Adverse
Effect, there are no pending, or to the knowledge of Holdings or the Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any person as fiduciary or sponsor of any Plan that could result in liability to Holdings or any of the Restricted Subsidiaries.

(e)Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Foreign Benefit Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents of such plan.  With respect to each Foreign Benefit Plan, none of Holdings or any of the Restricted
Subsidiaries or Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction which would subject Holdings or any of the Restricted Subsidiaries or Affiliates, directly or indirectly, to a tax or civil penalty which can reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 3.16Environmental Matters.  Except as set forth on Schedule 3.16 or as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material
Adverse Effect,
(a)Holdings, the Borrower and each of the Restricted Subsidiaries is in compliance with all Environmental Laws (including having obtained all permits, licenses and other approvals required under any Environmental Law for the operation of its business as currently conducted and being in compliance with the terms of such permits, licenses and other approvals),
(b)neither Holdings, the Borrower nor any of the Restricted Subsidiaries has
received notice of or is subject to any pending, or to Holdings’ or the Borrower’s knowledge, threatened action, suit or proceeding alleging a violation of, or liability under, any Environmental Law that remains outstanding or unresolved,
(c)to Holdings’ or the Borrower’s knowledge, there is and has been no Release or threatened Release of Hazardous Material at, on or under any property currently or formerly owned, operated or leased by Holdings, the Borrower or any of the Restricted Subsidiaries and no Hazardous
Material has been generated, owned, treated, stored, handled or controlled by Holdings, the Borrower or any of the Restricted Subsidiaries and transported to or Released at any location which, in each case, described in this clause (c), would reasonably be expected to result in liability to Holdings, the Borrower or the Restricted Subsidiaries and
(d)there are no agreements in which Holdings, the Borrower or any of the Restricted
Subsidiaries has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws or any
Hazardous Materials.
Section 3.17Security Documents.
(a)The Collateral Agreement is effective to create in favor of the Administrative
Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest in the
Collateral described therein and proceeds thereof.  In the case of the Pledged Collateral described in the
Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged
Collateral are delivered to the Administrative Agent (or a designated bailee thereof), and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement)), when financing statements and other filings specified in the Collateral
Agreement are filed in the offices specified in the schedules to the Collateral Agreement, the
Administrative Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens).
(b)When the Collateral Agreement or a summary thereof is properly filed in the
United States Patent and Trademark Office and the United States Copyright Office, and, with respect to
Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) of this Section 3.17, the Administrative Agent (for the benefit of the Secured Parties) shall have, solely if and to the extent that a security interest may be perfected by making such filings, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the domestic Intellectual Property, in each case prior and superior in right to the Lien of any other person (except for Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright
Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the grantors after the Closing Date).
(c)Notwithstanding anything herein (including this Section 3.17) or in any other
Loan Document to the contrary, neither Holdings, the Borrower nor any Restricted Subsidiary makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary that is not a Loan Party, or as to the rights and remedies of the Administrative Agent or any Lender with respect thereto, under foreign law.
Section 3.18Insurance. The insurance coverage of the Loan Parties complies with the requirements of Section 5.02.
Section 3.19Solvency.  On the Closing Date, after giving effect to the consummation of the Transactions and the making of the Loans and other extensions of credit hereunder, and after giving effect to the application of the proceeds of such Indebtedness:
(a)the fair value of the assets of Holdings and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, direct, subordinated, contingent or otherwise;
(b)the present fair saleable value of the property of Holdings and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c)Holdings and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and
(d)Holdings and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.
For purposes of determining solvency, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
Section 3.20No Material Adverse Effect.  Since September 30, 2023, there has been no change in the financial condition, business, operations, assets or liabilities of Holdings and the

Restricted Subsidiaries that, taken as a whole, has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section 3.21[Reserved].
Section 3.22USA PATRIOT Act; Anti-Corruption Laws; Sanctions
(a)To the extent applicable, each of Holdings, the Borrower and the Restricted
Subsidiaries is in compliance, in all material respects, with the USA PATRIOT Act, Anti-Corruption
Laws, and applicable Sanctions.
(b)None of Holdings, the Borrower nor any of the Restricted Subsidiaries is any of
the following:
(i)a person 50% or greater owned or Controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the
Executive Order;
(ii)a person that commits, threatens or conspires to commit or supports
“terrorism” as defined in the Executive Order;
(iii)a Sanctioned Person, or
(iv)organized or resident in a Sanctioned Country.
(c)None of the proceeds of the Loans will be offered, lent, contributed or otherwise made available, directly or knowingly indirectly, to any Subsidiary, joint venture partner or other person
(A) for the purpose of financing the activities of any Sanctioned Person or (B) in any manner that would result in the violation of any Sanctions or any Anti-Corruption Law .
Section 3.23Intellectual Property; Licenses, Etc.  Except as would not reasonably be expected to have a Material Adverse Effect or as set forth on Schedule 3.23,
(a)Holdings, the Borrower and each of the Subsidiary Loan Parties owns, or possesses the right to use, all intellectual property, including all of the patents, patent rights, trademarks, service marks, trade names, trade dress, copyrights or mask works, domain names, applications and registrations for any of the foregoing (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses,
(b)neither Holdings, the Borrower nor any of the Subsidiary Loan Parties nor any
product, process, method, substance, part or other material now employed, sold or offered by Holdings, the Borrower or the Subsidiary Loan Parties is infringing, misappropriating or otherwise violating
Intellectual Property Rights of any person,
(c)no claim or litigation regarding any of the foregoing is pending or, to the knowledge of Holdings or the Borrower, threatened, and
(d)no person is infringing, misappropriating or otherwise violating the Intellectual
Property Rights owned by Holdings, the Borrower or any of the Subsidiary Loan Parties.

Section 3.24EEA Financial Institutions. No Loan Party is an EEA Financial
Institution.
ARTICLE IV.
CONDITIONS OF LENDING
Section 4.01Conditions Precedent.  The agreement of each Lender (including a
Swingline Lender) to make Loans and of any Issuing Bank to issue Letters of Credit or amend, extend or renew Letters of Credit hereunder on the Closing Date is subject to the satisfaction and waiver by the
Lead Arrangers, prior to or concurrently with the making of the Loans or any such other extension of credit on the Closing Date, of the following conditions precedent (unless otherwise provided by Section
5.13):
(a)Loan Documents.  The Administrative Agent shall have received (i) this
Agreement, the Collateral Agreement and each other Security Document required to be delivered on the
Closing Date, in each case, duly executed and delivered by a Responsible Officer of each Loan Party party thereto and (ii) for the account of each Lender that has requested the same at least three (3) Business
Days prior to the Closing Date, a Note executed and delivered by a Responsible Officer of the Borrower.
(b)Borrowing Request.  Prior to the Closing Date, the Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03(a).
(c)Refinancing.  The refinancing of the Existing Facilities shall be consummated substantially concurrently with the making of the Loans hereunder (and the Borrower shall have provided to the Administrative Agent reasonable evidence thereof, including reasonably satisfactory payoff letters, mortgage releases, Intellectual Property Rights releases, UCC-3 termination statements, terminations of deposit account control agreements and terminations of landlord waivers, if applicable).
(d)Financial Statements. The Administrative Agent shall have received the
Historical Annual Financial Statements and the Historical Interim Financial Statements.
(e)Fees.  All accrued fees of the Administrative Agent, all fees owed to the Lenders and all reasonable, documented and invoiced out-of-pocket expenses required to be paid by the Borrower to the Lenders, the Lead Arrangers and the Administrative Agent on or before the Closing Date (to the extent invoiced at least two (2) Business Days prior to the Closing Date except as otherwise agreed by the Borrower) shall have been paid to the extent due and payable.
(f)Solvency Certificate.  The Administrative Agent shall have received a solvency certificate substantially in the form attached hereto as Exhibit B executed by a Financial Officer of the
Borrower.
(g)Closing Date Certificates.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower with respect to each Loan Party dated the Closing
Date and certifying:
(i)that attached thereto is a true and complete copy of the charter or other similar organizational document of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial extension of credit) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized;

(ii)that attached thereto is a true and complete copy of a certificate of the
Secretary of State or other applicable Governmental Authority of the jurisdiction in which each such Loan Party is organized, dated reasonably near the date of the initial extension of credit, listing the charter or other similar organizational document of such Loan Party and each amendment thereto on file in such office and, if available, certifying that (A) such amendments are the only amendments to such person’s charter on file in such office, (B) such person has paid all franchise taxes to the date of such certificate and (C) such person is duly organized and in good standing or full force and effect under the laws of such jurisdiction;
(iii)that attached thereto is a true and complete copy of resolutions duly adopted by the Governing Persons of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which it is a party or any other document delivered in connection herewith and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and
(iv)as to the incumbency and specimen signature of each Responsible
Officer executing the Loan Documents or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to this
Section 4.01(g)).
(h)Legal Opinions.  The Administrative Agent shall have received a customary legal opinion, in form and substance reasonably acceptable to the Administrative Agent, of (i) Sullivan &
Cromwell LLP, New York counsel to the Loan Parties, and (ii) Buchanan Ingersoll & Rooney PC,
Pennsylvania counsel to Versatex Building Products, LLC.
(i)Pledged Equity Interests; Pledged Notes.  Except as otherwise agreed by the
Administrative Agent, the Administrative Agent shall have received (i) the certificates representing the
Equity Interests pledged pursuant to the Collateral Agreement (if such Equity Interests are certificated), together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note required to be delivered by the Loan Parties pursuant to the Collateral Agreement endorsed in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(j)No Material Adverse Effect.  From September 30, 2023 to the Closing Date, no
event or development shall have occurred that has had, or would reasonably be expected to have, individually, or in the aggregate, any Material Adverse Effect.
(k)Security Interests.  The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the applicable jurisdiction of organization of each Loan Party and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative
Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.02 or have been or will contemporaneously with the initial funding of the Loans on the Closing
Date be released or terminated.  Each document (including any UCC financing statement) required by the
Security Documents or reasonably requested by the Administrative Agent (subject to the terms of the
Collateral Agreement) to be filed, registered or recorded in order to create in favor of the Administrative
Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other person (other than with respect to Permitted Liens), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.
(l)Know Your Customer and Other Required Information.  To the extent reasonably requested in writing (which shall include any requests by e-mail) at least five (5) Business
Days prior to the Closing Date, the Lenders shall have received, no later than three (3) Business Days prior to the Closing Date, all documentation and other information about the Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
(m)Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects.
(n)No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the making of the Term Loans on the Closing Date.
(o)Insurance.  The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a
“standard” or “New York” lender’s loss payable endorsement (as applicable) and shall name the
Administrative Agent, on behalf of the Secured Parties, as additional insured or loss payee, as applicable, in form and substance reasonably satisfactory to the Administrative Agent.
Section 4.02Subsequent Borrowings.  Each Borrowing or other extension of credit
(including the issuance, amendment or extension of a Letter of Credit but excluding any conversion of a
Loan from one Type to another or continuation of a Loan of a given Type) after the Closing Date is subject to the satisfaction (or waiver in accordance with Section 9.08) of the following conditions precedent on the date of such Borrowing:
(a)The Administrative Agent shall have received, in the case of a Borrowing, a
Borrowing Request as required by Section 2.03 or, in the case of the issuance, amendment or extension of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment or extension of such Letter of Credit as required by Section 2.22(b).
(b)Except as set forth in Section 2.19(c) with respect to Incremental Term Loans used to finance a Limited Condition Event, the representations and warranties of the Borrowers and each other Loan Party contained in Article III or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing; provided, that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects on such respective dates.
(c)Except as set forth in Section 2.19(c) with respect to Incremental Term Loans used to finance a Limited Condition Event, at the time of and immediately after giving effect to such

Borrowing or other extension of credit (other than an amendment of a Letter of Credit without any increase in the stated amount of such Letter of Credit), no Event of Default or Default shall have occurred and be continuing.
ARTICLE V.
AFFIRMATIVE COVENANTS
Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Obligations (other than Obligations in respect of
Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted)
shall have been paid in full and the Commitments have been terminated and Letters of Credit expired, terminated or Cash Collateralized or backstopped on terms satisfactory to the Issuing Banks, Holdings and the Borrower will, and will cause the Restricted Subsidiaries to:
Section 5.01Existence; Businesses and Properties.
(a)Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except, in the case of a Restricted Subsidiary other than the Borrower, where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and except as otherwise expressly permitted under Section 6.05.
(b)Except where the failure to do so would not reasonably be expected to have a
Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, Intellectual
Property Rights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).
Section 5.02Insurance.
(a)Maintain insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations either with or by (or a combination of), at the Borrower’s option, (i) financially sound and reputable insurance companies, in which case the Borrower shall use its commercially reasonable efforts to cause the Administrative Agent to be listed as a co-loss payee on property and casualty policies and as an additional insured on liability policies, or (ii) maintaining a sufficient amount of funds to effect self-insurance in an amount customarily maintained by similarly situated companies engaged in the same or similar business.  Schedule 5.02 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the other Loan Parties as of the Closing Date.
(b)In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:
(i)neither the Administrative Agent, the Lenders or the Issuing Banks nor
their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A)
Holdings, the Borrower and the Restricted Subsidiaries shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the
Administrative Agent, the Lenders, the Issuing Banks or their agents or employees.  If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the
Borrower hereby agrees, to the extent permitted by law, to waive, and further agrees to cause each of the Restricted Subsidiaries, to the extent permitted by law, to waive, its right of recovery, if any, against the Administrative Agent, the Lenders, the Issuing Banks and their agents and employees;
(ii)the designation of any form, type or amount of insurance coverage by the
Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Lenders or the Issuing Banks that such insurance is adequate for the purposes of the business of Holdings, the Borrower and the
Restricted Subsidiaries or the protection of their properties; and
(iii)if insurance is procured from insurance companies, the Borrower shall use commercially reasonable efforts to obtain customary endorsements with respect to property and casualty insurance providing that such insurance shall not be canceled, modified or not renewed (x) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative
Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the
Administrative Agent.
Section 5.03Taxes.  Pay and discharge promptly when due all material Taxes imposed upon it or its income or profits or in respect of its property, before the same shall become delinquent or in default; provided that such payment and discharge shall not be required with respect to any Tax, assessment, charge or levy so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and (b) Holdings, the Borrower or any affected Restricted
Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.04Financial Statements, Reports, etc.  Furnish to the Administrative
Agent (which will promptly furnish such information to the Lenders):
(a)As soon as available, and in any event not later than five (5) Business Days after the date by which Holdings is required to file its annual report on Form 10-K with the SEC (after giving effect to any permitted extensions or, if such financial statements are not required to be filed with the
SEC, not later than one hundred and twenty (120) days after the end of such fiscal year),
(i)a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such year (the
“Annual Financial Statements”); provided that if Holdings includes the financial results of any person that is not a Restricted Subsidiary in such Annual Financial Statements, Holdings shall also provide a supplement showing consolidating information for Holdings and the Restricted
Subsidiaries;
(ii)a narrative discussion of management’s discussion and analysis of results; provided that the management’s discussion and analysis filed with the SEC shall satisfy the requirement of this clause (ii); and
(iii)setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by Holdings’ independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified as to scope of audit or as to the status of Holdings or its Subsidiaries as a going concern other than any such qualification or exception that is solely with respect to, or resulting solely from, an upcoming maturity date under the Credit Facilities or any other Material Indebtedness occurring within one (1) year from the time such report is delivered or any prospective default of any financial covenant) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and its
Subsidiaries on a consolidated basis in accordance with GAAP;
(b)As soon as available, and in any event not later than five (5) Business Days after the date by which Holdings is required to file its quarterly report on Form 10-Q with the SEC (after giving effect to any permitted extensions or, if such financial statements are not required to be filed with the SEC, not later than sixty (60) days after the end of such fiscal quarter),
(i)a consolidated balance sheet and related statements of operations and cash flows showing (x) the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated and consolidating results of its operations during such fiscal quarter and (y) the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year (the
“Quarterly Financial Statements” and, together with the Annual Financial Statements, the
“Required Financial Statements”); provided that if Holdings includes the financial results of any person that is not a Restricted Subsidiary in such Quarterly Financial Statements, Holdings shall also provide a supplement showing consolidating information for Holdings and the
Restricted Subsidiaries; and
(ii)a narrative discussion of management’s discussion and analysis of results, certified by a Responsible Officer of Holdings on behalf of Holdings as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its
Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
(c)concurrently with any delivery of Required Financial Statements under paragraphs (a) and (b) of this Section 5.04, a certificate of a Financial Officer of the Borrower (the
“Compliance Certificate”)
(i)certifying that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto,

(ii)setting forth the calculation and uses of the Available Amount for the fiscal period then ended if the Borrower shall have used the Available Amount for any purpose during such fiscal period,
(iii)certifying a list of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in clause (b) of the definition of the term
“Immaterial Subsidiary” and
(iv)certifying a list of all Unrestricted Subsidiaries at such time and that each
Subsidiary set forth on such list qualifies as an Unrestricted Subsidiary;
(d)upon the reasonable request of the Administrative Agent, concurrently with the delivery of the Annual Financial Statements, provide an update to the information set forth on the schedules to the Collateral Agreement, together with information about deposit accounts, securities accounts and commodities accounts entered into by the Borrower or any of the Loan Parties since the
Closing Date or the delivery of the previous year’s Annual Financial Statements, as applicable, to the extent not previously notified to the Administrative Agent; and
(e)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings and its Subsidiaries, or compliance with the terms of any Loan Document, in each case, as the Administrative Agent may reasonably request, including, but not limited to, any “know your customer” requests (for itself or on behalf of any Lender);
provided that documents required to be delivered pursuant to paragraphs (a) and (b) shall be deemed to have been delivered on the earlier of the date on which (A) Holdings posts such documents or provides a link thereto on Holdings’ website, with notification to the Administrative Agent of the posting of such documents and (B) such documents are filed with the SEC; provided, further, if requested by the
Administrative Agent in writing, Holdings shall also provide such documents by electronic mail to the
Administrative Agent.
Notwithstanding the foregoing, upon the request of the Borrower in connection with any
Material Acquisition, the deadline to deliver the information required by the provisos to each of Sections
5.04(a)(i) and 5.04(b)(i) shall be extended by up to thirty (30) days with the consent of the Administrative
Agent (not to be unreasonably withheld, conditioned or delayed).
Section 5.05Litigation and Other Notices.  Furnish to the Administrative Agent
(which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any
Responsible Officer of the Borrower obtains actual knowledge thereof:
(a)any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any
Governmental Authority or in arbitration, against Holdings or any of its Restricted Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)any other development, the subject matter of which is not covered by Section
5.05(a), Section 5.05(b), or Section 5.05(d), specific to the Borrower or any of its Restricted Subsidiaries
that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and
(d)the development of any ERISA Event that, together with all other ERISA Events that have developed or occurred, would reasonably be expected to have a Material Adverse Effect.
Section 5.06Compliance with Laws.  Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a
Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or laws related to Taxes, which are the subject of Section 5.03.
Section 5.07Maintaining Records; Access to Properties and Inspections.
Maintain all financial records in accordance with GAAP in all material respects and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, to visit and inspect the financial records and the properties of Holdings, the
Borrower or any of the Restricted Subsidiaries at reasonable times, upon reasonable prior notice to the
Borrower, and as often as reasonably requested, to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of Holdings or any of the Restricted Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided that any visit or inspection permitted pursuant to this Section 5.07 shall be limited to once per year in the absence of an
Event of Default.
Section 5.08Use of Proceeds.
(a)The proceeds of the Closing Date Term Loans shall be used for general corporate purposes of Holdings and its Subsidiaries, including the financing of working capital needs and the repayment of Indebtedness of the Borrower (including Indebtedness under the Existing Facilities).
(b)The proceeds of the Revolving Facility Loans and Swingline Loans, and the
issuance of Letters of Credit, shall be used for general corporate purposes (including for capital expenditures and working capital needs, Permitted Business Acquisitions, the repayment or refinancing of
Indebtedness and the making of Investments, in each case to the extent not prohibited hereunder).
Section 5.09Compliance with Environmental Laws.  Comply, and make reasonable efforts to cause all lessees and other persons occupying its Real Properties to comply, with all
Environmental Laws applicable to its operations and properties, and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in each case, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10Further Assurances; Additional Security.
(a)Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to satisfy the Collateral and
Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)If any additional Subsidiary of the Borrower (other than an Excluded Subsidiary)
is formed or acquired after the Closing Date (including, without limitation, upon the formation of any such Subsidiary that is a Division Successor), with
(i)any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary being deemed to constitute the acquisition of a Subsidiary,
(ii)any Immaterial Subsidiary being designated a Material Subsidiary being deemed to constitute the acquisition of a Subsidiary and
(iii)any transaction or event resulting in a Subsidiary ceasing to be an
Excluded Subsidiary being deemed to constitute the acquisition of such Subsidiary, within thirty (30) Business Days after the date such Subsidiary is formed or acquired (or such longer period as the Administrative Agent shall agree), cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such
Subsidiary owned by or on behalf of Holdings, the Borrower or any other Subsidiary Loan Party, subject to paragraph (e) of this Section 5.10.
(c)(i) In each case, furnish to the Administrative Agent within thirty (30)
Business Days thereafter written notice of any change in (A) corporate or organization name, (B)
organizational structure or (C) jurisdiction of organization (or other “location” for purposes of the UCC)
with respect to Holdings, the Borrower and the Subsidiary Loan Parties; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the
Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all Collateral for the benefit of the applicable Secured Parties and
(ii) promptly notify the Administrative Agent if any material portion of the
Collateral is damaged or destroyed.
(d)The Collateral and Guarantee Requirement and the other provisions of this
Section 5.10 need not be satisfied with respect to any Excluded Assets or Excluded Equity Interests (each as defined in the Collateral Agreement) or any exclusions and carve-outs from the perfection requirements set forth in the Collateral Agreement.
(e)Nothing in this Section 5.10 shall require Holdings, the Borrower or any other
Loan Party to take any action outside the United States to create or perfect any security interests in any
Collateral located outside of the United States or of a Foreign Subsidiary (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any foreign jurisdiction), unless otherwise agreed by the Borrower and the Administrative Agent in connection with the addition of a Foreign Subsidiary as a Guarantor as contemplated by the proviso to the definition of
Excluded Subsidiary.

Section 5.11Fiscal Year; Accounting.  In the case of Holdings or any Restricted
Subsidiary, cause the fiscal year to end on September 30, unless prior written notice of a change is given to the Administrative Agent.
Section 5.12Credit Ratings.  Use commercially reasonable efforts to maintain at all times a credit rating by at least two of S&P, Moody’s and Fitch in respect of the Term Facility and a corporate rating or corporate family rating (as applicable) by at least two of S&P, Moody’s and Fitch for the Borrower, in each case, with no requirement to maintain any specific minimum rating.
Section 5.13Post-Closing Matters.  Deliver to the Administrative Agent, the items described on Schedule 5.13 of this Agreement (as in effect on the Closing Date) on or before the date that is set forth for such items in such Schedule (or, in each case, such later date as may be reasonably agreed to by the Administrative Agent).  All representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described on Schedule 5.13 within the time periods specified thereon, rather than as elsewhere provided in the Loan Documents).
Section 5.14Patriot Act, Sanctions, Anti-Corruption Laws.  Now or hereafter to the extent applicable to this Agreement, the transactions contemplated hereby or the Loan Parties’
execution, delivery and performance of the Loan Documents, comply in all material respects with the
USA PATRIOT Act, applicable Sanctions, and Anti-Corruption Laws, and with respect to each statute or any successor statute thereto.
ARTICLE VI.
NEGATIVE COVENANTS
Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Obligations (other than Obligations in respect of
Specified Hedge Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted)
shall have been paid in full and the Commitments have been terminated and Letters of Credit have expired or been terminated or Cash Collateralized or backstopped on terms satisfactory to the Issuing
Banks, unless the Required Lenders shall otherwise consent in writing, Holdings and the Borrower will not, and will not permit any of the other Restricted Subsidiaries to:
Section 6.01Indebtedness.  Incur, create or assume any Indebtedness, except:
(a)any Indebtedness listed on Schedule 6.01(a) and any Permitted Refinancing
Indebtedness in respect thereof;
(b)Indebtedness created hereunder or under the other Loan Documents (including the Closing Date Term Loans, Indebtedness under the Revolving Facilities and Incremental Facilities) and
Credit Agreement Refinancing Indebtedness in respect thereof;
(c)Indebtedness pursuant to Hedge Agreements other than for speculative purposes;
(d)Permitted Ratio Debt and any Permitted Refinancing Indebtedness incurred to
Refinance such Permitted Ratio Debt;

(e)Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance (including self-insurance)
to the Borrower or any of the Restricted Subsidiaries pursuant to reimbursement or indemnification obligations to such person, in each case, in the ordinary course of business; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations shall be reimbursed not later than thirty (30) days following such incurrence;
(f)intercompany Indebtedness between or among Holdings and the Restricted
Subsidiaries or between and among Restricted Subsidiaries; provided that
(i) Indebtedness owing by any Restricted Subsidiary of Holdings that is not a Loan Party to Holdings, the Borrower or another Subsidiary Loan Party is permitted under
Section 6.04(b); provided, that the aggregate outstanding amount of Indebtedness incurred pursuant to this clause (f)(i) shall not exceed the greater of (i) $117.0 million and (ii) 5.0% of
Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements are available and
(ii)Indebtedness owing by Holdings, the Borrower or any other Subsidiary
Loan Party to any Restricted Subsidiary that is not a Loan Party is subordinated to the Obligations pursuant to customary subordination provisions;
(g)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(h)(i) Indebtedness in respect of Cash Management Services in the ordinary course of business,
(ii) other Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such
Indebtedness (other than credit or purchase cards) is extinguished within ten (10) Business Days after notification is received by the Borrower or other account holder of its incurrence and
(iii) any other cash management or treasury services entered in the ordinary course of business;
(i)(i)Indebtedness incurred or assumed in connection with a Permitted
Business Acquisition; provided, in each case,
(1) no Event of Default shall have occurred and be continuing immediately before such Permitted Business Acquisition or would result immediately after giving pro forma effect to such Permitted Business Acquisition and any related transactions,
(2) (x) if such Indebtedness incurred or assumed is First Lien
Debt, the First Lien Net Leverage Ratio is equal to or less than either 4.00 to 1.00 or the
First Lien Net Leverage Ratio immediately prior to such incurrence,

(y) if such Indebtedness incurred or assumed is Junior Lien
Indebtedness, the Senior Secured Net Leverage Ratio is equal to or less than either 4.25 to 1.00 or the Senior Secured Net Leverage Ratio immediately prior to such incurrence, and
(z)if such Indebtedness incurred or assumed is unsecured
Indebtedness or is not secured by a Lien on any Collateral, either
(A) the Total Net Leverage Ratio is less than or
equal to 4.25 to 1.00 or the Total Net Leverage Ratio immediately prior to such incurrence or
(B) the Interest Coverage Ratio is greater than or
equal to 2.00 to 1.00 or the Interest Coverage Ratio immediately prior to such incurrence,
in each case, immediately after giving pro forma effect to such incurrence or assumption of Indebtedness and
(3)the final maturity date of such incurred Indebtedness (or any such assumed Indebtedness that was incurred in contemplation of such assumption) shall be no earlier than the then Latest Maturity Date of the Term Loans and/or Revolving
Facility Commitments;
(4)the Weighted Average Life to Maturity of any such incurred
Indebtedness (or any such assumed Indebtedness that was incurred in contemplation of such assumption) shall be no shorter than the remaining Weighted Average Life to
Maturity of the Class extended thereby;
(5)any such Indebtedness incurred by a Loan Party (or any such
Indebtedness assumed by a Loan Party that was incurred in contemplation of such assumption) may not be guaranteed by any person other than the Loan Parties; and
(6)if such Indebtedness is secured by any Collateral no assets or property shall secure such Indebtedness unless such assets or property constitutes
Collateral;
(ii) any Permitted Refinancing Indebtedness incurred to Refinance such
Indebtedness;
provided that at the time of the incurrence or assumption of any Indebtedness pursuant to clause (i)
above (and after giving effect thereto), the aggregate outstanding amount of Indebtedness incurred under this Section 6.01(i) by Restricted Subsidiaries that are not Guarantors does not exceed the Shared Non-
Guarantor Cap;
(j)Finance Lease Obligations, Indebtedness incurred with respect to installations, repairs, improvement and removal of Real Property or other fixed or capital assets, purchase money
Indebtedness, Indebtedness with respect to mortgage financings and Indebtedness with respect to additions or improvements to Real Property or other fixed or capital assets in an aggregate outstanding principal amount not to exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto), the greater of (i) $164.0 million and (ii) 7.0% of Consolidated Total Assets as of the end of the
fiscal quarter immediately prior to the date such Indebtedness is incurred for which financial statements are available, at any time outstanding, and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided that such Indebtedness shall be incurred within two hundred and seventy
(270) days after the acquisition, lease or improvement of the property that is the subject of such
Indebtedness;
(k)Incremental Equivalent Debt and any Permitted Refinancing Indebtedness
incurred to Refinance such Incremental Equivalent Debt;
(l)Indebtedness (and any Permitted Refinancing thereof) in an aggregate principal amount at any time outstanding not to exceed the sum of the greater of (A) $280.0 million and (B) 12.0%
of Consolidated Total Assets as of the applicable date of determination, in each case, determined at the time of incurrence; and
(m)[reserved];
(n)Guarantees
(i)of any Indebtedness of any Loan Party permitted to be incurred under this Agreement,
(ii)of Indebtedness otherwise permitted hereunder of any Restricted
Subsidiary that is not a Subsidiary Loan Party to the extent such Guarantees are permitted by
Section 6.04 (other than Section 6.04(t));
(iii)by any Restricted Subsidiary that is not a Loan Party of Indebtedness of another Restricted Subsidiary that is not a Loan Party and
(iv)of Indebtedness of Foreign Subsidiaries incurred for working capital purposes in the ordinary course of business on ordinary business terms so long as such
Indebtedness is permitted to be incurred under Section 6.01(s) to the extent such Guarantees are permitted by Section 6.04 (other than Section 6.04(t));
provided that Guarantees by the Borrower or any other Loan Party under this clause (n) of any
Indebtedness of a person that is subordinated to other Indebtedness of such person shall be expressly subordinated to the Obligations to at least the same extent as such underlying Indebtedness is subordinated;
(o)Indebtedness arising from agreements of Holdings, the Borrower or any of the other Restricted Subsidiaries providing for indemnification, contribution, earn-out, seller notes, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the Transactions, any Permitted Business Acquisition, Investment or the disposition of any business, assets or Subsidiaries not prohibited by this Agreement, other than Guarantees of
Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiaries for the purpose of financing any such Permitted Business Acquisition or other Investment;
(p)Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(q)Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(r)[reserved].
(s)(i) Indebtedness of Foreign Subsidiaries and (ii) Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (s) shall not exceed, at the time of incurrence of such Indebtedness (and after giving effect thereto) the greater of (i) $94.0 million and
(ii) 4.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements are available;
(t)unsecured Indebtedness in respect of obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within sixty (60) days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Hedge Agreements;
(u)Indebtedness representing deferred compensation to employees, directors and officers incurred in the ordinary course of business;
(v)Indebtedness arising from customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(w)Indebtedness consisting of reimbursement obligations related to bank guarantees to the extent that such obligations are collateralized by cash or cash equivalents;
(x)Indebtedness consisting of promissory notes issued by Holdings, the Borrower or any Restricted Subsidiary to current or former officers, managers, directors and consultants thereof or employees, their respective estates or family members to finance the purchase or redemption of Equity
Interests of Holdings, the Borrower or any Parent Entity permitted by Section 6.06;
(y)Guarantees by Holdings, the Borrower or any Restricted Subsidiary of any lease or sublease permitted hereunder of real property entered into by the Borrower or any Restricted
Subsidiary in the ordinary course of business;
(z)Indebtedness consisting of obligations under deferred compensation or other similar arrangements incurred by Holdings, the Borrower or any of the other Restricted Subsidiaries in connection with the Transactions or Permitted Business Acquisitions or any other Investment permitted hereunder;
(aa)unsecured Indebtedness (and any Permitted Refinancing thereof) in a principal amount not to exceed an amount equal to the Net Cash Proceeds received from the issuance or sale of
Equity Interests (other than Disqualified Stock) of Holdings (other than any such sale to Holdings or any of the Restricted Subsidiaries) and any cash or cash equivalents consisting of a capital contribution received from equityholders (other than Holdings or any Restricted Subsidiary) of Holdings (other than in respect of Disqualified Stock or any such proceeds used for the Available Amount or any such proceeds used in connection with Section 6.06(d) or Section 6.09(b)(i)(3) or used to fund charges, expenses,

accruals or reserves in accordance with clause (l) of the definition of “Consolidated Net Income” or
Otherwise Applied) so long as such Indebtedness does not require any scheduled payment of principal
(including pursuant to a sinking fund obligation), amortization or mandatory redemption or redemption at the option of the holders thereof or similar prepayment (other than (A) upon the occurrence of an Asset
Sale or other asset sale or Recovery Event, (B) upon the occurrence of a change of control event, (C)
customary acceleration rights following an event of default and (D) upon the incurrence of Indebtedness that is not permitted thereunder) prior to the then Latest Maturity Date;
(bb)Indebtedness of any person that becomes a Restricted Subsidiary after the
Closing Date pursuant to an Investment or acquisition permitted hereunder, which Indebtedness is existing at the time such person becomes a Restricted Subsidiary and is not incurred in contemplation of such person becoming a Restricted Subsidiary that is non-recourse to (and is not assumed by any of)
Holdings, the Borrower or any Restricted Subsidiary (other than any Subsidiary of such person that is a
Subsidiary on the date such person becomes a Restricted Subsidiary after the Closing Date) and is either
(A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under
Section 6.02; and
(cc)all premiums (if any, including tender premiums), defeasance costs, interest
(including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (bb) of this Section 6.01.
Section 6.02Liens.  Create, incur or assume any Lien on any of its property or assets
(including Equity Interests or other securities of any person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)(i) Liens existing on the Closing Date (or created following the Closing
Date pursuant to agreements in existence on the Closing Date requiring the creation of such Liens) and, in each case, set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Closing Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of Holdings, the Borrower or any of the other Restricted Subsidiaries other than (A) after-acquired property that is affixed to or incorporated into the property covered by such Lien and (B) proceeds and products thereof and
(ii) Liens existing on the Closing Date securing property or assets having a fair market value not to exceed $5.0 million in the aggregate and, in each case, any modifications, replacements, renewals or extensions thereof;
(b)any Lien created under the Loan Documents, and any Lien created under the definitive documentation evidencing any other Indebtedness permitted under Section 6.01(b);
(c)any Lien securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(i); provided that in the case of a Lien securing Permitted Refinancing Indebtedness, such
Lien shall be permitted subject to compliance with clause (d) of the definition of “Permitted Refinancing
Indebtedness”;
(d)Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, the
Borrower or any of the other Restricted Subsidiaries shall have set aside on its books reserves in accordance with GAAP;
(f)(i)pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and
(ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Borrower or any of its Restricted Subsidiaries;
(g)deposits to secure the performance of bids, trade contracts (other than for
Indebtedness), leases (other than Finance Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by Holdings, the Borrower or any of the other
Restricted Subsidiaries in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(h)zoning restrictions, survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Finance Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Holdings, the Borrower or the other Restricted Subsidiaries;
(i)Liens securing Indebtedness permitted by Section 6.01(j) (limited to the assets subject to such Indebtedness or accessions to such property or the proceeds therefrom);
(j)Liens arising out of Sale and Lease-Back Transactions permitted under Section
6.03, so long as such Liens attach only to the property sold and being leased in such Sale and Lease-Back
Transaction and any accessions thereto or proceeds thereof and related property;
(k)Liens securing judgments that do not constitute an Event of Default under
Section 7.01(j);
(l)Liens securing Pari Passu Lien Debt and/or Junior Lien Debt; provided that:
(i)after giving Pro Forma Effect to the incurrence of such Indebtedness,
(A)if such Indebtedness is Pari Passu Lien Debt, then the First Lien
Net Leverage Ratio measured as of the date of incurrence of such Indebtedness (or commitments) shall be no greater than (x) 4.00 to 1.00 or (y) if incurred in connection with a Permitted Business Acquisition or similar Investment, the First Lien Net Leverage
Ratio immediately prior to such incurrence, or
(B)if such Indebtedness is Junior Lien Debt, either (1) the Senior
Secured Net Leverage Ratio measured as of the date of incurrence of such Indebtedness
(or commitments) shall be no greater than (x) 4.25 to 1.00 or (y) if incurred in connection with a Permitted Business Acquisition or similar Investment, the Senior Secured Net
Leverage Ratio immediately prior to such incurrence; and
(ii)such Liens are, in each case, subject to a First Lien Intercreditor
Agreement and a Junior Lien Intercreditor Agreement, as applicable;
(m)any interest or title of a lessor or sublessor under any leases or subleases entered into by Holdings, the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;
(n)Liens that are contractual rights of set-off
(i)relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness,
(ii)relating to pooled deposit or sweep accounts of Holdings, the Borrower or any of the other Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings, the Borrower or any of the other Restricted Subsidiaries or
(iii)relating to purchase orders and other agreements entered into with customers of Holdings, the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;
(o)Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;
(p)leases or subleases, licenses or sublicenses (including with respect to intellectual property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of Holdings, the Borrower and any of the other Restricted Subsidiaries taken as a whole;
(q)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(r)Liens solely on any cash earnest money deposits made by Holdings, the
Borrower or any of the other Restricted Subsidiaries in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(s)Liens with respect to property or assets of any Restricted Subsidiary that is not a
Loan Party securing Indebtedness of any Restricted Subsidiary that is not a Loan Party permitted under
Section 6.01;

(t)Liens with respect to property or assets of a Foreign Subsidiary securing
Indebtedness of such Foreign Subsidiary permitted under Section 6.01(s);
(u)Liens securing Permitted Ratio Debt; provided such Liens (i) in the case of clause (iii) of the definition of Permitted Ratio Debt, apply only to property or assets of a Foreign
Subsidiary or (ii) in the case of clauses (i) or (ii) of the definition of Permitted Ratio Debt, apply only to the Collateral with any of the priorities set forth in the definition of Permitted Ratio Debt; provided further any such Liens on Collateral are governed by a First Lien Intercreditor Agreement or Junior Lien
Intercreditor Agreement, as applicable (or, if neither is applicable, such other intercreditor arrangement as shall be reasonably satisfactory to the Administrative Agent and the Borrower);
(v)the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(w)Liens arising from precautionary Uniform Commercial Code financing statements;
(x)Liens on Equity Interests of any joint venture or Unrestricted Subsidiary
(i) securing obligations of such joint venture or Unrestricted Subsidiary, as the case may be, or (ii)
pursuant to the relevant joint venture agreement or arrangement;
(y)Liens on securities that are the subject of repurchase agreements constituting
Permitted Investments under clause (d) of the definition thereof;
(z)Liens securing obligations in respect of trade-related letters of credit, trade-
related bank guarantees or similar trade-related obligations permitted under Section 6.01(w) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;
(aa)Liens securing insurance premium financing arrangements so long as such Liens are limited to the applicable unearned insurance premiums;
(bb)Liens in favor of Holdings, the Borrower or any of the Restricted Subsidiaries;
provided that (i) if any such Lien shall cover any Collateral, the holder of such Lien shall execute and deliver to the Administrative Agent a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent and (ii) no such Lien shall be granted to any non-Loan Party
Restricted Subsidiary on any asset of a Loan Party that does not constitute Collateral;
(cc)[reserved];
(dd)Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals, or replacements) as a whole, or in part, of any
Indebtedness secured by any Lien permitted by the foregoing clauses; provided, however, that
(x) such new Lien pursuant to this clause (dd) shall be limited to all or part of the same property (which, for the avoidance of doubt, may include after-acquired property to the extent such after-acquired property would be subject to the existing Lien) that secured the original Lien (plus improvements on and accessions to such property), and

(y) the Indebtedness secured by such Lien at such time pursuant to this clause (dd) is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original
Lien became a Lien permitted hereunder, plus accrued interest, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
provided further that if any original Lien was subject to an intercreditor agreement with the
Administrative Agent, such new Lien shall be subject to an intercreditor agreement substantially consistent with and no less favorable to the Lenders in any material respect than such original intercreditor agreement;
(ee)other Liens securing obligations in an aggregate principal amount outstanding at any time not to exceed, at the time of incurrence of such Lien (and after giving effect thereto), the greater of (i) $117.0 million and (ii) 5.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such incurrence for which financial statements are available; and
(ff)Liens existing on property at the time of (and not in contemplation of) its acquisition or existing on the property of any person or on Equity Interests of any person, in each case, at the time such person becomes (and not in contemplation of such person becoming) a Restricted
Subsidiary (other than by designation as a Restricted Subsidiary), in each case after the Closing Date.
Section 6.03Sale and Lease-Back Transactions.  Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided that Sale and
Lease-Back Transactions shall be permitted:
(a)with respect to property owned (i) by Holdings, the Borrower or any of its
Domestic Subsidiaries that is acquired after the Closing Date so long as such Sale and Lease-Back
Transaction is consummated within two hundred and seventy (270) days of the acquisition of such property or (ii) by any Foreign Subsidiary of Holdings regardless of when such property was acquired and
(b)so long as at the time of any such Sale and Lease-Back Transaction (and after giving effect thereto), the Remaining Present Value of outstanding leases entered into pursuant to this
Section 6.03 shall not exceed the greater of (i) $70.0 million and (ii) 3.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Sale and Lease-Back Transaction for which financial statements are available; provided that the Remaining Present Value of outstanding leases entered into pursuant to this Section 6.03 shall not apply for purposes of calculating permitted Sale and Lease Back Transactions under this Section 6.03 if the proceeds of the related Sale and Lease Back
Transactions are used to prepay Term Loans or Revolving Facility Loans (to the extent Commitments in respect thereof are permanently reduced by the amount of such prepayments).
Section 6.04Investments, Loans and Advances.  Purchase, hold or acquire any
Investment except:
(a)[reserved];

(b)Investments in Holdings, the Borrower or any other Restricted Subsidiary, or in any person that, as a result of such Investment, becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Holdings, the Borrower or a Restricted Subsidiary; provided that Investments in non-
Loan Party Restricted Subsidiaries shall not exceed, at the time of the making of such Investment (and after giving effect thereto) and together with all other such outstanding Investments, the greater of (x)
$351.0 million and (y) 15.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Investment for which financial statements are available;
(c)Permitted Investments and Investments that were Permitted Investments when made;
(d)Investments arising out of the receipt by Holdings, the Borrower or any of the other Restricted Subsidiaries of non-cash consideration for the sale or other disposition of assets permitted under Section 6.05;
(e)loans and advances to officers, directors, managers and employees or consultants of any Parent Entity or any of its Restricted Subsidiaries
(i)not to exceed $15.0 million in the aggregate at any time outstanding
(calculated without regard to write downs or write offs thereof),
(ii)in respect of payroll payments and expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or
(iii)in connection with the purchase of Equity Interests of any Parent Entity solely to the extent that the amount of such loans and advances shall be contributed to Holdings or any of its Restricted Subsidiaries in cash as common equity;
(f)accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(g)Hedge Agreements permitted by Section 6.01(c);
(h)Investments existing on, or contractually committed as of, the Closing Date and set forth on Schedule 6.04(h) and any extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (h) is not increased at any time above the amount of such Investments existing or committed on the Closing Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date);
(i)Investments resulting from pledges and deposits under the following clauses of
Section 6.02: (a), (f), (g), (k), (q), (r) and (ee);
(j)other Investments in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write downs or write offs thereof) not to exceed

(i)at the time of the making of such Investment (and after giving effect thereto) and together with all outstanding Investments pursuant to this Section 6.04(j)(i), the greater of (A) $351.0 million and (B) 15.0% of Consolidated Total Assets as of the end of the
fiscal quarter immediately prior to the date of such Investment for which financial statements are available (plus, without duplication of the last paragraph of this Section 6.04, any returns of capital actually received by the respective investor in respect of Investments theretofore made by it pursuant to this clause (j)(i)) plus
(ii)so long as no Specified Event of Default has occurred and is continuing as of the making of such Investment, the portion, if any, of the Available Amount on the date of such election that the Borrower elects to apply to this Section 6.04(j)(ii);
(k)Investments constituting Permitted Business Acquisitions;
(l)intercompany loans among Foreign Subsidiaries and Guarantees by Foreign
Subsidiaries permitted by Section 6.01(n);
(m)Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case, in the ordinary course of business and Investments acquired as a result of a foreclosure by
Holdings, the Borrower or any of the other Restricted Subsidiaries with respect to any secured
Investments or other transfer of title with respect to any secured Investment in default;
(n)Investments of a Subsidiary of Holdings acquired after the Closing Date or of an entity merged into, or consolidated or amalgamated with, Holdings, the Borrower or any other Restricted
Subsidiary after the Closing Date, in each case,
(i)to the extent permitted under this Section 6.04,
(ii)in the case of any acquisition, merger, consolidation or amalgamation, in accordance with Section 6.05, and
(iii)to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, consolidation or amalgamation and were in existence on the date of such acquisition, merger, consolidation or amalgamation;
(o)acquisitions of obligations of one or more directors, officers, managers or other employees of any Parent Entity, the Borrower or any other Restricted Subsidiary in connection with such director’s, officer’s, manager’s or employee’s acquisition of Equity Interests of any Parent Entity, so long as no cash is actually advanced by the Borrower or any of the other Restricted Subsidiaries to such directors, officers, managers or employees in connection with the acquisition of any such obligations;
(p)Guarantees of operating leases (for the avoidance of doubt, excluding Finance
Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by Holdings, the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business;
(q)Investments to the extent that payment for such Investments is made with Equity
Interests of any Parent Entity;

(r)Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted under Section 6.06;
(s)Investments in the ordinary course of business consisting of Uniform
Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code
Article 4 customary trade arrangements with customers consistent with past practices;
(t)Guarantees permitted under Section 6.01 (except to the extent such Guarantee is expressly subject to Section 6.04);
(u)advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of Holdings, the Borrower or any of the other
Restricted Subsidiaries;
(v)Investments, including loans and advances, to any Parent Entity so long as
Holdings, the Borrower or any of the other Restricted Subsidiaries would otherwise be permitted to make a Restricted Payment in such amount; provided that the amount of any such Investment shall also be deemed to be a Restricted Payment under the appropriate clause of Section 6.06 for all purposes of this
Agreement;
(w)Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;
(x)purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property in each case in the ordinary course of business, to the extent such purchases and acquisitions constitute Investments;
(y)Investments received substantially contemporaneously in exchange for Equity
Interests of any Parent Entity;
(z)Investments in
(i)joint ventures and Unrestricted Subsidiaries,
(ii)the Equity Interests of one or more newly formed persons that are received in consideration of the contribution by Holdings, the Borrower or any of the other
Restricted Subsidiaries of assets (including Equity Interests and cash) to such person or persons
and
(iii)Foreign Subsidiaries,
in each case, valued at the fair market value of such Investment at the time such Investment is made, in the aggregate at any time outstanding not to exceed the greater of (x) $94.0 million and (y) 4.0% of
Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such
Investment for which financial statements are available (calculated without regard to write downs or write offs thereof); provided that if any Investment pursuant to this clause (z) is made in any person that is not a Restricted Subsidiary at the date of the making of such Investment and such person becomes a
Restricted Subsidiary after such date pursuant to another Investment (including a Subsidiary
Redesignation) the amount of which, when taken together with the amount of the prior Investment, would be permitted under another provision of this Section 6.04, any Investment in such person outstanding under this Section 6.04(z) shall thereafter be deemed to have been made pursuant to such other provision and shall cease to have been made pursuant to this clause (z) for so long as such person continues to be a
Restricted Subsidiary;
(aa)Investments in assets useful in the business of Holdings, the Borrower and any of its Subsidiaries made with Below Threshold Asset Sale Proceeds; provided, that if the underlying Asset
Sale or Recovery Event was with respect to Holdings or a Subsidiary Loan Party, then such Investment shall be consummated by a Subsidiary Loan Party;
(bb)any Investment, so long as, after giving effect to such Investment on a Pro
Forma Basis, the Total Net Leverage Ratio is no greater than 4.00:1.00; and
(cc)Investments in the Term Loans and other Permitted Indebtedness of Holdings or the Borrower, in each case to the extent such purchases or repurchases are not otherwise prohibited hereunder;
The amount of any Investment at any time shall be the amount of cash and the fair market value of other property actually invested (measured at the option of the Borrower, either (x) at the time made or (y) to the extent an LCE Election has been made with respect to such Investment, as of the date that any applicable definitive agreement with respect to such Investment is entered into), without adjustment for subsequent changes in the value of such Investment, net of any return, whether a return of capital, interest, dividend or otherwise, with respect to such Investment.  To the extent any Investment in any person is made in compliance with this Section 6.04 in reliance on a category above that is subject to a Dollar-denominated restriction on the making of Investments and, subsequently, such person returns to the Borrower or any Restricted Subsidiary all or any portion of such Investment (in the form of a dividend, distribution, liquidation or otherwise, but excluding intercompany Indebtedness), such return shall be deemed to be credited to the Dollar-denominated category against which the Investment is then charged.  To the extent the category subject to a Dollar-denominated restriction is also subject to a percentage of Consolidated Total Assets restriction which, at the date of determination, produces a numerical restriction that is greater than such Dollar amount, then such Dollar equivalent shall be deemed to be substituted in lieu of the corresponding Dollar amount in the foregoing sentence for purposes of determining such credit.
Section 6.05Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge
into, or consolidate or amalgamate with any other person, or permit any other person to merge into or consolidate or amalgamate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of any Restricted Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any other person (including, in each case, pursuant to a Division), except that this Section 6.05 shall not prohibit:
(a)(i)the purchase and sale of inventory or equipment in the ordinary course of business,
(ii)the acquisition or lease (pursuant to an operating lease) of any other asset in the ordinary course of business,
(iii)the disposition of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business or

(iv)the disposition of Permitted Investments;
(b)if at the time thereof and immediately after giving effect thereto no Event of
Default shall have occurred and be continuing or would result therefrom,
(i)the merger, consolidation or amalgamation of any Restricted Subsidiary
(other than the Borrower) into (or with) Holdings or the Borrower in a transaction in which
Holdings or the Borrower (as applicable) is the survivor,
(ii)the merger, consolidation or amalgamation of any Restricted Subsidiary
(other than the Borrower) into or with any Restricted Subsidiary of the Borrower (or person that will become a Restricted Subsidiary of the Borrower) that is or will become, substantially contemporaneously with the closing of the relevant transaction, a Subsidiary Loan Party in a transaction in which the surviving or resulting entity is a Restricted Subsidiary of Holdings that is or becomes a Subsidiary Loan Party,
(iii)the merger, consolidation or amalgamation of any Restricted Subsidiary that is not a Loan Party into or with any other Restricted Subsidiary that is not a Loan Party,
(iv)the liquidation or dissolution or change in form of entity of any
Restricted Subsidiary (other than Holdings or the Borrower) if the Borrower or any Parent Entity
on behalf of the Borrower determines in good faith that such liquidation, dissolution or change in form is in the best interests of the Borrower and (with respect to any liquidation or dissolution of a Loan Party, to the extent the residual assets of such Loan Party or proceeds thereof are not transferred to another Loan Party) is not materially disadvantageous to the Lenders or
(v)the merger, consolidation or amalgamation of any Restricted Subsidiary of Holdings (other than the Borrower) with or into any other person in order to effect an
Investment permitted under Section 6.04 so long as the continuing or surviving person shall be or become a Restricted Subsidiary of the Borrower that is a Subsidiary Loan Party if the merging, consolidating or amalgamating Restricted Subsidiary was a Loan Party and which, together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 5.10;
(c)sales, transfers, leases or other dispositions to Holdings, the Borrower or any of the other Restricted Subsidiaries (upon voluntary liquidation or otherwise); provided that any sales, transfers, leases or other dispositions by a Loan Party to a Restricted Subsidiary that is not a Loan Party in reliance on this clause (c) shall be made in compliance with Section 6.07 (other than Section 6.07(t)) and the aggregate gross proceeds (including non-cash proceeds) of any and all assets sold, leased, transferred or leased shall not in the aggregate exceed, as of the date of any such disposition (and after giving effect thereto), in any fiscal year of Holdings, the greater of (i) $23.0 million and (ii) 1.0% of Consolidated
Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer or other disposition for which financial statements are available;
(d)Sale and Lease-Back Transactions permitted by Section 6.03;
(e)Investments permitted by Section 6.04, Permitted Liens and Restricted Payments
permitted by Section 6.06 (in each case, other than as permitted by reference to Section 6.05);

(f)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, contractual buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(g)transfers of property subject to casualty, eminent domain or condemnation proceedings (including in lieu thereof);
(h)the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;
(i)sales of non-core assets acquired in connection with an acquisition permitted hereunder and sales of real estate assets acquired in an acquisition permitted hereunder which, in each case, within ninety (90) days of the date of the acquisition, are designated in writing to the Administrative
Agent as being held for sale and not for the continued operation of Holdings, the Borrower or any of the other Restricted Subsidiaries or any of their respective businesses;
(j)terminations of Hedge Agreements;
(k)sales or dispositions of Equity Interests of Unrestricted Subsidiaries;
(l)(i)licensing and cross-licensing arrangements involving any technology, intellectual property or intellectual property rights of Holdings, the Borrower or any other Restricted
Subsidiary in the ordinary course of business, other than any such exclusive licensing arrangement that prevents Holdings, the Borrower or any other Restricted Subsidiary from conducting its business in any material respect, and
(ii)the sale, disposal, abandonment, cancellation or lapse of intellectual property rights, or any issuances or registrations, or applications for issuances or registrations, of any intellectual property rights, which, in the reasonable good faith determination of Holdings, the Borrower or any Parent Entity on behalf of the Borrower, are uneconomical, negligible, or not material to the conduct of the business of Holdings, the Borrower or the other Restricted
Subsidiaries;
(m)the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;
(n)sales, transfers or other dispositions of assets not otherwise permitted by this
Section 6.05; provided that
(i)no Event of Default shall have occurred and be continuing or would result therefrom (or, in the case of a sale, transfer, or other disposition made pursuant to a legally binding commitment, no Event of Default existed or would result therefrom at the time of entry into such commitment),
(ii)with respect to any sale, transfer or other disposition pursuant to this clause (n) for a purchase price in excess of the greater of (A) $47.0 million and (B) 2.0% of
Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer or other disposition for which financial statements are available, at least 75.0% of the consideration therefor shall be in the form of cash and cash equivalents and

(iii)such sale, transfer or disposition shall be made for fair value (as determined by Holdings in good faith);
provided, further, that
(i) any liabilities (as shown on the most recent Required Financial
Statements or in the notes thereto) of Holdings or any of its Restricted Subsidiaries, other than liabilities that are by their terms subordinated to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which Holdings and its Restricted
Subsidiaries shall have been validly released by all applicable creditors in writing,
(ii) any securities received by Holdings or its Restricted Subsidiaries from such transferee that are converted by Holdings or such Restricted Subsidiary into cash (to the extent of the cash received) within one hundred and eighty (180) days following the closing of the applicable disposition and
(iii) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value as determined by the Borrower in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause
(iii) that is then outstanding, that does not exceed the greater of (x) $47.0 million and (y) 2.0% of
Consolidated Total Assets (measured at the time such Designated Non-Cash Consideration is received and on a Pro Forma Basis), with the fair market value of each item of Designated Non-
Cash Consideration being measured at the time received and without giving effect to subsequent changes in value,
shall be deemed for purposes of this clause (n) to be cash
(this clause (n), the “General Asset Sale Basket”);
(o)Permitted Business Acquisitions (including any merger, consolidation or amalgamation in order to effect a Permitted Business Acquisition); provided that following any such merger, consolidation or amalgamation involving Holdings or the Borrower, Holdings or the Borrower
(as applicable) shall be the surviving entity;
(p)leases, licenses, or subleases or sublicenses of any real or personal property in the ordinary course of business;
(q)sales, leases or other dispositions of inventory of Holdings or any of its
Subsidiaries determined by the management of Holdings to be no longer useful or necessary in the operation of the business of Holdings or such Subsidiary;
(r)any exchange or swap, including transactions covered by Section 1031 of the
Code, of assets for services or other assets of comparable or greater value; provided that
(i)no Event of Default shall exist or would result therefrom and
(ii)in the event of an exchange or swap with a fair market value in excess of
$15.0 million, such exchange or swap shall have been approved by at least a majority of the
Governing Persons of the Borrower or any Parent Entity on behalf of the Borrower;

(s)(i) termination of leases in the ordinary course of business,
(ii) the expiration of any option agreement in respect of real or personal property and
(iii)any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; and
(t)sales, transfers or other dispositions of any property or asset with a fair market value not to exceed with respect to any transaction or series of related transactions the greater of (i) $23.0 million and (ii) 1.0% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such sale, transfer or other disposition for which financial statements are available.
To the extent any Collateral is disposed of in a transaction expressly permitted by this
Section 6.05 to any person other than a Loan Party, such Collateral shall be sold free and clear of the
Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to effect the foregoing, in each case, in accordance with Section 9.18.
Section 6.06Restricted Payments.  Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), directly or indirectly, whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than
Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified
Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (the foregoing, “Restricted
Payments”) other than:
(a)Restricted Payments to Holdings, the Borrower or any other Restricted
Subsidiary of Holdings (or, in the case of non-Wholly-Owned Subsidiaries, to Holdings and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of Holdings, the Borrower or such Restricted Subsidiary) based on their relative ownership interests so long as any repurchase of its Equity Interests from a person that is not Holdings or a
Restricted Subsidiary of Holdings is permitted under Section 6.04);
(b)[Reserved.];
(c)[Reserved.];
(d)Restricted Payments to purchase, repurchase, acquire or redeem the Equity
Interests of Holdings (including related stock appreciation rights or similar securities); provided that the aggregate amount of such purchases, repurchases, acquisitions or redemptions under this clause (d) shall not exceed
(i)$50.0 million in the aggregate in any fiscal year of Holdings (with any unused amounts in any fiscal year being carried over to the immediately succeeding fiscal year)
plus

(ii)the amount of Net Cash Proceeds (other than amounts included in the
Available Amount, amounts used for purposes of Section 6.01(aa) or Section 6.09(b)(i)(3) or used to fund charges, expenses, accruals or reserves in accordance with clause (l) of the definition of “Consolidated Net Income” or Otherwise Applied) contributed to the Borrower or
Holdings that were received by any Parent Entity during such fiscal year from sales of Equity
Interests of any Parent Entity to directors, managers, consultants, officers or employees of
Holdings, the Borrower or any of its Subsidiaries in connection with permitted employee compensation and incentive arrangements, plus
(iii)the amount of net proceeds of any key man life insurance policies received by Holdings or any of the Restricted Subsidiaries during such calendar year plus
(iv)the amount of any bona fide cash bonuses otherwise payable to members of management, directors or consultants of Holdings, the Borrower or any of its Subsidiaries in
connection with the Transactions that are foregone in return for the receipt of Equity Interests, the fair market value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year;
provided, further, that cancellation of Indebtedness owing to Holdings, the Borrower or any of its
Subsidiaries from any future, present or former employees, directors, managers or consultants (or any of their respective estates or family members) of Holdings, the Borrower or any of its Subsidiaries in
connection with a repurchase of Equity Interests of any Parent Entity will not be deemed to constitute a
Restricted Payment for purposes of this Section 6.06;
(e)non-cash repurchases of Equity Interests of Holdings, the Borrower or any of the
Restricted Subsidiaries deemed to occur upon exercise of stock options or warrants if such Equity
Interests represent a portion of the exercise price of such options or warrants;
(f)Restricted Payments in an aggregate amount not to exceed the sum of,
(i)the greater of (A) $117 million and (B) 5% of Consolidated Total Assets as of the end of the fiscal quarter immediately prior to the date of such Restricted Payment for which financial statements are available; and
(ii)so long as no Event of Default shall have occurred and be continuing or would result from such Restricted Payment, the Available Amount at such time;
(g)[reserved];
(h)Restricted Payments to make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such person; provided that any such payment is not for the purpose of evading the limitations of this
Section 6.06;
(i)Restricted Payments in an aggregate amount not to exceed 6.0% of market capitalization (calculated based on the average closing price per share of the common equity interests of
Holdings for the thirty (30) consecutive trading days immediately preceding the date of declaration of the
Restricted Payment (it being understood that with respect to market capitalization based on the closing price per share of the common equity interests of Holdings, such calculation shall be adjusted by the

Borrower in good faith to reflect the portion of such market capitalization attributable to the Borrower and its Subsidiaries)), so long as no Default or Event of Default has occurred or is continuing;
(j)[Reserved.];
(k)Restricted Payments required by the terms of agreements as in effect on the
Closing Date (or as amended, to the extent such amendment is not adverse to the Lenders in any material respect) and listed on Schedule 6.06(k); and
(l)any Restricted Payment, so long as, (i) after giving effect to such Restricted
Payment on a Pro Forma Basis the Total Net Leverage Ratio is no greater than 3.75:1.00 and (ii) no
Event of Default has occurred and is continuing.
The amount set forth in Section 6.06(f) may, in lieu of Restricted Payments, be utilized by the Borrower or any Restricted Subsidiary to (i) make or hold any Investments without regard to
Section 6.04 or (ii) prepay, repay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof any Junior Financing without regard to Section 6.09, and in each case, such application shall be deemed a utilization of the amounts otherwise available for Restricted Payments pursuant to
Section 6.06(f).
The amount of any Restricted Payment at any time shall be the amount of cash and the fair market value of other property subject to the Restricted Payment at the time such Restricted Payment is made.
Section 6.07Transactions with Affiliates.  Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates in a transaction involving aggregate consideration in excess of $10.0 million, unless such transaction is (i) otherwise permitted (or required) under this Agreement or (ii) upon terms not materially less favorable to Holdings or its Restricted Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate, as determined by Holdings in good faith, except that this Section 6.07 shall not prohibit:
(a)any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Governing Persons of the Borrower or any Parent
Entity;
(b)loans or advances to directors, officers, managers, employees or consultants of any Parent Entity, the Borrower or any of its Subsidiaries in accordance with Section 6.04(e);
(c)transactions between or among Holdings, the Borrower and any other Restricted
Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction (including via merger, consolidation or amalgamation in which a Loan Party is the surviving entity);
(d)the payment of fees, customary benefits, reasonable out of pocket costs and indemnities to directors, officers, consultants and employees of a Parent Entity, the Borrower or any of the other Restricted Subsidiaries in the ordinary course of business (limited, in the case of any Parent
Entity, to the portion of such fees and expenses that are allocable to Holdings and its Restricted
Subsidiaries (which shall be 100% for so long as such Parent Entity owns no assets other than, directly or indirectly, the Equity Interests in Holdings and its Restricted Subsidiaries and assets incidental to the ownership of Holdings and its Restricted Subsidiaries));
(e)[Reserved]
(f)(i) any employment agreements entered into by Holdings or any of its
Restricted Subsidiaries in the ordinary course of business,
(ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and
(iii) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;
(g)Investments permitted under Section 6.04 and Restricted Payments permitted under Section 6.06, including payments to any Parent Entity;
(h)any purchase by a Parent Entity or its Subsidiaries of the Equity Interests of any
Wholly-Owned Subsidiary; provided that any Equity Interests of any Wholly-Owned Subsidiary purchased by such Parent Entity shall be pledged to the Administrative Agent for the benefit of the
Secured Parties pursuant to the Collateral Agreement;
(i)[reserved];
(j)[reserved];
(k)any transaction in respect of which the Borrower delivers to the Administrative
Agent (for delivery to the Lenders) a letter addressed to the Governing Persons of Holdings or the
Borrower from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing which letter states that such transaction is on terms that are no less favorable to
Holdings or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate or is fair from a financial point of view;
(l)[reserved];
(m)transactions with a joint venture, partnership, limited liability company or other entity for the purchase or sale of goods, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;
(n)the issuance, sale or transfer of Equity Interests of Holdings or the Borrower to any Parent Entity or the Borrower to Holdings and capital contributions by any Parent Entity to Holdings or the Borrower;
(o)the issuance of Equity Interests to the management of Holdings or any of its
Subsidiaries in connection with the Transactions;
(p)payments by Holdings or any of the Restricted Subsidiaries pursuant to tax sharing agreements among Holdings and any of the Restricted Subsidiaries on customary terms that require each party to make payments when such taxes are due or refunds received of amounts equal to the income tax liabilities and refunds generated by each such party calculated on a separate return basis, and payments to the party generating tax benefits and credits of amounts equal to the value of such tax benefits and credits made available to the group by such party;
(q)payments or loans (or cancellation of loans) to employees, directors, officers or consultants of Holdings or its Restricted Subsidiaries that are (i) approved by a majority of the Governing
Persons (excluding any interested persons) of Holdings or the Borrower, in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted under this Agreement;
(r)transactions with customers, clients, suppliers, or purchasers or sellers or licensors or licensees of goods or services, licenses or sublicenses of intellectual property or lease or sublease of assets, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Holdings and its Subsidiaries;
(s)transactions between or among Holdings or any of its Subsidiaries and any person, a director of which is also a director of the Borrower or any Parent Entity, so long as (i) such director abstains from voting as a director of the Borrower or such Parent Entity, as the case may be, on any matter involving such other person and (ii) such person is not an Affiliate of the Borrower for any reason other than such director’s acting in such capacity;
(t)transactions permitted by, and complying with, the provisions of Section 6.05;
and
(u)intercompany transactions undertaken in good faith (as certified by a Responsible
Officer of the Borrower) for the purpose of improving the consolidated tax efficiency of Holdings and its
Subsidiaries and not for the purpose of circumventing any covenant set forth herein.
Section 6.08Business of Borrower.
Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by the Borrower or any other
Restricted Subsidiary on the Closing Date and any similar, corollary, related, incidental or complementary businesses or business activities or a reasonable extension, development or expansion thereof or ancillary thereto.
Section 6.09Limitation on Payments and Modifications of Indebtedness;
Modifications of Certificate of Incorporation, By Laws and Certain Other Agreements; etc.
(a)Amend or modify in any manner materially adverse to the Lenders or the
Administrative Agent, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation (or similar document), by-laws, limited liability company operating agreement, partnership agreement or other organizational documents of any Loan Party.
(b)(i)Make, or agree or offer in writing to pay or make, directly or indirectly, any payment or other distribution (other than any consent or amendment fee) in cash prior to the date that is one (1) year before the scheduled maturity in respect of any Indebtedness for borrowed money of
Holdings or any Restricted Subsidiary permitted to be incurred hereunder that is contractually subordinated in right of payment of the Obligations (“Junior Financing”) or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination in respect of such Junior Financing except for
(1) the incurrence of Permitted Refinancing Indebtedness in respect thereof,
(2) payments of regularly scheduled principal and interest,
mandatory offers to repay, mandatory prepayments of principal, premium and interest and payments of fees, expenses and indemnification obligations with respect to such
Junior Financing,
(3) payments or distributions in respect of all or any portion of such
Junior Financing with the proceeds (other than any proceeds included in the Available
Amount, used in connection with Section 6.01(aa) or Section 6.06(d) or used to fund charges, expenses, accruals or reserves in accordance with clause (l) of the definition of
“Consolidated Net Income” or Otherwise Applied) contributed directly or indirectly to the Borrower or Holdings by any Parent Entity from the issuance, sale or exchange by any Parent Entity of Equity Interests made within eighteen (18) months prior thereto,
(4) the conversion of any such Junior Financing to Equity Interests of any Parent Entity (without duplication of amounts included in the Available Amount or Otherwise Applied),
(5) so long as no Event of Default has occurred and is continuing, any payment that is intended to prevent such Junior Financing from being treated as an
“applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the
Code,
(6) so long as no Event of Default pursuant to Section 7.01(h) or
7.01(i) has occurred and is continuing or would result therefrom, payments or distributions in respect of Junior Financings made with the portion, if any, of the
Available Amount that the Borrower elects to apply to this Section 6.09(b)(i),
(7)any payment, so long as (x) the Total Net Leverage Ratio does not exceed 3.75 to 1.00 or (y) the Interest Coverage Ratio is 2.00 to 1.00 or greater, and
(8)otherwise in an amount up to the greater of (A) $47.0 million and
(B) 2.0% of Consolidated Total Assets; or
(ii)amend or modify, or permit the amendment or modification of, any provision of any Junior Financing or any agreement, document or instrument evidencing or relating thereto, other than amendments or modifications that (A) are not materially adverse to the
Lenders (as reasonably determined by the Borrower) or (B) otherwise comply with the definition of “Permitted Refinancing Indebtedness”.
(c)Permit any Restricted Subsidiary to enter into any agreement or instrument that by its terms restricts (1) the payment of dividends or distributions or the making of cash advances to the
Borrower or any of its Subsidiaries that is a direct or indirect parent of such Restricted Subsidiary or (2)
the granting of Liens by the Borrower or such other Restricted Subsidiary to secure the Obligations, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:
(i)restrictions imposed by applicable law;
(ii)contractual encumbrances or restrictions
(A)under the definitive documentation evidencing any Credit
Agreement Refinancing Indebtedness,
(B)under Indebtedness created under Incremental Facilities,
Incremental Equivalent Debt, Indebtedness permitted under Section 6.01(b) or
Indebtedness secured by a Lien permitted under Section 6.02(u) or 6.02(ee) and
(C)under any Permitted Refinancing Indebtedness in respect of any of the foregoing or any agreements related to any Permitted Refinancing Indebtedness in respect of any such Indebtedness that does not expand the scope of any such encumbrance or restriction;
(iii)any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Equity Interests or assets of a Restricted
Subsidiary pending the closing of such sale or disposition;
(iv)customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;
(v)any restrictions imposed by any agreement relating to secured
Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the property or assets securing such Indebtedness and such property or assets do not constitute
Collateral;
(vi)any restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Sections 6.01(i), (j), (l), (n), (s) or (aa) or Permitted Refinancing
Indebtedness in respect thereof Sections 6.01(j) and (s);
(vii)customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;
(viii)customary provisions restricting subletting or assignment of any lease governing a leasehold interest;
(ix)customary provisions restricting assignment of any agreement or any rights thereunder, in each case, entered into in the ordinary course of business;
(x)customary restrictions and conditions contained in any agreement relating to the sale, transfer or other disposition of any asset permitted under Section 6.05 pending the consummation of such sale, transfer or other disposition;
(xi)customary restrictions and conditions contained in the document relating to any Lien, so long as (1) such Lien is a Permitted Lien and such restrictions or conditions relate only to the specific asset subject to such Lien and (2) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.09;
(xii)customary net worth provisions contained in Real Property leases entered into by Restricted Subsidiaries, so long as the Borrower or any Parent Entity on behalf of the
Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the other Restricted Subsidiaries to meet their ongoing obligations;
(xiii)any agreement in effect at the time any person becomes a Restricted
Subsidiary, so long as such agreement was not entered into in contemplation of such person becoming a Restricted Subsidiary;
(xiv)restrictions in agreements representing Indebtedness permitted under
Section 6.01 of a Restricted Subsidiary of the Borrower that is not a Subsidiary Loan Party;
(xv)customary restrictions on leases, subleases and licenses otherwise permitted hereby as long as such restrictions relate to the assets subject thereto;
(xvi)restrictions on cash or other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; or
(xvii)any encumbrances or restrictions of the type referred to in Section
6.09(c)(1) and Section 6.09(c)(2) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above, so long as such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower or any Parent Entity on behalf of the Borrower, no more restrictive in any material respect with respect to such Lien, dividend and other payment restrictions than those contained in the Lien, dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.10Financial Covenants.
(a)From and after December 31, 2024, permit (i) the Total Net Leverage Ratio for any Test Period to be greater than 4.00 to 1.00 (or, with respect to any Test Period during a Material
Acquisition Period, 4.25 to 1.00), or (ii) the Interest Coverage Ratio for any Test Period to be less than
3.00 to 1.00 (clauses (i) and (ii), the “Financial Covenants”).  Compliance with the Financial Covenants shall be tested on the earliest  of, for any given Test Period, the date that the financial statements for the immediately preceding fiscal quarter or fiscal year have been delivered or are required to be delivered pursuant to Section 5.04(a) or Section 5.04(b), as applicable, and not prior to such date.
(b)The provisions of this Section 6.10 are for the benefit of the Revolving Facility
Lenders only, and the Required Revolving Facility Lenders (and not the Required Lenders) may amend, waive or otherwise modify this Section 6.10 or (solely for purposes of determining compliance with this
Section 6.10) the defined terms used in this Section 6.10 or waive any Default or Event of Default resulting from a breach of this Section 6.10, in each case without the consent of any Lenders other than the Required Revolving Facility Lenders notwithstanding anything in Section 9.08 to the contrary.

Section 6.11Unrestricted Subsidiaries. Notwithstanding anything to the contrary herein, no Loan Party shall transfer or dispose, by way of Investment, Asset Sale, Restricted Payment or
otherwise (including by designating a Restricted Subsidiary as an Unrestricted Subsidiary), of any
intellectual property that is material to the business of Holdings and its Restricted Subsidiaries (taken as a whole) to an Unrestricted Subsidiary or a Restricted Subsidiary that is not a Loan Party other than pursuant to a non-exclusive license in the ordinary course of business on customary terms.
ARTICLE VII.
EVENTS OF DEFAULT
Section 7.01Events of Default.  In case of the happening of any of the following events (each, an “Event of Default”):
(a)any representation or warranty made or deemed made by Holdings, the Borrower or any other Subsidiary Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made; and in the case of any representation and warranty made or deemed made after the Closing Date and to the extent capable of being cured, such representation or warranty shall remain untrue (in any material respect or in any respect, as applicable) for a period of thirty (30) days after written notice thereof from the Administrative Agent to the Borrower;
(b)default shall be made in the payment of any principal of any Loan or any reimbursement obligations with respect to any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;
(c)default shall be made in the payment of any interest on any Loan or L/C
Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) of this Section 7.01) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten (10) Business Days;
(d)default shall be made in the due observance or performance by Holdings, the
Borrower or any Subsidiary Loan Party of any covenant, condition or agreement contained in Section
5.01(a) (solely to the extent applicable to such person), Section 5.05(a) or Section 5.08 or in Article VI provided that the failure to observe or perform the Financial Covenants shall not in and of itself constitute an Event of Default with respect to any Term Facility until the Required Revolving Facility Lenders have terminated the Revolving Facility Commitments and accelerated any Revolving Facility Loans then outstanding as a result of such breach and such declaration has not been rescinded on or before the date on which the Term Lenders declare an Event of Default in connection therewith;
(e)default shall be made in the due observance or performance by Holdings, the
Borrower or any other Subsidiary Loan Party of any covenant, condition or agreement contained in any
Loan Document (other than those specified in clauses (b), (c) and (d) of this Section 7.01) and such default shall continue unremedied for a period of thirty (30) days after notice thereof from the
Administrative Agent to the Borrower;
(f)(i)any event or condition shall occur that (A) results in any Material
Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (after all applicable grace periods have actually expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or
(ii)Holdings, the Borrower or any Restricted Subsidiary shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof;
provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(g)a Change in Control shall have occurred;
(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i)relief in respect of Holdings, the Borrower or any of the Material
Subsidiaries, or of a substantial part of the property or assets of Holdings, the Borrower or any
Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii)the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a
substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary or
(iii)the winding up or liquidation of Holdings, the Borrower or any Material
Subsidiary (except, in the case of any Material Subsidiary (other than the Borrower), in a transaction permitted by Section 6.05) and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)Holdings, the Borrower or any Material Subsidiary shall
(i)voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law,
(ii)consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (h) of this Section 7.01,
(iii)apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material
Subsidiary or for a substantial part of the property or assets of Holdings, the Borrower or any
Material Subsidiary,
(iv)file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v)make a general assignment for the benefit of creditors or

(vi)become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(j)the failure by Holdings, the Borrower or any other Material Subsidiary to pay one or more final judgments aggregating in excess of the greater of (x) $47.0 million and (y) 2.0% of
Consolidated Total Assets as of the end of the fiscal quarter most recently then ended for which financial statements are available (to the extent not covered by insurance and which are not vacated, discharged, effectively waived or stayed or bonded pending appeal within thirty (30) days from entry thereof), or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the
Borrower or any other Subsidiary Loan Party to enforce any such judgment;
(k)(i) a trustee shall be appointed by a United States district court to administer any Plan,
(ii) an ERISA Event or ERISA Events shall have occurred with respect to any Plan or Multiemployer Plan,
(iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans,
(iv) Holdings, the Borrower or any other Restricted Subsidiary or any ERISA
Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such
Multiemployer Plan is in reorganization (within the meaning of Section 4242 of ERISA), is being terminated, is insolvent (within the meaning of Section 4245 of ERISA) or is in endangered or critical status (within the meaning of Section 305 of ERISA) or
(v) Holdings, the Borrower or any other Restricted Subsidiary shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code)
involving any Plan (other than any “prohibited transaction” for which a statutory or administrative exemption is available)
and, in each case, with respect to clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to have a Material Adverse Effect;
or
(l)(i) any material provision of any Loan Document shall cease to be, or be asserted in writing by Holdings, the Borrower or any other Restricted Subsidiary not to be, for any reason, a legal, valid and binding obligation of any party thereto,
(ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and the other Restricted
Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the
Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the limitations of foreign laws, rules and regulations as they apply to pledges of Equity
Interests in Foreign Subsidiaries or the application thereof, or from the Administrative Agent no longer having possession of certificates actually delivered to it representing securities pledged under a Security Document, or Uniform Commercial Code continuation statements not being filed or the actions described on Schedule 3.04 and not being taken or
(iii) the Guarantees pursuant to the Security Documents by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof) or shall be asserted in writing by Holdings, the Borrower or any other Subsidiary
Loan Party not to be in effect or not to be legal, valid and binding obligations;
then,
(i)in every such event (other than an event with respect to Holdings or the
Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders (or in connection with a failure to observe or perform the Financial Covenant and with respect to actions related to the Revolving Facilities, the Required Revolving Facility Lenders), shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:
(A) terminate forthwith the Commitments and declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the
Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan
Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(B)demand Cash Collateral in an amount equal to 102% of the
amount of any Letter of Credit then issued and outstanding; and
(C) exercise all rights and remedies granted to it under any Loan
Document and all of its rights under any applicable law or in equity, and
(ii)in any event with respect to Holdings or the Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall terminate automatically, the principal of the
Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for Cash
Collateral in an amount equal to 102% of the amount of any Letter of Credit then issued and outstanding, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Notwithstanding anything to the contrary in this Agreement, with respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default has occurred and has not yet been cured within the periods specified in this Article
VII or waived or Event of Default has occurred and has not yet been or waived; provided that, any court of competent jurisdiction may (x) extend or stay any grace period prior to when any actual or alleged
Default becomes an actual or alleged Event of Default or (y) stay the exercise of remedies by any
Administrative Agent upon the occurrence of an actual or alleged Event of Default, in each case, in accordance with the requirements of applicable law.

ARTICLE VIII.
THE ADMINISTRATIVE AGENTS
Section 8.01Appointment.
(a)Each Lender and each Issuing Bank hereby irrevocably designates and appoints
Wells Fargo Bank, National Association to act on its behalf as the Administrative Agent under this
Agreement and the other Loan Documents, as applicable, including as the Administrative Agent for such
Lender and such Issuing Bank and the other applicable Secured Parties under the applicable Security
Documents, and each such Lender and each such Issuing Bank irrevocably authorizes the Administrative
Agent, in such capacities, to enter into and take such action on its behalf under the provisions of this
Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan
Documents, together with such other powers as are reasonably incidental thereto.  In addition, to the extent required under the laws of any jurisdiction other than the United States, each of the Lenders and each of the Issuing Banks hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s or such
Issuing Bank’s behalf.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the
Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or any Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan
Document or otherwise exist against the Administrative Agent.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or any Issuing Bank an amount equivalent to any applicable withholding Tax.  If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or any Issuing Bank because the appropriate form was not delivered or was not properly executed or because such Lender or such Issuing Bank failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender or such Issuing Bank shall indemnify the Administrative
Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.  For the avoidance of doubt, the Borrower shall have no liability for the actions of the Administrative Agent pursuant to the immediately preceding sentence.
The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lead
Arrangers, the Lenders, the Issuing Banks and their respective Related Parties, and neither Holdings nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions (other than
Section 8.09).
(b)In furtherance of the foregoing, each Lender and each Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the “collateral agent” of such
Lender and such Issuing Bank under the Loan Documents for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Loan Parties to secure any of the
Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the
Secured Parties in order to effectuate the foregoing).  In connection therewith, the Administrative Agent
(and any Subagents appointed by the Administrative Agent pursuant to Section 8.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security
Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative
Agent) shall be entitled to the benefits of this Article VIII (including Section 8.07) as though the

Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(c)Each Lender and each Issuing Bank irrevocably authorizes the Administrative
Agent, at its option and in its discretion:
(i)to release any Lien on any property granted to or held by the
Administrative Agent under any Loan Document (A) upon termination of the Commitments and payment in full of all Obligations (other than Obligations in respect of Specified Hedge
Agreements, Cash Management Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) and the expiration or termination or Cash Collateralization or backstopping of all Letters of Credit on terms satisfactory to the Issuing Banks, (B) that is sold to a person other than a Loan Party as part of or in connection with any sale permitted hereunder and under the other Loan Documents or (C)
if approved, authorized or ratified in writing in accordance with Section 9.08 hereof;
(ii)to release any Loan Party from its obligations under the Loan Documents if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder or is designated as an Unrestricted Subsidiary; and
(iii)to subordinate any Lien on any property granted to or held by the
Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i) or (j).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the
Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents, as set forth above.
(d)In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan
Party,
(i)the Administrative Agent (irrespective of whether the principal of any
Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower)
shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the
Administrative Agent and any Subagents allowed in such judicial proceeding and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and
(ii)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each
Issuing Bank to make such payments to the Administrative Agent and, if the Administrative

Agent shall consent to the making of such payments directly to the Lenders and the Issuing
Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due to the Administrative Agent under the Loan Documents.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any
Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any
Issuing Bank in any such proceeding.
Section 8.02Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof)) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties.  The Administrative Agent shall not be responsible for the negligence or misconduct of the agents or attorneys-in-fact selected by it with reasonable care.  The Administrative
Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact
(each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent.  Should any instrument in writing from the
Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent.  If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the
Administrative Agent until the appointment of a new Subagent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 8.02 except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such agent, attorney-in-fact or
Subagent.
Section 8.03Exculpatory Provisions.  None of the Administrative Agent, its
Affiliates or any of their respective officers, directors, employees, agents or attorneys-in-fact shall be:
(a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with consent or at the request of the Required
Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances, or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances, as provided in Section 9.08) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment or
(b) responsible in any manner to any of the Lenders or any of the Issuing
Banks for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the
Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this
Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder.
The Administrative Agent shall not be under any obligation to any Lender or any Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing,
(a)the Administrative Agent shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and
(b) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any of its Affiliates that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into
(i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document,
(ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Bank pursuant to Section 2.22(m)),
(iii)the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of
Default,
(iv) the validity, enforceability, effectiveness or genuineness of this
Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents,
(v) the value or the sufficiency of any Collateral,
(vi)the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the
Administrative Agent, or
(vii)the utilization of any Issuing Banks’s Letter of Credit Commitment (it
being understood and agreed that each Issuing Bank shall monitor compliance with its own Letter of Credit Commitment without any further action by the Administrative Agent).

Section 8.04Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or conversation believed in good faith by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  The
Administrative Agent also may rely upon any statement made to it orally or by telephone and believed in good faith by it to have been made by the proper person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to any Borrowing, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to such Borrowing or the issuance extension, renewal or increase of such Letter of Credit.  The Administrative Agent may consult with legal counsel (including counsel to Holdings and the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate and/or shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any action (which indemnification may be joint or several). The Administrative Agent shall in all cases by fully protected in acting, or in refraining from acting, under this Agreement and the other Loan
Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and Commitments and all Issuing Banks.
Each Lender or Issuing Bank that has signed this Agreement or has otherwise become a party hereto shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing
Bank prior thereto.
Section 8.05Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative
Agent has received written signed notice from a Lender, an Issuing Bank, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a
“notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative
Agent shall give notice thereof to the Lenders and the Issuing Banks.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in a signed writing by the Required Lenders (or, if so specified by this Agreement, all or other Lenders);
provided that unless and until the Administrative Agent shall have received such directions, the
Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and Issuing Banks.
Section 8.06Non-Reliance on Administrative Agent and Other Lenders.  Each
Lender and Issuing Bank expressly acknowledges that neither the Administrative Agent, nor any Lead
Arranger nor any of their respective Related Parties has made any representations or warranties to such
Lender or Issuing Bank and that no act taken or failure to act by the Administrative Agent, the Lead

Arrangers or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Lead Arranger or any of their respective Related Parties to any Lender, any Issuing Bank or any other Secured Party as to any matter, including whether the Administrative Agent, any Lead Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession.  Each Lender and each Issuing Bank expressly acknowledges, represents and warrants to the Administrative Agent and the Lead Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans (or issuing letters of credit, as the case may be) in the ordinary course and is entering into this Agreement and the other Loan
Documents to which it is a party as a Lender and/or Issuing Bank for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein (or issuing letters of credit, as the case may be) as may be applicable to it, and not for the purpose of investing in the general performance or operations of the Borrower and its Subsidiaries, or for the purpose of making, acquiring, purchasing or holding any other type of financial instrument such as a security, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans (or to issue the letters of credit, as the case may be) applicable to it and either it or the person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans (or to issue the letters of credit as the case may
be) is experienced in making, acquiring, purchasing or holding commercial loans (or issuing letters of credit, as the case may be), (d) that it has, independently and without reliance upon the Administrative
Agent, any Lead Arranger or any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of and investigation into the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Loan Parties and their Affiliates, all applicable bank or other regulatory applicable laws relating to the Transactions and the transactions contemplated by this
Agreement and the other Loan Documents and made its own independent decision to enter into this
Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder.  Each Lender and each Issuing Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Lead Arrangers or any other Lender or any of their respective
Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement and the other Loan Documents or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their
Affiliates.  Except for notices, reports and other documents expressly required to be furnished to the
Lenders and the Issuing Banks by the Administrative Agent hereunder, the neither the Administrative
Agent nor any Lead Arranger shall have any duty or responsibility to provide any Lender or any Issuing
Bank with any credit or other information concerning the business, operations, property, condition
(financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party
that may come into the possession of the Administrative Agent, any Lead Arranger or any of their respective Related Parties. Each Lender and each Issuing Bank also represent that it will not assert any claim in contravention of this Section 8.06.
Section 8.07Indemnification.  The Lenders agree to indemnify the Administrative
Agent and the Revolving Facility Lenders agree to indemnify each Issuing Bank and Swingline Lender, in each case in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving
Facility Credit Exposure and, in the case of the indemnification of the Administrative Agent, outstanding

Loans and unused Commitments hereunder (treating the aggregate principal amount of Swingline Loans owing to the Swingline Lender and of L/C Disbursements owing to any Issuing Bank as owed to the
Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Credit
Exposure)) (determined at the time such indemnity is sought or, if the respective Obligations have been repaid in full, as determined immediately prior to such repayment in full), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the
Loans) be imposed on, incurred by or asserted against the Administrative Agent or Issuing Bank or
Swingline Lender in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent,
Issuing Bank or Swingline Lender under or in connection with any of the foregoing.  The failure of any
Lender to reimburse the Administrative Agent, any Issuing Bank or Swingline Lender, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the
Administrative Agent, Issuing Bank or Swingline Lender, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent, Issuing Bank or Swingline Lender, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent, Issuing Bank or
Swingline Lender, as the case may be, for such other Lender’s ratable share of such amount.  The agreements in this Section 8.07 shall survive the payment of the Loans and all other amounts payable hereunder.
Section 8.08Agent in Its Individual Capacity.  The Administrative Agent and its
affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any
Loan Party as though the Administrative Agent were not the Administrative Agent.  With respect to
Loans made or renewed by it and with respect to any Letter of Credit issued, or Letter of Credit or
Swingline Loan participated in, by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender”, “Lenders” and “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.
Section 8.09Successor Agent(a)  The Administrative Agent may at any time resign as Administrative Agent upon ten (10) days’ notice to the Lenders, the Issuing Banks and the
Borrower.  If the Administrative Agent resigns as the Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint a successor agent for the Lenders, which successor agent shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $5.0 billion, and otherwise may be withheld in the Borrower’s sole discretion), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the references to the resigning
Administrative Agent shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent (other than with respect to payment and indemnification) shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the
Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is ten
(10) days following a retiring Administrative Agent’s notice of resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and Issuing Banks, appoint a successor agent which shall (unless a Specified Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed).
(b)With effect from the Resignation Effective Date, (i) the retiring Administrative
Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents
(except that in the case of any collateral security held by the Administrative Agent on behalf of the
Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed)
and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative
Agent, all payments, communications and determinations provided to be made by, to or through the
Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.
The Borrower shall have no obligation to pay any annual fee to any successor that is greater than or in addition to the annual fees payable to the Administrative Agent as in effect on the Closing Date. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring
Administrative Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative
Agent or relating to its duties as Administrative Agent that are carried out following its retirement, including, without limitation, any actions taken with respect to acting as collateral agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.
(c)Any resignation by Wells Fargo Bank, National Association as Administrative
Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline
Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender, if in its sole discretion it elects to(ii) the retiring Issuing
Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Bank that are outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.
Section 8.10Lead Arrangers; Syndication Agent; Documentation Agents.  None
of the Lead Arrangers, the Syndication Agent or the Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.
Section 8.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such person became a
Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each
Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(A)such Lender is not using “plan assets” (within the meaning of
Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more benefit plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the
Commitments or this Agreement,
(B)the prohibited transaction exemption set forth in one or more
PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the
Letters of Credit, the Commitments and this Agreement,
(C)(A) such Lender is an investment fund managed by a “Qualified
Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such
Qualified Professional Asset Manager made the investment decision on behalf of such
Lender to enter into, participate in, administer and perform the Loans, the Letters of
Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments
and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of
PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection
(a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the
Commitments and this Agreement, or
(D)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such
Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause
(a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further
(x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y)
covenants, from the date such person became a Lender party hereto to the date such person ceases being a
Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this
Agreement, any Loan Document or any documents related to hereto or thereto).

Section 8.12Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a
Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the
Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable
Amount.  The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.
Section 8.13Specified Hedge Agreements and Cash Management Obligations. No
holder of any Specified Hedge Agreement or Cash Management Obligations that obtains the benefits of any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan
Document or otherwise in respect of the Collateral (including the release or impairment of any
Collateral), or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guarantee or any Security Document, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.
ARTICLE IX.
MISCELLANEOUS
Section 9.01Notices; Communications.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 9.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case, as follows:
(i)if to any Loan Party or the Administrative Agent to the address, facsimile number, e-mail address or telephone number specified for such person on Schedule 9.01; and
(ii)if to any other Lender or Issuing Bank, to the address, facsimile number,
e-mail address or telephone number specified in its Administrative Questionnaire.
(b)Notices and other communications to the Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such
Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the
Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section
9.01(b) shall be effective as provided in such Section 9.01(b).
(d)Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice (i) in the case of any Loan Party or the
Administrative Agent, the other parties hereto and (ii) in the case of any Lender or Issuing Bank, the
Administrative Agent and the Borrower.
(e)Documents required to be delivered pursuant to Section 5.04 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically
(including as set forth in Section 9.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender, each Issuing
Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative
Agent (by facsimile or e-mail) of the posting of any such documents and provide to the Administrative
Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that, upon reasonable request by the Administrative Agent, the Borrower shall also provide a hard copy to the Administrative Agent of any such document; provided further, that any documents posted for which a link is provided after normal business hours for the recipient shall be deemed to have been given at the opening of business on the next Business Day for such recipient.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
(f)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE
AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR
COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE
PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM
THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR
STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A
PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM
FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN
CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the
Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to
Holdings, the Borrower, any Lender, any Issuing Bank or any other person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the
Internet.

Section 9.02Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan
Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any
Loan or any L/C Disbursements or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the
Commitments have not been terminated.  Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to
Section 2.15, Section 2.17, Section 8.07 and Section 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the
Commitments or this Agreement.
Section 9.03Binding Effect.  This Agreement shall become effective when it has been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative
Agent has received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Issuing Bank, the Administrative Agent, each Lender and their respective permitted successors and assigns.
Section 9.04Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, and any Affiliate of any
Issuing Bank that issues any Letter of Credit, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and the consent and acknowledgement of the Administrative Agent, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04.
Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, any Affiliate of any Issuing
Bank that issues any Letter of Credit, Participants (to the extent provided in paragraph (c) of this Section
9.04), to the extent expressly contemplated hereby, Indemnitees, Protected Persons, and the Related
Parties of each of the Administrative Agent, any Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)(i)Subject to the conditions set forth in paragraph (b)(ii) of this Section
9.04, any Lender (in such capacity, an “Assignor”) may assign to one or more assignees (other than (x) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, (y) a Defaulting Lender or (z) except as set forth in Section 9.04(j),
Holdings or any Subsidiary (including the Borrower)) (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Borrower, which consent will be deemed to have been given if the Borrower has not responded within ten (10) Business Days after the delivery of any request for such consent; provided that (1) no consent of the Borrower shall be required

(x) for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an
Approved Fund, (y) for an assignment of a Revolving Facility Commitment or Revolving
Facility Loan to a Revolving Facility Lender, an Affiliate of a Revolving Facility Lender
or an Approved Fund with respect to a Revolving Facility Lender or (z), if a Specified
Event of Default has occurred and is continuing, for an assignment to any other person;
(B)the Administrative Agent; provided that no consent of the
Administrative Agent shall be required for an assignment of all or any portion of a Term
Loan or a Revolving Facility Commitment or Revolving Facility Loan to a Lender, an
Affiliate of a Lender or an Approved Fund; and
(C)each Issuing Bank and Swingline Lender; provided that no
consent of any Issuing Bank or Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender, an Affiliate of a
Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Commitments, Term Loans or Revolving
Facility Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (i) $1.0 million in the case of Term
Loans and (ii) $5.0 million in the case of Revolving Facility Loans or Revolving Facility
Commitments, unless each of the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a
Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Approved Funds being treated as one assignment for purposes of meeting the minimum assignment amount requirement), if any;
(B)the parties to each assignment shall execute and deliver to the
Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative
Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the
Administrative Agent); provided that no processing and recordation fee in connection with any assignment entered into by JPMorgan Chase Bank, N.A., whether as assignee or assignor, of the Term Facility shall be required for the thirty (30) day period following the Closing Date;
(C)the Assignee, if it shall not be a Lender, shall deliver to the
Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.15; and
(D)the Assignor shall deliver to the Administrative Agent any Note issued to it with respect to the assigned Loan.

For the purposes of this Section 9.04, “Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a
Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph
(b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and
Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.13, Section 2.14, Section 2.15 and Section 9.05).  Any
assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such
Lender of a participation in such rights and obligations in accordance with paragraph (c) of this
Section 9.04.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and
Acceptance delivered to it and a register for the recordation of the names and addresses of the
Lenders, and the Commitments of, and principal amount of the Loans and Revolving L/C
Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).
The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the
Issuing Banks, the Swingline Lender and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank (solely with respect to matters related to the
Revolving Facility Credit Exposure) and any Lender (solely with respect to such Lender’s Loans,
Commitments and (if applicable) Revolving Facility Credit Exposure) at any reasonable time and from time to time upon reasonable prior notice.
(v)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative
Questionnaire (unless the Assignee shall already be a Lender hereunder), all applicable tax forms, any Note outstanding with respect to the assigned Loan, the processing and recordation fee referred to in paragraph (B) of Section 9.04(b)(ii) and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent promptly shall accept such Assignment and Acceptance and record the information contained therein in the Register.
No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b)(v).
(c)By executing and delivering an Assignment and Acceptance, the assigning
Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i)such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its

Commitments and the outstanding balances of its Loans. in each case, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and
Acceptance;
(ii)except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other
Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings, the Borrower or any other Subsidiary or the performance or observance by
Holdings, the Borrower or any other Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto;
(iii)the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;
(iv)the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent Required Financial Statements delivered pursuant to
Section 5.04, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(v)the Assignee will independently and without reliance upon the
Administrative Agent, such assigning Lender or any other Lender or Issuing Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(vi)the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and
(vii)the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a
Lender.
(d)(i)Any Lender may, without the consent of the Borrower, the
Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, a Disqualified Institution or a Defaulting
Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement
(including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 9.04(a)(i) or clauses (i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section
9.08(b) and (2) directly affects such Participant and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant.  Subject to clause (d)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section
2.13, Section 2.14 and Section 2.15 (it being understood that the documentation required under Section
2.15(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a
Lender; provided that such Participant shall be subject to Section 2.16(c) as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the
Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any
Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) (or, in each case, any amended or successor sections) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)A Participant shall not be entitled to receive any greater payment under
Section 2.13, Section 2.14 or Section 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section
2.15 to the extent such Participant fails to comply with Section 2.15(e) as though it were a Lender
(it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender).
(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest;
provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (e)
of this Section 9.04.
(g)[Reserved].

(h)If the Borrower wishes to replace the Loans and Commitments of a given Class with ones having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three (3) Business Days’ advance notice to the Lenders, instead of prepaying the
Loans or reducing or terminating the Commitments to be replaced, to (i) require the applicable Lenders to assign such Loans, Commitments, participations in Letters of Credit and Swingline Loans to the
Administrative Agent or its designees (it being agreed and acknowledged that neither the Administrative
Agent nor any other person shall be under any duty to accept such assignment) and (ii) amend the terms thereof in accordance with Section 9.08 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.08(d)).  Pursuant to any such assignment, all Loans, Commitments, participations in Letters of Credit and Swingline Loans to be replaced shall be purchased at par (allocated among the Lenders in the same manner as would be required if such Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of an amount equal to the outstanding principal of its Loans and participations in L/C
Disbursements and Swingline Loans, any accrued interest and fees thereon, any prepayment premium then required to be paid under Section 2.08(b), and any amounts owing pursuant to Section 2.14.  By receiving such purchase price, the Lenders shall automatically be deemed to have assigned the applicable
Loans or Commitments (including, for the avoidance of doubt, participations in Letters of Credit and
Swingline Loans) pursuant to the terms of the form of Assignment and Acceptance attached hereto as
Exhibit A, and accordingly no other action by such Lenders shall be required in connection therewith.
The provisions of this paragraph (h) are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.
(i)Notwithstanding the foregoing, no assignment may be made or participation sold to a or Disqualified Institution without the prior written consent of the Borrower.  For the avoidance of doubt, the list of Disqualified Institutions shall be made available to the Lenders and any prospective
Lender or Participant.  Any changes to the list of Disqualified Institutions shall become effective three (3)
Business Days after receipt by the Administrative Agent of such change. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified
Institution or (y) have any liability with respect to or arising out of any assignment or participation of
Loans or Commitments, or disclosure of confidential information, to any Disqualified Institution.
(j)Notwithstanding anything to the contrary contained in this Agreement, any
Lender may assign all or a portion of its Term Loans to any Purchasing Borrower Party; provided that:
(i)such assignment shall be made pursuant to a Dutch Auction open to all
Lenders of the applicable Class on a pro rata basis (or open market-purchases on a non-pro rata basis);
(ii)any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;
(iii)immediately after giving effect to any such purchase, no Event of Default shall exist;

(iv)the applicable Purchasing Borrower Party shall in the relevant offer document delivered by it with respect to such Dutch Auction and at the time of consummation of any purchase of Term Loans pursuant thereto affirm the No MNPI Representation;
(v)no proceeds from the Revolving Facility Loans shall be used to fund any such purchase; and
(vi)the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased pursuant to this Section 9.04(j) and each principal repayment installment with respect to the Term Loans of such Class shall be reduced pro rata to reflect the aggregate principal amount of Term Loans purchased.
Section 9.05Expenses; Indemnity.
(a)The Borrower agrees to pay all reasonable, documented and invoiced out-of-
pocket expenses incurred by the Administrative Agent and the Lead Arrangers in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent (and in the
case of enforcement of this Agreement, the Lenders and Issuing Banks) in connection with the preparation, execution and delivery, amendment, modification, waiver or enforcement of this Agreement
(including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower or provided for in this Agreement) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated), including the reasonable, documented and invoiced fees, charges and disbursements of a single counsel for the Administrative Agent and the Lead Arrangers (and in the
case of enforcement of this Agreement, the Lenders and Issuing Banks), which shall be, Latham &
Watkins LLP, one firm of local counsel in each appropriate jurisdiction, and in each case of any actual or perceived conflict of interest, one additional firm of counsel (and one firm of local counsel in each appropriate jurisdiction) for the Administrative Agent and the Lead Arrangers and each other group of parties hereto similarly situated.
(b)The Borrower agrees to indemnify the Administrative Agent, each Lead
Arranger, each Lender, each Issuing Bank, each of their respective Affiliates and each of their respective directors, officers, employees, agents, advisors, controlling persons, equityholders, partners, members and other representatives and each of their respective successors and permitted assigns (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all
Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel (and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions)) for all such similarly situated Indemnitees subject to such conflict taken as a whole), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of
(i)the execution or delivery of this Agreement or any other Loan
Document, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby,
(ii)any Loan or Letter of Credit or the use of the proceeds thereof (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with he terms of such Letter of Credit) or
(iii)any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by or against Holdings, the Borrower or any of their Subsidiaries or
Affiliates;
provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses
(A)are determined by a final, non appealable judgment of a court of competent jurisdiction to have resulted from (1) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee or any of its Related Parties or (2) a material breach of the obligations of such Indemnitee hereunder to the Loan Parties or
(B)result from any proceeding between or among Indemnitees that does not involve an act or omission by the Borrower or the other Restricted Subsidiaries (other than claims against the Administrative Agent or any Lead Arranger in its capacity or in fulfilling its role as the Administrative Agent or a Lead Arranger or any similar role hereunder (excluding its role as a
Lender)).
(c)Subject to and without limiting the generality of the foregoing sentence, the
Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses claims, damages, liabilities and related expenses, including reasonable, documented and invoiced fees, charges and disbursements of one firm of counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all Indemnitees taken as a whole (and, in the case of an actual or perceived conflict of interest, an additional counsel (and if necessary, one firm of counsel in each appropriate jurisdiction (which may include a single special counsel in multiple jurisdictions) for all such similarly situated Indemnitees taken as a whole) and reasonable, documented and invoiced consultant fees, in each case, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of any claim related to Environmental Laws and the Borrower or any of the Restricted
Subsidiaries, or any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property for which the Borrower or any of its Restricted Subsidiaries is, or is
alleged to be, liable under Environmental Laws; provided that such indemnity shall not, as to any
Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee or any of its Related
Parties.
(d)Any indemnification or payments required by the Loan Parties under this Section
9.05 shall not be duplicative of any indemnification or payments required by the Loan Parties under
Section 2.15.

(e)To the fullest extent permitted by applicable law, Holdings and the Borrower shall not assert, and hereby waive, any claim against the Administrative Agent, each Lead Arranger, each
Lender, each Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called a “Protected Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Commitment, any Loan, any Letter of Credit or the use
of the proceeds of any thereof.  No Protected Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this
Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(f)The agreements in this Section 9.05 shall survive the resignation of the
Administrative Agent, the replacement of any Lender or Issuing Bank, the termination of the
Commitments and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.  All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
Section 9.06Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank to or for the credit or the account of Holdings or any Subsidiary Loan Party against any of and all the obligations of Holdings or any Subsidiary Loan Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured.  The rights of each Lender and Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have, but may be exercised only at the direction of the Administrative Agent or the Required Lenders.
Section 9.07Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION
(WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY
OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE
TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF
NEW YORK.
Section 9.08Waivers; Amendment.
(a)No failure or delay of the Administrative Agent, any Lender or any Issuing Bank
in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Banks and the
Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this
Section 9.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.19, Section 2.20 and
Section 2.21, as the case may be, and acknowledged by the Administrative Agent, (y) in the case of this
Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the
Required Lenders and acknowledged by the Administrative Agent, and (z) in the case of any other Loan
Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the
Administrative Agent and consented to by the Required Lenders; provided, however, that except as provided in Section 2.19, Section 2.20 and Section 2.21, no such agreement shall:
(i)decrease, forgive, waive or excuse the principal amount of, or any interest (other than default interest) on, or any fees in respect of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement (other than by waiver or modification of a condition precedent, Default, Event of Default or covenant (other than, for the avoidance of doubt, a Default or Event of Default pursuant to Section 7.01(b) or (c))), without the prior written consent of each Lender directly affected thereby;
(ii)increase or extend the Commitment of any Lender or decrease, forgive, waive or excuse the Commitment Fees or L/C Participation Fees or other fees of the
Administrative Agent, any Lender or any Issuing Bank without the prior written consent of such
Lender, the Administrative Agent or Issuing Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase or extension of the Commitments of any Lender);
(iii)extend or waive any Term Loan Installment Date or reduce the amount due on any Term Loan Installment Date or extend any date on which payment of principal or interest on any Loan or any L/C Disbursement or any Fee is due, without the prior written consent of each Lender adversely affected thereby;
(iv)amend the provisions of Section 2.16(b) or (c) of this Agreement,
Section 5.02 of the Collateral Agreement or any analogous provision of any other Loan
Document, in a manner that would by its terms alter the pro rata sharing of payments or order of payments required thereby, without the prior written consent of each Lender adversely affected thereby;
(v)amend or modify the provisions of this Section 9.08 or the definition of the term “Required Lenders”, “Required Revolving Facility Lenders”, “Required Term Lenders”
or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender (it being understood that, with the consent of the
Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Loans and
Commitments are included on the Closing Date);

(vi)release all or substantially all of the Collateral (or subordinate, whether by amendment of any provision hereof or otherwise, the right of payment of any or all
Obligations under the Loan Documents and/or the Liens in favor of the Administrative Agent on all or substantially all or a significant portion of the Collateral securing the Obligations) or release any of Holdings or all or substantially all of the Subsidiary Loan Parties from their respective
Guarantees under the Collateral Agreement, without the prior written consent of each Lender; or
(vii)expressly change or waive any condition precedent in Section 4.02 to any
Revolving Facility Borrowing without the written consent of the Required Revolving Facility
Lenders (for the avoidance of doubt, the waiver of any default, covenant, representation and warranty or other provision shall not be a waiver of any condition precedent);
provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the
Administrative Agent, an Issuing Bank or the Swingline Lender hereunder (or any person that previously served in any such role, in such capacity) without the prior written consent of the Administrative Agent, such Issuing Bank, the Swingline Lender or such other person.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.
(c)Without the consent of any Lender or any Issuing Bank, the Loan Parties and the
Administrative Agent may (in their respective sole discretion, or shall, to the extent required by any Loan
Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the
Secured Parties, or as required by local law to give effect to, or protect, any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.
(d)This Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or
more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders (and, if applicable and if consented to by the Required Revolving
Facility Lenders, any determination of the Required Revolving Facility Lenders).
(e)Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Incremental Facility Amendments in accordance with Section 2.19,
Refinancing Amendments in accordance with Section 2.20, Extension Amendments in accordance with
Section 2.21 and Credit Agreement Refinancing Indebtedness Amendments, and such Incremental
Facility Amendments, Refinancing Amendments, Extension Amendments and Credit Agreement
Refinancing Indebtedness Amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document, other than as required by such Sections and definitions.
(f)Notwithstanding the foregoing, the Administrative Agent, with the consent of the
Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document; provided that the Administrative
Agent shall promptly give the Lenders notice of any such amendment, modification or supplement and the Required Lenders shall not have objected in writing to such amendment within five (5) Business Days of notice thereof.
(g)Notwithstanding the foregoing, Repricing Transactions shall be permitted without the approval or consent of the Lenders other than any Lender holding Term Loans subject to such
Repricing Transactions that will continue as a Lender hereunder in respect of the repriced tranche of Term
Loans or modified Term Loans.
(h)Notwithstanding the foregoing, no consent of any Defaulting Lender shall be required other than with respect to any amendment or waiver set forth in clauses (i) through (iv) of the proviso to Section 9.08(b) that directly and adversely affects such Lender.
(i)Net Short Lenders.  Net Short Lenders shall have the right to approve or disapprove any amendment, waiver or consent only to the extent set forth in Section 9.25.
Section 9.09Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.
Section 9.10Entire Agreement.  This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other
Loan Documents.  Notwithstanding the foregoing, the Fee Letters shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan
Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto, the Indemnitees and the Protected Persons any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 9.11WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT
MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR
INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR
ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (A) CERTIFIES THAT NO
REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,
EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES
THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER
THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 9.13Counterparts; Electronic Signatures.  This Agreement may be
executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.
Delivery of an executed counterpart to this Agreement by facsimile or other electronic transmission (e.g.,
“PDF” or “TIFF”) shall be as effective as delivery of a manually signed original.  The words “execution,”
“execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby
(including without limitation, any Assignment and Acceptance, amendments or other modifications,
Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the
Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State
Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic
Transactions Act; provided that notwithstanding anything contained herein to the contrary the
Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 9.14Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 9.15Jurisdiction; Consent to Service of Process.
(a)Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the
United States of America sitting in New York County, and any appellate court from any thereof
(collectively, “New York Courts”), in any action or proceeding arising out of or relating to this
Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that
(a) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (b) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim,

counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.
(b)Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other
Loan Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 9.16Confidentiality.  Each of the Lenders, each Issuing Bank and the
Administrative Agent agrees that it shall maintain in confidence any information relating to Holdings, the
Borrower and any Subsidiary furnished to it by or on behalf of Holdings, the Borrower or any other
Subsidiary, other than information that
(a)has become generally available to the public other than as a result of a disclosure by such party,
(b)has been independently developed by such Lender, such Issuing Bank or the
Administrative Agent without violating this Section 9.16 or
(c)was available to such Lender, such Issuing Bank or the Administrative Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings, the
Borrower or any other Loan Party,
and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such
Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16),
except:
(A)to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of
any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded,
(B) as part of normal reporting or review procedures to, or examinations by,
Governmental Authorities or self regulatory authorities,
(C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16),
(D) in connection with the exercise of any remedies hereunder or under any other
Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or in order to enforce its rights hereunder or under any Loan Document in a legal proceeding,
(E) to any pledgee under Section 9.04(d) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16),

(F) to any direct or indirect contractual counterparty to Hedge Agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.16),
(G)with the written consent of the Borrower,
(H)on a confidential basis to (i) any rating agency in connection with rating the
Borrower or its Subsidiaries or any Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to any Credit Facility,
and
(I)to any other Lender, Issuing Bank or the Administrative Agent.
In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents or any Lender in connection with the administration of this
Agreement, the other Loan Documents, and the Commitments.
Notwithstanding the foregoing, (i) no such information shall be disclosed to a Disqualified Institution that constitutes a Disqualified Institution at the time of such disclosure without the Borrower’s prior written consent and (ii) nothing herein prohibits any person from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-
regulatory authority.
Section 9.17Platform; Borrower Materials.  The Borrower hereby acknowledges that
(a)the Administrative Agent or the Lead Arrangers will make available to the
Lenders and the Issuing Banks materials or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks,
Syndtrak, ClearPar or another similar electronic system (the “Platform”), and
(b)certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, the Borrower or their securities)
(each, a “Public Lender”).
The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the
Borrower Materials that may be distributed to the Public Lenders and that
(i) Borrower Materials that may be distributed to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof,
(ii) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the Issuing Banks and the Lenders to treat the Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Holdings, the Borrower or their securities for purposes of United States Federal and state securities laws,

(iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and
(iv) the Administrative Agent and the Lead Arrangers shall be entitled to treat the
Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the
Platform not designated “Public Investor”.
Section 9.18Release of Liens and Guarantees.  In the event that any Loan Party is designated as an Unrestricted Subsidiary (or otherwise becomes an Excluded Subsidiary) or conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests or assets of any Loan Party to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, any Liens created by any Loan Document in respect of such
Unrestricted Subsidiary or Equity Interests or assets shall be automatically released and the
Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the
Borrower’s expense in connection with the release of any Liens created by any Loan Document in respect of such Unrestricted Subsidiary or Equity Interests or assets, and, in the case of either an Excluded
Subsidiary or a disposition of the Equity Interests of any Subsidiary Loan Party (other than the Borrower)
in a transaction permitted by Section 6.05 (including through merger, consolidation, amalgamation or otherwise) and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, such
Subsidiary Loan Party’s obligations under the Collateral Agreement shall be automatically terminated and the Administrative Agent shall promptly (and the Lenders hereby authorize the Administrative Agent to)
take such action and execute any such documents as may be reasonably requested by the Borrower to terminate such Subsidiary Loan Party’s obligations under the Collateral Agreement; provided that notwithstanding the foregoing, no Guarantee or Lien will be released if any Loan Party becomes an
Excluded Subsidiary solely due to such Loan Party ceasing to be a Wholly-Owned Subsidiary as a result of a disposition of Equity Interests in (or issuance of Equity Interests by) such Loan Party to an Affiliate or a third party unless such transaction is entered into for a bona fide business purpose and, for the avoidance of doubt, not for the primary purpose of causing such release. In addition, the Administrative
Agent agrees to take such actions as are reasonably requested by the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the
Obligations (other than Obligations in respect of Specified Hedge Agreements, Cash Management
Obligations and contingent indemnification and reimbursement obligations that are not yet due and payable and for which no claim has been asserted) are paid in full and the Commitments are terminated and all Letters of Credit have expired, terminated or been Cash Collateralized or backstopped on terms satisfactory to the Issuing Banks.
Section 9.19[Reserved].
Section 9.20USA PATRIOT Act and Beneficial Ownership Regulation Notice.
Each Lender that is subject to the USA PATRIOT Act and the requirements of 31 C.F.R. §1010.230 (the
“Beneficial Ownership Regulation”) and the Administrative Agent (for itself and not on behalf of any
Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and the
Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan
Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
Section 9.21[Reserved].

Section 9.22Acknowledgements.  Each of Holdings and the Borrower hereby acknowledges and agrees that
(a)no fiduciary, advisory or agency relationship between the Loan Parties and the
Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor,
(b)the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan
Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties,
(c)the Loan Parties are capable of evaluating and understanding, and the Loan
Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this
Agreement and the other Loan Documents,
(d)the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the
Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties,
(e)the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents,
(f)each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other person,
(g)none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and
(h)no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan
Parties and the Credit Parties.
Section 9.23Acknowledgement and Consent to Bail-In of Affected Financial
Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution
Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable
Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.24Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such
QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and
QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered
Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such
Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported
QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such
QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default
Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit
Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the
Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the
United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.24, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a
“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 9.25Disqualified Institutions and Net Short Positions.
(a)Replacement of Disqualified Institutions.
(i)To the extent that any assignment or participation is made or purported to be made to a Disqualified Institution described in clauses (i), (ii) or (v) of the definition thereof
(notwithstanding the other restrictions in this Agreement with respect to Disqualified
Institutions), or if any Lender or Participant becomes a Disqualified Institution described in clauses (i), (ii) or (v) of the definition thereof, in each case, without limiting any other provision of the Loan Documents,
(A)upon the request of the Borrower, such Disqualified Institution shall be required immediately (and in any event within five (5) Business Days) to assign all or any portion of the Loans and Commitments then owned by such Disqualified
Institution (or held as a participation) to another Lender (other than a Disqualified
Institution) or eligible Assignee, and
(B)the Borrower shall have the right to prepay all or any portion of the Loans and Commitments then owned by such Disqualified Institution (or held as a participation), and if applicable, terminate the Commitments of such Disqualified
Institution, in whole or in part.
(ii)Any such assignment or prepayment shall be made in exchange for an amount equal to the lesser of (A) the face principal amount of the Loans so assigned and (B) the amount that such Disqualified Institution paid to acquire such Commitments and/or Loans, in each case without interest thereon (it being understood that if the effective date of any such assignment is not an Interest Payment Date, such assignee shall be entitled to receive on the next succeeding Interest Payment Date interest on the principal amount of the Loans so assigned that has accrued and is unpaid from the Interest Payment Date last preceding such effective date
(except as may be otherwise agreed between such assignee and the Borrower)).
(iii)The Borrower shall be entitled to seek specific performance in any applicable court of law or equity to enforce this Section 9.25.  In addition, in connection with any such assignment,
(A)if such Disqualified Institution does not execute and deliver to the Administrative Agent a duly completed Assignment and Acceptance and/or any other documentation necessary or appropriate (in the good faith determination of the
Administrative Agent or the Borrower, which determination shall be conclusive) to reflect such replacement by the later of (1) the date on which the replacement Lender executes and delivers such Assignment and Acceptance and/or such other documentation and (2) the date as of which such Disqualified Institution shall be paid by the assignee
Lender (or, at its option, the Borrower) the amount required pursuant to this Section 9.25, then such Disqualified Institution shall be deemed to have executed and delivered such

Assignment and Acceptance and/or such other documentation as of such date and the
Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and
Acceptance and/or such other documentation on behalf of such Disqualified Institution, and the Administrative Agent shall record such assignment in the Register,
(B)each Lender (whether or not then a party hereto) agrees to disclose to the Borrower the amount that the applicable Disqualified Institution paid to acquire Commitments and/or Loans from such Lender and
(C)each Lender that is a Disqualified Institution agrees to disclose to the Borrower the amount it paid to acquire the Commitments and/or Loans held by it.
(b)Amendments, Consents and Waivers under the Loan Documents.  No Net
Short Lender shall have the right to approve or disapprove any amendment, waiver or consent pursuant to
Section 9.08 or under any Loan Document.  In connection with any determination as to whether the requisite Lenders (including whether the Required Lenders) have provided any amendment, waiver or consent pursuant to Section 9.08 or under any other Loan Document:
(i)Net Short Lenders shall not be considered, and
(ii)each Net Short Lender shall be deemed to have consented to any such amendment, waiver or consent with respect to its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.
Each Lender that is not an Unrestricted Lender that delivers a written consent to any amendment, waiver or consent pursuant to Section 9.08 or under any other Loan Document shall concurrently deliver (or in the absence of any written Net Short Representation will be deemed to have delivered, concurrently with providing such consent) to the Borrower (with a copy to the Administrative Agent) a Net Short
Representation.
(c)Limitation on Rights and Privileges of Disqualified Institutions.  Except as
otherwise provided in Section 9.25(b)(ii), no Disqualified Institutions shall have the right to, and each such person covenants and agrees not to, instruct the Administrative Agent or any other person in writing in respect of the exercise of remedies with respect to the Loans or other Obligations.  Further, no
Disqualified Institution that purports to be a Lender or Participant (notwithstanding any provisions of this
Agreement that may have prohibited such Disqualified Institution from becoming a Lender or Participant)
shall be entitled to any of the rights or privileges enjoyed by the other Lenders with respect to voting
(other than to the extent provided in Section 9.25(b)(ii)), Information and Lender meetings and shall be deemed for all purposes to be, at most, a Disqualified Institution until such time as such Disqualified
Institution no longer owns any Loans or Commitments.
(d)Survival.  The provisions of this Section 9.25 shall apply and survive with respect to each Lender and Participant notwithstanding that any such person may have ceased to be a
Lender or Participant (or any purported participation to any such Lender shall be void) hereunder or this
Agreement may have been terminated.
(e)Administrative Agent.
(i)Reliance.  The Administrative Agent shall be entitled to rely conclusively on any Net Short Representation delivered, provided or made (or deemed delivered,

provided or made) to it in accordance with this Agreement, shall have no duty to inquire as to or investigate the accuracy of any Net Short Representation, verify any statements in any officer’s certificate delivered to it, or otherwise make any calculations, investigations or determinations with respect to any Derivative Instruments or Net Short Positions or any person.  The
Administrative Agent shall have no liability to the Borrower, any Lender or any other person in acting in good faith on any notice of Default or acceleration.
(ii)Disqualified Institution Lists.  The Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Institution or for any assignment or participation to a Disqualified Institution.
(iii)Liability Limitations.  The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or
Participant is a Disqualified Institution or (B) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information (including
Information), to any Disqualified Institution.
***
[Signature Page to Credit Agreement]
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.
THE AZEK COMPANY INC., as Holdings,
By:  /s/ Peter Clifford_______________
Name: Peter Clifford
Title: Senior Vice President, Chief Operations
Officer & Chief Financial Officer
THE AZEK GROUP LLC, as Borrower
By:  /s/ Peter Clifford_______________
Name: Peter Clifford
Title: Senior Vice President, Chief Operations
Officer & Chief Financial Officer
[Signature Page to Credit Agreement]
WELLS FARGO BANK, NATIONAL
ASSOCAITION, as Administrative Agent, a
Lender, an Issuing Bank and Swingline Lender,
By:  /s/ Phillip A. Gantz_____________
Name: Phillip A. Gantz
Title: Executive Director
[Signature Page to Credit Agreement]
JPMORGAN CHASE BANK, N.A., as a Lender
and an Issuing Bank,
By:  /s/ Alaina Moran______________
Name: Alaina Moran
Title: Authorized Officer
[Signature Page to Credit Agreement]
BANK OF AMERICA, N.A., as a Lender
By:  /s/ Katherine L. Plotner________
Name: Katherine L. Plotner
Title: Senior Vice President
[Signature Page to Credit Agreement]
PNC BANK, NATIONAL ASSOCIATION, as a
Lender,
By:  /s/ Laura Matsanoff______________
Name: Laura Matsanoff
Title: Vice President
[Signature Page to Credit Agreement]
TRUIST BANK, N.A., as a Lender
By:  /s/ Anika Kirs______________
Name: Anika Kirs
Title: Director
[Signature Page to Credit Agreement]
U.S. BANK NATIONAL ASSOCIATION, as a
Lender
By:  /s/ Jason Hall______________
Name: Jason Hall
Title: Vice President